As filed with the U.S. Securities and Exchange Commission on December 3, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SAB Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2836	85-3899721
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2100 East 54th Street North
Sioux Falls, South Dakota 57104
Telephone: 605-679-6980
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eddie J. Sullivan, PhD
President and Chief Executive Officer
SAB Biotherapeutics, Inc.
2100 East 54th Street North
Sioux Falls, South Dakota 57104
Telephone: 605-679-6980
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Lee, Esq.

Ilan Katz, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020

(212) 768-6700

(212) 768-6800 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non- accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)		Proposed Maximum Aggregate Offering Price Per Security		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, 0.0001 par value per share	5,958,600	(2)	$11.50	(3)	$68,523,900	$6,352.17
Common Stock, 0.0001 par value per share	14,434,301	(4)	$10.02	(5)	$144,631,696	$13,407.36
Total	20,392,901				$213,155,596	$19,759.53

(1)	In the event of a stock split, stock dividend or other similar transaction involving the registrant’s common stock (“Common Stock”), in order to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416(a) under the Securities Act.
(2)	Consists of (i) 208,600 shares of Common Stock issuable upon the exercise of 208,600 outstanding warrants issued to Big Cypress Holdings LLC (the “Sponsor”) in a private placement concurrently with the registrant’s initial public offering (the “Private Warrants”) and (ii) 5,750,000 shares of Common Stock issuable upon the exercise of 5,750,000 outstanding warrants issued in connection with the registrant’s initial public offering (the “Public Warrants,” and, together with the Private Warrants, the “Warrants”).
(3)	Based upon the $11.50 exercise price per share of Common Stock issuable upon exercise of the Warrants.
(4)	Consists of the following shares of Common Stock registered for resale by the selling securityholders pursuant to that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated October 23, 2021, between us and certain selling securityholders granting such holders registration rights with respect to such shares: (i) 247,525 shares issued to Chardan Capital Markets LLC (“Chardan”) and certain of its employees and designees in a private placement (ii) 3,047,825 shares of Common Stock held by the Sponsor a private placement in connection with the initial public offering of Big Cypress Acquisition Corp., (iv) up to 208,600 shares of Common Stock issuable upon exercise of the Private Warrants, (v) 10,685,978 shares of Common Stock issued to Christine Hamilton, Director of SAB Biotherapeutics, Inc., and (vi) 244,373 shares issued to Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and certain of its employees.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Common Stock on November 26, 2021, as reported on the Nasdaq Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December 3, 2021

PRELIMINARY PROSPECTUS

Up to 14,434,301 Shares of Common Stock

Up to 5,958,600 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the issuance by us of an aggregate of up to 5,958,600 shares of our common stock, $0.0001 par value per share (the “Common Stock”), which consists of (i) the issuance of up to 208,600 shares of Common Stock upon exercise of 208,600 warrants issued in a private placement to Big Cypress Holdings LLC (the “Sponsor”), in connection with the initial public offering of Big Cypress Acquisition Corp. (the “Private Placement Warrants”), and (ii) the issuance of up to 5,750,000 shares of Common Stock issuable upon exercise of 5,750,000 warrants issued in the initial public offering of Big Cypress Acquisition Corp. (the “Public Warrants,” and, together with the Private Placement Warrants, the “Warrants”). We will receive the proceeds from the exercise of any Warrants for cash.

This prospectus also relates to the offer and sale from time to time of up to 14,434,301 shares of Common Stock by the selling securityholders named in this prospectus or their permitted transferees (the “selling securityholders”), which consists of (i) 3,047,825 shares issued in a private placement to the Sponsor pursuant to the Securities Subscription Agreement, dated November 12, 2020, (ii) 10,685,978 shares issued to Christine Hamilton, Director of SAB Biotherapeutics, Inc. (the “Company”), (iii) 244,373 shares issued to Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and certain of its employees, and (iv) 247,525 shares issued to Chardan Capital Markets LLC (“Chardan”) and certain of its employees and designees. We will not receive any proceeds from the sale of shares by the selling securityholders pursuant to this prospectus. We are registering the securities held by the selling securityholders for resale pursuant to that certain amended and restated registration rights agreement dated October 23, 2021 between us and the selling securityholders.

Our registration of the securities covered by this prospectus does not mean that the selling securityholders will offer or sell any of the shares of Common Stock. The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Common Stock, except with respect to amounts received by us upon exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock. See the section titled “Plan of Distribution.”

The Common Stock and Public Warrants are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “SABS” and “SABSW”, respectively. On December 2, 2021, the last reported sales price of Common Stock was $10.32 per share and the last reported sales price of our Public Warrants was $11.50 per warrant.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. We are incorporated in Delaware.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                   , 2021

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: Neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock issuable upon exercise of the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

On October 22, 2021 (the “Closing Date”), Big Cypress Acquisition Corp., a Delaware corporation and our predecessor company (“BCYP”), consummated the previously announced business combination (the “Business Combination”), pursuant to the terms of the agreement and plan of merger, dated as of June 21, 2021 and as amended on August 12, 2021 by the first amendment to the agreement and plan of merger (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among BCYP, Big Cypress Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of BCYP (“Merger Sub”), and SAB Biotherapeutics, Inc., a Delaware corporation (“OLD SAB”).

Pursuant to the Business Combination Agreement, on the Closing Date, (i) Merger Sub merged with and into OLD SAB (the “Merger”), with OLD SAB as the surviving company in the Merger, and, after giving effect to such Merger, OLD SAB was renamed SAB Sciences, Inc. and became a wholly-owned subsidiary of BCYP and (ii) BCYP changed its name to “SAB Biotherapeutics, Inc.” (“NEW SAB” or the “Company” or “SAB” or “SAB Biotherapeutics” f/k/a Big Cypress Acquisition Corp).

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of common stock and preferred stock of OLD SAB outstanding as of immediately prior to the Effective Time was exchanged for shares of our Common Stock based on the agreed upon OLD SAB equity value of $300 million (the “Equity Value”) and a conversion rate of $10.10; (ii) each outstanding vested and unvested option to purchase shares of OLD SAB common stock was exchanged for a comparable option to purchase our Common Stock, based on the Equity Value and a conversion rate of $10.10; and (iii) holders of vested options to purchase shares of OLD SAB common stock received, in the aggregate, 1,507,124 restricted stock units (the “Earnout RSUs”) related to shares of our Common Stock. Additionally, holders of OLD SAB common stock and preferred stock are entitled to receive their pro rata share of the shares of our Common Stock that were issued into escrow at the Closing (the “Earnout Shares”) which will be released if certain conditions are met within the five-year period following the Closing (the “Earnout Period”). The total number of Earnout Shares and shares underlying the Earnout RSUs equaled 12,000,000 shares of Common Stock, in the aggregate.

No fraction of a share of Common Stock was issued at the Closing, and each person who was otherwise entitled to a fraction of a share of Common Stock (after aggregating all fractional shares of Common Stock that otherwise would be received by such holder) received the number of shares of Common Stock rounded in the aggregate to the nearest whole share of Common Stock.

Unless the context otherwise requires, “NEW SAB,” “SAB,” “SAB Biotherapeutics,” “we,” “us,” “our,” and the “Company” refer to SAB Biotherapeutics, Inc. (f/k/a Big Cypress Acquisition Corp.), a Delaware corporation and its consolidated subsidiaries. All references to “BCYP” refer to the predecessor company prior to the consummation of the Business Combination. All references to “OLD SAB” refer to SAB Biotherapeutics, Inc., a Delaware corporation acquired by Merger Sub to effect the Business Combination and the Merger. All references herein to the “Board” refer to the board of directors of the Company (the “Board”). All references herein to the “Closing” refer to the closing of the transactions contemplated by the Business Combination Agreement, including the Merger and the Business Combination (collectively, the “Transactions”).

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements include statements about future financial and operating results of the Company; benefits of the Business Combination; statements about the plans, strategies and objectives of management for future operations of the Company; statements regarding future performance; and other statements regarding the Business Combination. In some cases, you can identify these forward-looking statements by the use of terminology such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and the negative version of these words or other comparable words or phrases, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the ability to maintain the Company’s listing of Common Stock on Nasdaq;

●	the anticipated benefits of the Business Combination;

●	costs associated with the Business Combination;

●	general economic conditions and their impact on demand for the Company’s platform;

●	seasonal sales fluctuations;

●	the outcome of any known and unknown litigation and regulatory proceedings;

●	the Company is a clinical-stage biopharmaceutical company and has incurred significant losses since its inception. Although the Company realized net income in the fiscal year ended December 31, 2020, it may incur losses for the foreseeable future and may not be able to generate sufficient revenue to maintain profitability;

●	the Company’s limited operating history makes future forecasting difficult;

●	the Company’s product candidates are in preclinical or early-stage clinical development;

●	the future commercial success of the Company’s product candidates will depend on the degree of market acceptance of the Company’s potential products among physicians, patients, healthcare payers, and the medical community;

●	failure to successfully identify, develop and commercialize additional products or product candidates could impair the Company’s ability to grow;

●	the Company depends upon its senior management and senior scientific staff, and their loss or unavailability could put the Company at a competitive disadvantage;

●	the Company is subject to manufacturing risks that could substantially increase the costs and limit supply of product candidates or prevent the Company from achieving a commercially viable production process;

●	outbreaks of livestock diseases and other events affecting the health of the Company’s bovine herd can adversely impact the Company’s ability to conduct its operations and production of its product candidates; and

●	the Company is subject to stringent environmental regulation and potentially subject to environmental litigation, proceedings, and investigations.

The foregoing list may not contain all of the forward-looking statements made in this registration statement.

In addition, statements that “SAB believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise their forward-looking statements whether as a result of new information, future events, or otherwise. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

iii

FREQUENTLY USED TERMS

“Amendment No. 1 to Business Combination Agreement” means the amendment to the Business Combination Agreement dated as of August 12, 2021 by and among BCYP, Merger Sub, SAB Biotherapeutics.

“Board” means the Board of Directors of the Company.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of June 21, 2021 and as amended by Amendment No. 1 to Business Combination Agreement, as may be amended, by and among BCYP, Merger Sub and SAB Biotherapeutics.

“BCYP” refers to Big Cypress Acquisition Corp., a Delaware corporation, prior to the completion of the Business Combination on October 22, 2021.

“BCYP Board” means the board of directors of BCYP.

“BCYP Common Stock” means BCYP’s Common Stock, par value $0.0001 per share.

“BCYP IPO” or “IPO” means BCYP’s initial public offering of units, consummated on January 14, 2021.

“BCYP Public Stockholders” means the former holders of shares of BCYP Common Stock.

“Closing” means the consummation of the Business Combination.

“Closing Date” means the date upon which the Closing occurred.

“Code” means the Internal Revenue Code of 1986, as amended.

“DGCL” means the Delaware General Corporation Law.

“Equity Value” means the equity value of OLD SAB, which was agreed upon to be $300 million.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Effective Time” means the time at which the Merger became effective.

“Founder Shares” means the 2,875,000 shares of BCYP Common Stock issued to the Initial Stockholders prior to the BCYP IPO.

“GAAP” means United States generally accepted accounting principles.

“Initial Stockholders” means the Sponsor, Ladenburg Thalmann & Co. Inc. and certain of its employees, who collectively hold all of the Founder Shares.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Merger” means the merging of Merger Sub with and into OLD SAB, with OLD SAB surviving the Merger as a wholly owned subsidiary of BCYP.

“Merger Sub” means Big Cypress Merger Sub Inc., a Delaware corporation.

“Nasdaq” means The Nasdaq Stock Market.

“Nasdaq Global Market” means the Global Market tier of The Nasdaq Stock Market.

“NEW SAB” or the “Company” refers to BCYP after completion of the Business Combination on October 22, 2021.

“OLD SAB” means the entity formerly known as SAB Biotherapeutics, Inc. a Delaware corporation, which was renamed SAB Sciences, Inc.

“PCAOB” means the Public Company Accounting Oversight Board.

“Private Placement Warrants” means the warrants included in the private placement of BCYP’s units, each such whole warrant is exercisable for one share of Common Stock, in accordance with its terms.

“Public Warrants” means the warrants included in the units sold in BCYP’s IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.

“OLD SAB Board” means the board of directors of OLD SAB.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Big Cypress Holdings, LLC, a Delaware limited liability company.

“Warrants” means the Private Placement Warrants and the Public Warrants.

iv

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Overview

We are a clinical-stage biopharmaceutical company advancing a new class of immunotherapies based on its human polyclonal and monoclonal antibodies. Polyclonal antibody (pAb) response is a natural mode of immune response exhibited by the adaptive immune system of mammals that ensures that a single antigen or disease particle is recognized and attacked through its overlapping parts, called epitopes, by multiple antibody molecule species. A monoclonal antibody (mAb) is an antibody made by cloning a single, unique white blood cell that binds to a single epitope on an antigen. An antigen is a molecule or molecular structure on the outside of pathogen that triggers an immune response and that can be bound by an antigen-specific antibody. An epitope is the part of an antigen (disease component) that is recognized by the immune system, specifically by antibodies (immunoglobulins).

We have applied advanced genetic engineering and antibody science to develop transchromosomic (Tc) Bovine™ herds that produce fully human antibodies targeted to specific diseases, including infectious diseases such as COVID-19 and influenza, immune system disorders including type 1 diabetes and organ transplantation, and cancer. The term “fully human antibodies”, as used within this document, means that the entire protein sequence of both the heavy chain and the light chain of the antibodies are the human antibody sequences as transcribed and translated by the human antibody genes contained on the human artificial chromosome. The immunoglobulin heavy chain (IgH) is the large polypeptide subunit of an antibody (immunoglobulin), the human DNA coding sequence of which is located on human chromosome 14. The immunoglobulin kappa light chain (Igκ) is the small polypeptide subunit of an antibody (immunoglobulin), the human DNA coding sequence of which is located on human chromosome 2.

Our versatile and scalable DiversitAb™ platform is applicable to a wide range of human diseases, capable of producing specifically targeted, high-potency immunotherapies. The platform has been expanded and validated through funding awarded from U.S. government emerging disease and medical countermeasures programs, the most recent of which totals up to approximately $203.6 million, to support development of new investigational products for research use only, build human resources and manufacturing capacity, and advance clinical studies. We are advancing clinical programs in two indications, and preclinical development in three indications. In addition, we are executing on two research collaborations with global pharmaceutical companies, including CSL Behring and a confidential collaboration.

We have focused our efforts on developing its product and platform value chain. Since our founding in 2014, we have generated revenue from government awards and commercial agreements that have provided proof-of-concept and consistency of outcomes across more than a dozen development programs. In addition, we have generated substantial results from government, academic and commercial collaborators, including testing, process development and optimization, nonclinical and clinical studies for multiple, distinct product candidates in infectious disease, oncology and immune disorders.

The mailing address of our principal executive offices are located at 2100 East 54th Street North, Sioux Falls, SD 57104, and our telephone number is (605) 679-6800.

Background

BCYP was a blank check special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

1

The registration statement for the BCYP IPO was declared effective by the SEC on January 11, 2021 and on January 14, 2021, BCYP consummated the BCYP IPO, which consisted of the initial public offering of 11,500,000 units, which included the full exercise by the underwriters of the over-allotment option to purchase an additional 1,500,000 units, at $10.00 per unit, generating gross proceeds of $115,000,000. Each unit consisted of one share of common stock, and one-half redeemable warrant to purchase one share of common stock at a price of $11.50 per whole share. Simultaneously with the closing of the BCYP IPO, BCYP consummated the sale of 417,200 Private Placement Units, at a price of $10.00 per unit, in a private placement to our Sponsor, generating gross proceeds of $4,172,000.

Following the BCYP IPO and the sale of the Private Placement Warrants, a total of $116,150,000 was placed in the Trust Account. In accordance with BCYP’s then-current Amended and Restated Certificate of Incorporation, the amounts held in the Trust Account could only be used by BCYP upon the consummation of a business combination, other than any interest earned on the funds in the Trust Account, to be released by BCYP from time to time, to pay its tax obligations.

BCYP, Merger Sub and OLD SAB consummated the Business Combination on the Closing Date pursuant to the Business Combination Agreement.

Pursuant to the Business Combination Agreement, on the Closing Date, (i) the parties to the Business Combination Agreement consummated the Merger, and, after giving effect to such Merger, OLD SAB was renamed SAB Sciences, Inc. and became a wholly-owned subsidiary of BCYP and (ii) BCYP changed its name to “SAB Biotherapeutics, Inc.” (f/k/a Big Cypress Acquisition Corp).

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the Effective Time, (i) each share of common stock and preferred stock of OLD SAB outstanding as of immediately prior to the Effective Time was exchanged for shares of Common Stock based on the Equity Value and a conversion rate of $10.10; (ii) each outstanding vested and unvested option to purchase shares of OLD SAB common stock was exchanged for a comparable option to purchase Common Stock, based on the Equity Value and a conversion rate of $10.10; and (iii) holders of vested options to purchase shares of OLD SAB common stock received, in the aggregate, 1,507,124 restricted stock units (the “Earnout RSUs”) related to shares of Common Stock. Additionally, holders of OLD SAB common stock and preferred stock are entitled to receive their pro rata share of the shares of Common Stock that were issued into escrow at the Closing (the “Earnout Shares”) which will be released if certain conditions are met within the five-year period following the Closing (the “Earnout Period”). The total number of Earnout Shares and shares underlying the Earnout RSUs equaled 12,000,000 shares of Common Stock, in the aggregate.

No fraction of a share of Common Stock was issued at the Closing, and each person who was otherwise entitled to a fraction of a share of Common Stock (after aggregating all fractional shares of Common Stock that otherwise would be received by such holder) received the number of shares of Common Stock rounded in the aggregate to the nearest whole share of Common Stock.

The following terms shall have the respective meanings ascribed to them below:

“Earnout Escrow Account” means the escrow account pursuant to the Earnout Escrow Agreement to hold the Earnout Shares until they are released to the former holders of OLD SAB Common Stock and Preferred Stock or returned to the Company to be held as treasury shares.

“Earnout Escrow Agreement” means the Escrow Agreement entered into Closing, by and among BCYP, Shareholder Representative Services LLC, as the stockholder representative, and Continental Stock Transfer and Trust Company.

“Earnout Period” means the five-year period following the Closing.

“Earnout RSUs” means the restricted stock units issued to holders of vested options to purchase shares of OLD SAB common stock as contemplated in the Business Combination Agreement. Each Earnout RSU will be settled in shares of Common Stock issued to holders of vested options to purchase OLD SAB common stock subject to certain condition as contemplated in the Business Combination Agreement.

2

“Earnout Shares” means the shares of Common Stock issued into escrow at the Closing pursuant to the Business Combination Agreement and the Escrow Agreement, which will be returned to the Company and become treasury shares, in whole or in part, if certain conditions are not met within the Earnout Period.

“Trust Account” means the trust account that held a portion of the proceeds of the BCYP IPO and the concurrent sale of the Private Placement Units.

Implications of Being an Emerging Growth Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2026.

Summary of Risk Factors

Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, can be found under the section titled “Risk Factors” in this prospectus. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. You should consider carefully the risks and uncertainties described under the section titled “Risk Factors” as part of your evaluation of an investment in our securities:

Risks related to the Company’s business and operations, including that:

●	we are a clinical-stage biopharmaceutical company and has incurred significant losses since its inception. Although OLD SAB realized net income in the fiscal year ended December 31, 2020, we may incur losses for the foreseeable future and may not be able to generate sufficient revenue to maintain profitability;

●	we have limited operating history makes future forecasting difficult;

●	our product candidates are in preclinical or early-stage clinical development;

●	the future commercial success of our product candidates will depend on the degree of market acceptance of our potential products among physicians, patients, healthcare payers, and the medical community;

●	we have received awards from the U.S. Government in multiple projects over the course of operations, some of which include Government Purpose Rights, Government Limited Rights, and rights of publication;

●	failure to successfully identify, develop and commercialize additional products or product candidates could impair our ability to grow;

●	we depend upon senior management and senior scientific staff, and their loss or unavailability could put us at a competitive disadvantage;

●	we are subject to manufacturing risks that could substantially increase the costs and limit supply of product candidates or prevent us from achieving a commercially viable production process;

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●	outbreaks of livestock diseases and other events affecting the health of our bovine herd can adversely impact our ability to conduct our operations and production of our product candidates; and

●	we are subject to stringent environmental regulation and potentially subject to environmental litigation, proceedings, and investigations.

Risks related to the Company’s intellectual property and related laws and regulations, including that:

●	security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and reputation;

●	our success may depend on our ability to maintain the proprietary nature of our technology;

●	we may become involved in litigation to protect or enforce our patents or the patents of our collaborators or licensors, which could be expensive and time-consuming; and

●	if patent laws or the interpretation of patent laws change, our competitors may be able to develop and commercialize our discoveries.

Risks related to being a public company, including that:

●	we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment; and

●	we might not be able to comply with the continued listing standards of Nasdaq.

Risks related to ownership of our securities, including that:

●	insiders have substantial influence over the Company, which could limit your ability to affect the outcome of key transactions, including a change of control;

●	we may issue additional shares Common Stock (including upon the exercise of warrants or conversion of preferred stock) which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders;

●	we may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless;

●	our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this registration statement;

●	we will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, financial condition, and results of operations; and

●	we are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our common stock less attractive to investors.

Corporate Information

Our principal executive offices are located at 2100 East 54th Street North Sioux Falls, South Dakota 57104, and our telephone number is (605)-679-6980. Our corporate website address is www.sabbiotherapeutics.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

We and our subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

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The Offering

Shares of Common Stock offered by the Company

We are registering the issuance by us of 5,958,600 shares of Common Stock, which consists of (i) the issuance of up to 208,600 shares of Common Stock upon exercise of 208,600 warrants issued in a private placement to Big Cypress Holdings LLC (the “Sponsor”), in connection with the initial public offering of Big Cypress Acquisition Corp. (the “Private Placement Warrants”), and (ii) the issuance of up to 5,750,000 shares of Common Stock upon the exercise of 5,750,000 warrants issued in the initial public offering of Big Cypress Acquisition Corp. (the “Public Warrants,” and, together with the Private Placement Warrants, the “Warrants”).

The exercise price of the Warrants is $11.50 per share.

We will receive the proceeds from the exercise of any Warrants for cash.

We will receive up to an aggregate of approximately $68.5 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See the section titled “Use of Proceeds.”

Shares of Common Stock offered by the selling securityholders	We are registering the resale by the selling securityholders named in this prospectus, or their permitted transferees, and aggregate of 20,392,901 shares of Common Stock, consisting of:

●	up to 3,047,825 shares held by the Sponsor;

●	up to 10,685,978 shares held by a member of the Board;

●	up to 244,373 shares held by Ladenburg and certain of its employees;

●	up to 247,525 shares held by Chardan and certain of its employees and designees; and

●	up to 5,958,600 shares of Common Stock issuable upon the exercise of the Warrants.

We will not receive any proceeds from the sale of shares by the selling securityholders pursuant to this prospectus.

Redemption	The Public Warrants are redeemable in certain circumstances. See the section titled “Description of Our Securities — Warrants.”

Lock-up agreements	Certain of our securityholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section titled “Certain Relationships and Related Party Transactions - Lock-Up Agreements.”

Terms of the offering	The selling securityholders will determine when and how they will dispose of the securities registered for resale under this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of shares Common Stock by the selling securityholders.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 6.

Nasdaq ticker symbols	“SABS” and “SABSW”

For additional information concerning the offering, see “Plan of Distribution” beginning on page 101.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes included at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our securities could decline and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

References to “we,” “us” and “our” refers to SAB Biotherapeutics, Inc.

Risks Related to Our Business and Operations

We are a clinical-stage biopharmaceutical company and have incurred significant losses since its inception. Although we realized net income in the fiscal year ended December 31, 2020, we may incur losses for the foreseeable future and may not be able to generate sufficient revenue to maintain profitability.

We are a clinical-stage biopharmaceutical company. We expect to experience variability in revenue and expenses which makes it difficult to evaluate our business and prospects. As such, we have and anticipate that we will continue to incur significant operating losses in the foreseeable future. Our historical losses resulted principally from costs incurred in research and development, preclinical testing, clinical development of product candidates as well as costs incurred for research programs and from general and administrative costs associated with these operations. In the future, we intend to continue to conduct research and development, preclinical testing, clinical trials and regulatory compliance activities that, together with anticipated general and administrative expenses, will result in incurring further significant losses for the next several years. We expect that our operating expenses will continue to increase significantly, including as we:

●	continue the research and development of our clinical- and preclinical-stage product candidates and discovery stage programs, including the clinical trials of SAB-185 and SAB-176;

●	invests in our technology and platform;

●	seek regulatory approvals for any product candidates that successfully complete clinical trials;

●	market and sell our solutions to existing and new partners;

●	attract, hire, and retain qualified personnel;

●	maintain, expand, enforce, protect, and defend our intellectual property portfolio;

●	create additional infrastructure to support operations;

●	add operational, financial, and management information systems and personnel to support operations as a public company; and

●	experience any delays or encounter issues with any of the above.

Our expenses could increase beyond expectations for a variety of reasons, including as a result of our growth strategy and the increase in the scope and complexity of our operations. In executing our strategy and plans to invest in enhancing and scaling our business, we will need to generate significant additional revenue to achieve and maintain future profitability. We may not be able to generate sufficient revenue to achieve profitability and our recent and historical growth should not be considered indicative of future performance.

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SAB Biotherapeutics’ limited operating history makes future forecasting difficult.

We commenced operations in April 2014. As a result of our limited operating history, it is difficult to accurately forecast revenues or to predict operating expenses. Our current and future expense estimates are based, in large part, on our estimates of future revenue and on our research, development and commercialization plans. In particular, we plan to increase operating expenses significantly in order to expand our research, development and sales and marketing operations. To the extent that these expenses precede increased revenue, our business, results of operations and financial condition would be materially adversely affected. We may be unable to, or may elect not to, adjust spending quickly enough to offset any unexpected revenue shortfall. Therefore, any significant shortfall in revenue in relation to our expectations would also have a material adverse effect on our business, results of operations and financial condition.

SAB Biotherapeutics is in early development efforts and its product candidates are in clinical and preclinical development.

We currently do not have any products that have gained regulatory approval. Our ability to generate product revenues, which we does not expect will occur for several years, if ever, will depend heavily on the successful development and eventual commercialization of our product candidates. As a result, our business is substantially dependent on the ability to successfully complete the development of and obtain regulatory approval for our product candidates.

We have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields. If we are unsuccessful in accomplishing the numerous and complex objectives in developing our product candidates, we may not be able to successfully develop and commercialize our product candidates, and our business will suffer.

If SAB Biotherapeutics encounters difficulties enrolling patients in clinical trials, clinical trials of SAB Biotherapeutics’ product candidates may be delayed or otherwise adversely affected.

The timely completion of clinical trials in accordance with their protocols depends, among other things, on our ability to enroll a sufficient number of patients who remain in the trial until conclusion. We may experience difficulties in patient enrollment in clinical trials for a variety of reasons, including:

●	the size and nature of the patient population;

●	the design of the trial, including the patient eligibility criteria defined in the protocol;

●	the size of the study population required for analysis of the trial’s primary endpoints;

●	the proximity of patients to trial sites;

●	our ability to recruit clinical trial investigators with the appropriate competencies and experience;

●	competing clinical trials for similar therapies or other new therapeutics;

●	clinicians’ and patients’ perceptions as to the potential advantages and side effects of the drug candidate being studied in relation to other available therapies, including any new drugs or treatments that may be approved for the indications we are investigating;

●	our ability to obtain and maintain patient consents;

●	the risk that patients enrolled in clinical trials will not complete a clinical trial; and

●	the availability of approved therapies that are similar in mechanism to our product candidates.

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Our failure to timely complete clinical trials would delay the approval and commercialization of our product candidates, impair the commercial performance of our product candidates, and consequently harm our business and results of operations.

SAB Biotherapeutics’ preclinical studies and clinical trials may fail to demonstrate substantial evidence of the safety and efficacy of its product candidates, or serious adverse or unacceptable side effects may be identified during the development of its product candidates, which could prevent, delay or limit the scope of regulatory approval of SAB Biotherapeutics’ product candidates, limit their commercialization, increase costs or necessitate the abandonment or limitation of the development of some of SAB Biotherapeutics’ product candidates.

To obtain the requisite regulatory approvals for the commercial sale of our product candidates, we must demonstrate through lengthy, complex and expensive preclinical testing and clinical trials that such product candidates are safe, pure and potent for use in each target indication. These trials are expensive and time consuming, and their outcomes are inherently uncertain. Failures can occur at any time during the development process. Preclinical studies and clinical trials often fail to demonstrate safety or efficacy of the product candidate studied for the target indication, and most product candidates that begin clinical trials are never approved.

We may fail to demonstrate with substantial evidence from adequate and well-controlled trials, and to the satisfaction of the FDA or comparable foreign regulatory authorities, that our product candidates are safe and potent for their intended uses.

The future commercial success of SAB Biotherapeutics’ product candidates will depend on the degree of market acceptance of SAB Biotherapeutics’ potential products among physicians, patients, healthcare payers, and the medical community.

When available on the market, our products may not achieve an adequate level of acceptance by physicians, patients and the medical community, which may result in us failing to achieve profitability. In addition, efforts to educate the medical community and third-party payers on the benefits of our products may require significant resources and may never be successful, which would prevent us from generating significant revenues or becoming profitable.

Failure to successfully identify, develop and commercialize additional products or product candidates could impair SAB Biotherapeutics’ ability to grow.

Although a substantial amount of our efforts will focus on the continued preclinical and clinical testing and potential approval of product candidates in our current pipeline, a key element of long-term growth strategy is to develop and market additional products and product candidates. Because we have limited financial and managerial resources, research programs to identify product candidates will require substantial additional technical, financial and human resources, whether or not any product candidates are ultimately identified. The success of this strategy depends partly upon our ability to identify, select and develop promising product candidates and products. Our technology platforms may fail to discover and to generate additional product candidates that are suitable for further development. All product candidates are prone to risks of failure typical of pharmaceutical product development, including the possibility that a product candidate may not be suitable for clinical development as a result of its harmful side effects, limited efficacy or other characteristics that indicate that it is unlikely to be a product that will receive approval by the FDA and other comparable foreign regulatory authorities and achieve market acceptance. If we do not successfully develop and commercialize product candidates based upon its technological approach, we may not be able to obtain product or collaboration revenues in future periods, which would adversely affect our business, prospects, financial condition and results of operations.

Our long-term growth strategy to develop and market additional products and product candidates is heavily dependent on precise, accurate and reliable scientific data to identify, select and develop promising pharmaceutical product candidates and products. Our business decisions may therefore be adversely influenced by improper or fraudulent scientific data sourced from third parties. Any irregularities in the scientific data used by us to determine our focus in research and development of product candidates and products could have a material adverse effect on our business, prospects, financial condition and results of operations.

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SAB Biotherapeutics needs to attract and retain highly skilled personnel; strategic partners and SAB Biotherapeutics may be unable to effectively manage its growth with its limited resources.

We have limited human resources and its future success will depend in part on our ability to attract, train, retain and motivate highly skilled executive level management, research and development, and sales personnel and to establish and maintain effective strategic alliances with key companies in our industry. Competition is intense for many of these types of personnel from other companies, consulting firms and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms or at all. If we are not successful in attracting and retaining these personnel, our business, prospects, financial condition and results of operations may be materially adversely affected.

SAB Biotherapeutics anticipates adding new employees and SAB Biotherapeutics will have to integrate such new employees into its operations.

Our officers and directors may not possess all of the skills or experience necessary to successfully implement our business plan. Further, we anticipate hiring new employees. Failure to fully integrate new employees into our operations could have a material adverse effect on our business, prospects, financial condition and results of operations.

SAB Biotherapeutics depends upon its senior management and senior scientific staff, and their loss or unavailability could put SAB Biotherapeutics at a competitive disadvantage.

Our success depends largely on the skills, experience and reputation of certain key management and personnel, in particular our directors, executive officers and senior scientific staff. The loss or unavailability of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition and results of operations.

SAB Biotherapeutics is limited in its ability to manufacture pharmaceutical products.

To be successful, our products and the products of our partners must be manufactured in commercial quantities in compliance with regulatory requirements and at a commercially acceptable cost. We have not commercialized any pharmaceutical products, nor have we demonstrated an ability to manufacture commercial quantities of our or our partners’ product candidates in accordance with regulatory requirements. If we are unable to produce suitable quantities of our or our partners’ products, or contract third parties to do so, in accordance with regulatory standards at a commercially acceptable cost, our ability or the ability of our partners to conduct clinical trials, obtain regulatory approvals and market such products may be adversely affected, which could adversely affect our competitive position and our chances of achieving profitability. There can be no assurance that such products can be manufactured by us or any other party at a cost or in quantities which are commercially viable.

SAB Biotherapeutics is subject to manufacturing risks that could substantially increase the costs and limit supply of product candidates or prevent SAB Biotherapeutics from achieving a commercially viable production process.

The process of manufacturing our product candidates is complex, highly regulated and subject to several risks, including:

●	we do not have experience in manufacturing our product candidates at commercial scale.

●	we plan to develop a larger scale manufacturing process for our product candidates.

●	we may not succeed in scaling up the process.

●	we may need a larger scale manufacturing process for certain product candidates than what has been planned.

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Any changes in our manufacturing processes as a result of scaling up may result in the need to obtain additional regulatory approvals. Difficulties in achieving commercial-scale production or the need for additional regulatory approvals as a result of scaling up could delay the development and regulatory approval of our product candidates and ultimately affect our success. We may not achieve the manufacturing productivity (“yield”) required to achieve a commercially viable cost of goods. Low productivities may result in a cost of goods which are too high to allow profitable commercialization, or give rise to the need for additional manufacturing process optimization which would require additional funding and time.

Additionally, the process of manufacturing biologics, such as our product candidates, is extremely susceptible to product loss due to contamination, equipment failure or improper installation or operation of equipment, vendor or operator error, inconsistency in yields, variability in product characteristics and difficulties in scaling the production process. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects and other supply disruptions. If microbial, viral or other contaminations are discovered in our product candidates or in the manufacturing facilities in which our product candidates are made, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination.

The manufacturing facilities in which SAB Biotherapeutics’ product candidates are made could be adversely affected by equipment failures, labor shortages, natural disasters, power failures and numerous other factors.

We presently manufactures our product candidates at our lab facilities in South Dakota. If our lab facilities were to be damaged or destroyed by fire, flood, other natural disaster or other occurrences of any kind, it would have a material adverse effect on our ability to produce product candidates and on our business, financial condition and results of operations.

We must comply with applicable current Good Manufacturing Practice, or cGMP, regulations and guidelines. We may encounter difficulties in achieving quality control and quality assurance and may experience shortages in qualified personnel. We are subject to inspections by regulatory authorities to confirm compliance with applicable regulatory requirements. Any failure to follow cGMP or other regulatory requirements or delay, interruption or other issues that arise in the manufacture, fill-finish, packaging, or storage of our product candidates as a result of a failure of our facilities or the facilities or operations of third parties to comply with regulatory requirements or pass any regulatory authority inspection could significantly impair our ability to develop and commercialize our product candidates, leading to significant delays in the availability of therapeutic product for clinical studies or the termination or hold on a clinical study, or the delay or prevention of a filing or approval of marketing applications for our product candidates. Significant noncompliance could also result in the imposition of sanctions, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approvals for our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could damage our reputation. If we are not able to achieve and maintain regulatory compliance, we may not be permitted to market its product candidates and/or may be subject to product recalls, seizures, injunctions, or criminal prosecution.

Any adverse developments affecting manufacturing operations for our product candidates, if any are approved, may result in shipment delays, inventory shortages, lot failures, product withdrawals or recalls, or other interruptions in the supply of product candidates. We may also have to take inventory write-offs and incur other charges and expenses for products that fail to meet specifications, undertake costly remediation efforts or seek more costly manufacturing alternatives.

Our product candidates that have been produced and are stored for later use may degrade, become contaminated or suffer other quality defects, which may cause the affected product candidates to no longer be suitable for their intended use in clinical studies or other development activities. If the defective product candidates cannot be replaced in a timely fashion, we may incur significant delays in our development programs that could adversely affect the value of such product candidates.

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Outbreaks of livestock diseases and other events affecting the health of SAB Biotherapeutics’ bovine herd can adversely impact SAB Biotherapeutics’ ability to conduct its operations and production of its product candidates.

Our product candidates are based on materials produced by genetically engineered bovines. We maintain a herd of approximately 200 genetically engineered production animals at a single location in South Dakota and a larger herd of recipient animals at other locations. Our ability to produce product candidates is dependent on the continued health and productivity of its animals. The supply of our product candidates can be adversely impacted by outbreaks of livestock diseases, which can have a significant adverse impact on our financial condition. Our animals produced by the recipient herd do not typically become productive until 15-18 months from the start of gestation. If all or a material number of the productive herd were to become diseased, injured or die as a result of bacterial, fungal or viral infections, such as foot and mouth disease, or natural disaster or other occurrences of any kind, it would have a material adverse effect on our ability to produce product candidates and on our business, financial condition and results of operations.

Extreme factors or forces beyond SAB Biotherapeutics’ control could negatively impact the business.

Natural disasters, fire, bioterrorism or other acts of terrorism or vandalism, animal activist activity or adverse public perception or media coverage or other public relations issues pandemic or extreme weather, including droughts, floods, excessive cold or heat, hurricanes or other storms, could impair the health or growth of livestock or interfere with our operations due to power outages, fuel shortages, feed shortages, decrease in availability of water, damage to our production and manufacturing facilities or disruption of transportation channels which would delay the development, regulatory approval and manufacture of our product candidates and ultimately affect our success. Any of these factors could have an adverse effect on our financial condition and ability to operate.

Security breaches, loss of data and other disruptions could compromise sensitive information related to SAB Biotherapeutics’ business or prevent it from accessing critical information and expose SAB Biotherapeutics to liability, which could adversely affect its business and its reputation.

In the ordinary course of business, we generate and store sensitive data, including research data, intellectual property and proprietary business information owned or controlled by us or our employees, partners and other parties. We utilize external security and infrastructure vendors to manage parts of our network. These applications and data encompass a wide variety of business-critical information, including research and development information, commercial information and business and financial information. We face a number of risks relative to protecting this critical information, including loss of access risk, inappropriate use or disclosure, accidental exposure, unauthorized access, inappropriate modification and the risk of being unable to adequately monitor and audit and modify controls over critical information. This risk extends to the third party vendors and subcontractors we use to manage this sensitive data or otherwise process it on our behalf. The secure processing, storage, maintenance and transmission of this critical information is vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take reasonable measures to protect sensitive data from unauthorized access, use or disclosure, no security measures can be perfect and our information technology and infrastructure may be vulnerable to attacks by hackers or infections by viruses or other malware or breached due to employee erroneous actions or inactions by employees or contractors, malfeasance or other malicious or inadvertent disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such access, breach, or other loss of information could result in legal claims or proceedings. Unauthorized access, loss or dissemination could also disrupt operations and damage our reputation, any of which could adversely affect our business.

SAB Biotherapeutics has no sales and marketing experience.

We have no experience in sales, marketing or distribution. Before we can market any of our products directly, we must develop a substantial marketing and sales force with technical expertise and supporting distribution capability. Alternatively, we may obtain the assistance of a pharmaceutical company with a large distribution system and a large direct sales force. We do not have any existing distribution arrangements with any pharmaceutical company for its products. There can be no assurance that we will be able to establish sales and distribution capabilities or be successful in gaining market acceptance for our products.

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SAB Biotherapeutics’ success depends on its ability to maintain the proprietary nature of our technology.

Our success in large part depends on our ability to maintain the proprietary nature of our technology and other trade secrets. To do so, we must prosecute and maintain existing patents, obtain new patents and pursue trade secret and other intellectual property protection. We also must operate without infringing the proprietary rights of third-parties or allowing third-parties to infringe our rights. Patent issues relating to pharmaceuticals and biologics involve complex legal, scientific and factual questions. To date, no consistent policy has emerged regarding the breadth of biotechnology patent claims that are granted by the U.S. Patent and Trademark Office (“USPTO”) or enforced by the federal courts. Therefore, we do not know whether any particular patent applications will result in the issuance of patents, or that any patents issued to us will provide us with any competitive advantage. We also cannot be sure that we will develop additional proprietary products that are patentable. Furthermore, there is a risk that others will independently develop or duplicate similar technology or products or circumvent the patents issued to us.

Third parties may claim we infringe their intellectual property rights.

Our research, development and commercialization activities may be found to infringe patents owned by third-parties from whom we do not hold licenses or other rights to use their intellectual properties. There may be rights we are not aware of, including applications that have been filed, but not published that, when issued, could be asserted against us. These third-parties could bring claims against us, and that may cause us to incur substantial expenses and, if successful against us, could cause us to pay substantial damages. Further, if a patent infringement suit were brought against us, we could be forced to stop or delay research, development, manufacturing or sales of the product or product candidate that is the subject of the suit.

As a result of potential patent infringement claims, or in order to avoid potential claims, we may choose or be required to seek a license from the third-party. These licenses may not be available on acceptable terms, or at all. Even if we are able to obtain a license, the license would likely obligate us to pay license fees or royalties or both, and the rights granted to us might be non-exclusive, which could result in our competitors gaining access to the same intellectual property. Ultimately, we could be prevented from commercializing a product, or be forced to cease some aspect of our business operations, if, as a result of actual or threatened patent infringement claims, we are unable to enter into licenses on acceptable terms. All of the issues described above could also impact our collaborators, which would also impact the success of the collaboration and therefore us.

We may become involved in litigation to protect or enforce our patents or the patents of our collaborators or licensors, which could be expensive and time-consuming.

Competitors may infringe our patents or the patents of our collaborators or licensors. As a result, we may be required to file suit to counter infringement for unauthorized use. This can be expensive, particularly for a company of our size, and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover its technology. An adverse determination of any litigation or defense proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at the risk of not issuing.

Even if we are successful, litigation may result in substantial costs and distraction to our management. Even with a broad portfolio, we may not be able, alone or with our collaborators and licensors, to prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the U.S.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If investors perceive these results to be negative, the market price for our common stock could be significantly harmed.

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If patent laws or the interpretation of patent laws change, our competitors may be able to develop and commercialize our discoveries.

Important legal issues remain to be resolved as to the extent and scope of available patent protection for biopharmaceutical products and processes in the U.S. and other important markets outside the U.S., such as Europe and Japan. In addition, foreign markets may not provide the same level of patent protection as provided under the U.S. patent system. Litigation or administrative proceedings may be necessary to determine the validity and scope of certain of our and others’ proprietary rights. Any such litigation or proceeding may result in a significant commitment of resources in the future and could force us to do one or more of the following: cease selling or using any of our products that incorporate the challenged intellectual property, which would adversely affect our revenue; obtain a license from the holder of the intellectual property right alleged to have been infringed, which license may not be available on reasonable terms, if at all; and redesign our products to avoid infringing the intellectual property rights of third-parties, which may be time-consuming or impossible to do. In addition, changes in, or different interpretations of, patent laws in the U.S. and other countries may result in patent laws that allow others to use our discoveries or develop and commercialize our products. We cannot provide assurance that the patents we obtain or the unpatented technology we hold will afford us significant commercial protection.

SAB Biotherapeutics has third party collaborators that might claim rights in or to SAB’s technology and/or assets.

We have extensive experience collaborating with multiple parties in Government and industry, and has agreements and collaborations that allow potential claims and actual rights, such as shared publication rights, shared inventions, access to assets, potential claims of co-inventorship, limited rights to data, general purpose rights to data, and other claims that may affect our business operations, intellectual property portfolio, interruption of operating assets or our ability to protect its own rights. There can be no assurance that our competitors, suppliers, service providers, collaborators or other parties will not succeed in asserting rights that are or become contrary to our interests.

SAB Biotherapeutics is party to a contracting agreement with the US federal government which could be subject to revision or termination at the discretion of the US federal government.

We are executing on an award agreement (Project Agreement No. 01; MCDC1902-007) with the US federal Government (“USG”) that is structured as a cost reimbursement agreement that includes a defined scope and budget and represents the substantial majority of our revenues. The USG has the right to discontinue the agreement and wind-down or change the scope of the projects within the agreement. In the event the USG stops or alters the scope of the project, such action could have a material impact on our financial performance. Further, the agreement contains general purpose and limited purpose rights of USG, which include the sharing of certain types of information and a right to negotiate reasonable access to physical assets that have been funded by USG.

SAB Biotherapeutics operates in a highly competitive industry.

We are engaged in highly competitive industries. We compete with many public and private companies, including pharmaceutical companies, chemical companies, specialized biotechnology companies and academic institutions. Many of our competitors have substantially greater financial, scientific and technical resources, and manufacturing and marketing experience and capabilities than us. In addition, many of our competitors have significantly greater experience conducting preclinical studies and clinical trials of new pharmaceutical products, and in obtaining regulatory approvals for pharmaceutical products. Our competitors and competitors of our collaborators may develop and commercialize such products more rapidly than we and our collaborators do. Competition may increase further as a result of potential advances from the study of pharmaceutical products, and greater availability of capital for investment in this field. There can be no assurance that our competitors will not succeed in developing technologies and products that are more effective than any being developed by us or that would render our technology and products obsolete or noncompetitive. There can be no assurance that these and other efforts by potential competitors will not be successful, or that other methods will not be developed to compete with our technology. There are specific products and technologies that compete with current product pipeline and that may outperform or be more competitive than our products. For example, there are multiple animal derived sources for ATG, that may be competitive with SAB-142 for transplant such as ThymoglobulinTM (Sanofi Genzyme) and Atgam TM (Pfizer), SAB-142 for Type I diabetes such as teplizumab (Provention), otelixizumab (Tolerx/GSK); there are industry standard human sources of IgG that may compete with SAB-181 such as Hizentra TM (CSL Behring) and other commercially available human derived IVIG’s; there are other antibody technologies that may compete with SAB Biotherapeutics’ anti-influenza product, SAB-176 such as VIR-2482 (Vir), DAS-181 (Ansun), VIS410 (Visterra), FLU-IGIV (Emergent Biosolutions); there are multiple COVID-19 products that may compete with SAB-185 such as BRII-196/BRII-198 (Brii), AZD-7442 (AstraZeneca), LY-CoV555 (Eli Lilly/Abcellera), BMS-986414/BMS-986413 (BMS/Rockefeller University), VIR-7831 (Vir/GSK), REGEN-CoV (Regeneron), ADG-20 (Adagio), GIGA-2050 (Grifols).

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SAB Biotherapeutics is subject to stringent environmental regulation and potentially subject to environmental litigation, proceedings, and investigations.

Our business operations and use of real property are subject to stringent federal, state, and local environmental laws and regulations pertaining to safe working conditions, ethical experimental use of animals, the discharge of materials into the environment, and the handling and disposition of wastes (including solid and hazardous wastes) or otherwise relating to protection of the environment. These laws include the Occupational Safety and Health Act, the Toxic Test Substances Control Act and the Resource Conservation and Recovery Act. Compliance with these laws and regulations, and the ability to comply with any modifications to these laws and regulations, is material to our business. New matters or sites may be identified in the future that will require additional investigation, assessment, or expenditures. In addition, some of our facilities have been in operation for some time and, over time, we and any other prior operators of these facilities may have generated and disposed of wastes that now may be considered hazardous. Future discovery of contamination of property underlying or in the vicinity of our present or former properties or manufacturing facilities and/or waste disposal sites could require us to incur additional expenses. In addition, claimants may sue us for injury or contamination that results from our use of or our handling of contaminants, and our liability may exceed our total assets. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development or production efforts. The occurrence of any of these events, the implementation of new laws and regulations, or stricter interpretation of existing laws or regulations, could adversely affect SAB Biotherapeutics’ financial condition and ability to operate.

Anti-takeover provisions contained in our certificate of incorporation as well as provisions of Delaware law, could impair a takeover attempt.

Our certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our Board of Directors;

●	the right of our Board of Directors to elect a director to fill a vacancy created by the expansion of our Board of Directors or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board of Directors;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders; and

●	requirement that a meeting of stockholders may only be called by members of our Board of Directors and the ability of the stockholders of the SAB Biotherapeutics to call a special meeting is specifically denied, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors. These provisions, alone or together, could delay hostile takeovers and changes in control of SAB Biotherapeutics or changes in our Board of Directors and management.

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As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of outstanding our common stock from engaging in certain business combinations without approval of the holders of substantially all of our common stock. Any provision of our certificate of incorporation, bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of common stock and could also affect the price that some investors are willing to pay for our common stock.

Risks Related to Being a Public Company

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, financial condition, and results of operations.

As a public company, we are and will continue to be subject to the reporting requirements of the Exchange Act, the listing standards of Nasdaq and other applicable securities rules and regulations. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems, and resources. For example, the Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, financial condition, and results of operations, although we have already hired additional employees to assist us in complying with these requirements, we may need to hire more employees in the future or engage outside consultants, which will increase our operating expenses.

In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest substantial resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it increasingly expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in filings required of a public company, our business and financial condition will become more visible, which may result in an increased risk of threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business, financial condition, and results of operations could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business, financial condition, and results of operations.

We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our common stock less attractive to investors.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies,” including not being required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, being required to provide fewer years of audited financial statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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We may lose our emerging growth company status and become subject to the SEC’s internal control over financial reporting management and auditor attestation requirements. If we are unable to certify the effectiveness of our internal controls, or if our internal controls have a material weakness, we could be subject to regulatory scrutiny and a loss of confidence by stockholders, which could harm our business and adversely affect the market price of our common stock. We will cease to be an “emerging growth company” upon the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a large accelerated filer, with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2026 (the last day of the fiscal year following the fifth anniversary of becoming a public company).

As an emerging growth company, we may choose to take advantage of some but not all of these reduced reporting burdens. Accordingly, the information we provide to our stockholders may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act also provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period under the JOBS Act. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards. It is possible that some investors will find our common stock less attractive as a result, which may result in a less active trading market for our common stock and higher volatility in our stock price.

Investors may find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile and may decline.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the applicable listing standards of Nasdaq. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place significant strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting, which includes hiring additional accounting and financial personnel to implement such processes and controls. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may experience material weaknesses in our controls.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq. We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. As a public company, we will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report on Form 10-K.

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Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on our business and results of operations and could cause a decline in the price of our common stock.

Our warrants are accounted for as liabilities and the changes in value of the warrants could have a material effect on our financial results.

On April 12, 2021, the staff of the SEC issued a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Staff Statement”). The SEC Staff Statement focused on certain accounting and reporting considerations related to warrants of a kind similar to warrants that we issued at the time of our initial public offering and the exercises by the underwriters of their over-allotment options in January 2021. In response to the SEC Staff Statement, we reevaluated the accounting treatment of the warrants, and determined to classify the warrants as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included on our balance sheet and contained elsewhere in this prospectus derivative liabilities related to embedded features contained within the warrants. Accounting Standards Codification (“ASC”) 815-40 provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of income. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside of its control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on the warrants each reporting period and that the amount of such gains or losses could be material.

Our business, financial condition, and results of operations may fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet the expectations of securities analysts or investors.

Our operating results have in the past and could in the future vary significantly from quarter-to-quarter and year-to-year and may fail to match our past performance, our projections or the expectations of securities analysts because of a variety of factors, many of which are outside of our control and, as a result, should not be relied upon as an indicator of future performance. As a result, we may not be able to accurately forecast our operating results and growth rate. Any of these events could cause the market price of our common stock to fluctuate. Factors that may contribute to the variability of our operating results include, but are not limited to: our ability to attract new clients and partners, retain existing clients and partners and maximize engagement and enrollment with existing and future clients; changes in our sales and implementation cycles, especially in the case of our large clients; new solution introductions and expansions, or challenges with such introductions; changes in our pricing or fee policies or those of our competitors; the timing and success of new solution introductions by us or our competitors or announcements by competitors or other third parties of significant new products or acquisitions or entrance into certain markets; any other change in the competitive landscape of our industry, including consolidation among our competitors; increases in operating expenses that we may incur to grow and expand our operations and to remain competitive; our ability to successfully expand our business, whether domestically or internationally; breaches of security or privacy; changes in stock-based compensation expenses; the amount and timing of operating costs and capital expenditures related to the expansion of our business; adverse litigation judgments, settlements, or other litigation-related costs; changes in the legislative or regulatory environment, including with respect to privacy or data protection, or enforcement by government regulators, including fines, orders, or consent decrees; the cost and potential outcomes of ongoing or future regulatory investigations or examinations, or of future litigation; changes in our effective tax rate; our ability to make accurate accounting estimates and appropriately recognize revenue for our solutions for which there are no relevant comparable products; changes in accounting standards, policies, guidance, interpretations, or principles; instability in the financial markets; general economic conditions, both domestic and international; volatility in the global financial markets; political, economic, and social instability, including terrorist activities and health epidemics (including the recent outbreak of COVID-19), and any disruption these events may cause to the global economy; and changes in business or macroeconomic conditions. The impact of one or more of the foregoing or other factors may cause our operating results to vary significantly.

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Changes in accounting principles may cause previously unanticipated fluctuations in our financial results, and the implementation of such changes may impact our ability to meet our financial reporting obligations.

We prepare our financial statements in accordance with GAAP, which are subject to interpretation or changes by the FASB, the SEC, and other various bodies formed to promulgate and interpret appropriate accounting principles. New accounting pronouncements and changes in accounting principles have occurred in the past and are expected to occur in the future which may have a significant effect on our financial results. Furthermore, any difficulties in implementation of changes in accounting principles, including the ability to modify our accounting systems, could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our business, financial condition, and results of operations could be adversely affected.

The preparation of financial statements in conformity with GAAP and our key metrics require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes and amounts reported in our key metrics. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity and the amount of revenue and expenses that are not readily apparent from other sources. Significant assumptions and estimates used in preparing our consolidated financial statements include those related to allowance for doubtful accounts, assessment of the useful life and recoverability of long-lived assets, fair value of guarantees included in revenue arrangements and fair values of stock-based awards, warrants, contingent consideration, and income taxes. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of our common stock.

Risks Related to an Investment in Our Securities

There may not be an active trading market for our securities, which may make it difficult to sell shares of our common stock or warrants.

It is possible that an active trading market for our securities will not develop or, if developed, that any market will not be sustained. This would make it difficult for you to sell our securities at an attractive price or at all.

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The market price of our securities may be volatile, which could cause the value of your investment to decline.

The price of our securities may fluctuate significantly due general market and economic conditions. An active trading market for our securities may not develop or, if developed, it may not be sustained. In addition, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Even if an active market for our securities develops and continues, the trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline. Factors affecting the trading price of our securities may include, but are not solely limited to, the risk factors identified herein.

In addition, the stock market in general, and Nasdaq and biopharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of its actual operating performance. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which would harm our business, operating results or financial condition.

The unaudited pro forma financial information included herein may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

If Nasdaq delists our securities from trading on its exchange for failure to meet their continued listing standards, SAB Biotherapeutics and its stockholders could face significant negative consequences including:

●	Limited availability of market quotations for SAB Biotherapeutics securities;

●	A determination that our common stock is a “penny stock” which will require brokers trading in our securities to adhere to more stringent rules;

●	Possibly resulting in a reduced level of trading activity in the secondary trading market for shares of our common stock;

●	A limited amount of analyst coverage; and

●	A decreased ability to issue additional securities or obtain additional financing in the future.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our Board of Directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our Board of Directors may deem relevant. As a result, you may not receive any return on an investment in our common stock unless you sell the common stock for a price greater than that which you paid for it. See the section entitled “Market Information for Securities and Dividend Policy”.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. Sales of significant number of shares of our common stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that it deems reasonable or appropriate, and make it more difficult for you to sell shares of our common stock. Certain holders of our securities are entitled to rights with respect to the registration of the shares of our common stock under the Securities Act. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.

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Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital may be needed in the future to continue our planned operations, including conducting clinical trials, commercialization efforts, expanded research and development activities and costs associated with operating as a public company. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner it determines from time to time. We may also sell our common stock as part of entering into strategic alliances, creating joint ventures or collaborations or entering into additional licensing arrangements with third parties that we believe will complement or augment its development and commercialization efforts. If we sell common stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our common stock.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company subject to significant regulatory oversight and reporting obligations under federal securities laws. Our management team may not successfully or effectively manage our transition to a public company. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. It is possible that will be required to expand its employee base and hire additional employees to support our operations as a public company, which will increase its operating costs in future periods.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding our publicly held warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our common stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we give notice of redemption. If and when the warrants become redeemable, we may exercise the redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders to (i) exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) sell the warrants at the then-current market price when the holder might otherwise wish to hold on to such warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. None of the warrants held by Big Cypress Holdings LLC will be redeemable by us so long as they are held by Big Cypress Holdings LLC or their permitted transferees.

In addition, we may redeem the publicly held warrants after they become exercisable for a number of shares of our common stock determined based on the redemption date and the fair market value of our common stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of our common stock had your warrants remained outstanding.

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Risk Factors to Capital Markets

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

The global credit and financial markets have experienced extreme volatility and disruptions in the past, most recently as a result of the COVID-19 pandemic. These disruptions can result in severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our operations, growth strategy, financial performance and stock price and could require it to delay or abandon clinical development plans. In addition, there is a risk that one or more of our current service providers may not survive an economic downturn, which could directly affect our ability to attain its operating goals on schedule and on budget.

If securities or industry analysts do not publish research or reports about our business or publish negative reports, the market price of our common stock could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If regular publication of research reports ceases, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume of our common stock to decline. Moreover, if one or more of the analysts who cover us downgrade our common stock or if reporting results do not meet their expectations, the market price of our securities could decline.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our securities may be volatile and, in the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm its business.

Risks Related to Financing and Tax

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, advance or begin clinical trial and research initiatives, enhance our operating infrastructure, and acquire complementary businesses and technologies. In order to achieve these objectives, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

Changes in legislation in U.S. and foreign taxation of international business activities or the adoption of other tax reform policies, as well as the application of such laws, could adversely impact our financial position and operating results.

As we expand the scale of our business activities, any changes in the U.S. or foreign taxation of such activities may increase our worldwide effective tax rate and harm our business, results of operations, and financial condition. For example, the Biden administration has proposed changes to federal income tax laws that would, among other things, impose a 15% minimum tax on corporate book income for certain taxpayers and strengthen the global intangible low-taxed income regime imposed by the Tax Cuts and Jobs Act of 2017 while eliminating related tax exemptions. The impact of future changes to U.S. and foreign tax law on our business is uncertain and could be adverse, and we will continue to monitor and assess the impact of any such changes.

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MARKET AND INDUSTRY DATA

Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of management’s estimates presented herein are based upon management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. All of the market data used in this prospectus involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We believe that the information from these industry publications and surveys included in this prospectus is reliable. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

All of the shares of Common Stock offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $68.5 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

23

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock issuable upon exercise of the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share, subject to adjustment as described herein.

We cannot currently determine the price or prices at which shares of Common Stock may be sold by the selling securityholders under this prospectus. Our Common Stock is listed on Nasdaq under the symbol “SABS.” Our Public Warrants are listed on Nasdaq under the symbol “SABSW.”

24

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our Common Stock and Public Warrants are currently listed on Nasdaq under the symbols “SABS” and “SABSW,” respectively. Prior to the consummation of the Business Combination, BCYP’s common Stock, units and warrants were listed on Nasdaq under the symbols “BCYP,” “BCYPU” and “BCYPW,” respectively. As of the Closing Date and following the completion of the Business Combination, there were 197 holders of record of the Common Stock and 2 holders of record of our Warrants, which excludes holders of our Common Stock and Warrants held in “street name.”

Dividend Policy

We have never declared or paid any dividends on shares of Common Stock. We anticipate that we will retain all of our future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our capital stock will be at the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

25

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On October 22, 2021, the Company, BCYP and Merger Sub, consummated the Business Combination. In connection with the closing of the Business Combination, BCYP changed its name from Big Cypress Acquisition Corp. to SAB Biotherapeutics, Inc.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 present the combination of the financial information of BCYP and OLD SAB after giving effect to the Business Combination, Any adjustments thereto are described in the accompanying notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 gives pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the Business Combination as if it were completed on September 30, 2021.

The unaudited pro forma condensed combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus and incorporated herein by reference:

●	The historical unaudited condensed financial statements of BCYP as of and for the nine months ended September 30, 2021 and the historical audited financial statements of BCYP as of and for the year ended December 31, 2020; and

●	The historical unaudited condensed financial statements of OLD SAB as of and for the nine months ended September 30, 2021 and the historical audited financial statements of OLD SAB as of and for the year ended December 31, 2020.

The unaudited pro forma condensed combined financial information should also be read together with the section of the prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other information included elsewhere in the prospectus, which is incorporated herein by reference.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what OLD SAB’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of the Business Combination

On the Closing Date, Merger Sub merged with and into OLD SAB, with OLD SAB as the surviving company in the Merger, and, after giving effect to such Merger, OLD SAB was renamed SAB Sciences, Inc. and became a wholly-owned subsidiary of BCYP and (ii) BCYP changed its name to “SAB Biotherapeutics, Inc.” In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the Effective Time (i) each share of common stock and preferred stock of OLD SAB outstanding as of immediately prior to the Effective Time was exchanged for shares Common Stock based on the agreed upon Equity Value and a conversion rate of $10.10; (ii) each outstanding vested and unvested option to purchase shares of OLD SAB common stock was exchanged for a comparable option to purchase Common Stock, based on the Equity Value and a conversion rate of $10.10; and (iii) holders of vested options to purchase shares of OLD SAB common stock received, in the aggregate, 1,507,124 Earnout RSUs related to shares of Common Stock. Additionally, holders of OLD SAB common stock and preferred stock are entitled to the Earnout Shares that were issued into escrow at the Closing, which will be released if certain conditions are met within the Earnout Period. The total number of Earnout Shares and shares underlying the Earnout RSUs equaled 12,000,000 shares of Common Stock, in the aggregate.

26

Accounting for the Business Combination

The Business Combination is accounted for as a reverse recapitalization in conformity with GAAP. Under this method of accounting, BCYP is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on OLD SAB’s stockholders comprising a relative majority of the voting power of the Company, OLD SAB’s operations prior to the acquisition comprising the only ongoing operations of the Company, the majority of OLD SAB’s board of directors being appointed by the Company, and OLD SAB’s senior management comprising a majority of the senior management of the Company. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of OLD SAB with the Business Combination being treated as the equivalent of the Company issuing stock for the net assets of BCYP, accompanied by a recapitalization. The net assets of BCYP will be stated at historical costs, with no goodwill or other intangible assets recorded.

Other Events in Connection with the Business Combination

On October 20, 2021, at a special meeting of BCYP stockholders, the Business Combination was approved. In connection with this vote, shareholders exercised their rights to redeem 8,030,289 shares of BCYP Common Stock at a price of approximately $10.10 per share. Approximately $81.1 million from the Trust Account was used to pay the stockholders. In addition, approximately $13.1 million from the Trust Account was escrowed pursuant to that certain Forward Share Purchase Agreement entered into by and between BCYP and Radcliffe SPAC Master Fund, L.P., a Cayman Islands limited partnership (“Radcliffe”). The remaining amount of approximately $21.9 million was released to the Company.

Basis of Pro Forma Presentation

The following unaudited pro forma combined condensed consolidated financial statements are based on the separate historical financial statements of SAB Biotherapeutics and BCYP after giving effect to the Business Combination, including pro forma assumptions and adjustments related to the merger, as described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements. The unaudited pro forma combined condensed consolidated balance sheet as of September 30, 2021, is presented as if the merger had occurred on September 30, 2021. The unaudited pro forma combined condensed consolidated statement of operations for the nine months ended September 30, 2021, and the year ended December 31, 2020, gives effect to the merger, as if it had been completed on January 1, 2020. The historical financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the merger and, with respect to the statement of operations only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined condensed consolidated statement of operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the merger, as they are nonrecurring in nature. However, the unaudited pro forma combined condensed consolidated balance sheet includes a pro forma adjustment to reduce cash and shareholders’ equity to reflect the payment of certain anticipated merger costs.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of BCYP and SAB Biotherapeutics, adjusted to give effect to the Merger and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

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The unaudited pro forma condensed combined balance sheet as of September 30, 2021, combines the unaudited adjusted balance sheet of BCYP with the historical unaudited condensed consolidated balance sheet of SAB Biotherapeutics on a pro forma basis as if the Merger and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on September 30, 2021.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021, combines the historical unaudited statement of operations of BCYP with the historical unaudited consolidated statement of operations of SAB Biotherapeutics for the nine months ended September 30, 2021, and the year ended December 31, 2020 combines the historical audited statement of operations of BCYP for the period from November 12, 2020 (inception) through December 31, 2020 with the historical audited consolidated statement of operations of SAB Biotherapeutics for the year ended December 31, 2020, giving effect to the transaction as if the Merger and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2020.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that BCYP believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. BCYP believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of BCYP and SAB Biotherapeutics.

Pursuant to the Business Combination Agreement dated June 21, 2021, and as amended on August 12, 2021, between BCYP and SAB Biotherapeutics, Inc. the Business Combination was consummated on October 22, 2021. Upon closing of the Business combination, Big Cypress Merger Sub merged with SAB Biotherapeutics, with SAB Biotherapeutics as the surviving company of the Merger. Upon closing of the Business Combination, Big Cypress Acquisition Corp. changed its name to “SAB Biotherapeutics, Inc.”. The Business Combination was accounted for as a reverse merger in which SAB Biotherapeutics issued stock for the net assets of BCYP, accompanied by a recapitalization. The net assets of BCYP are stated at historical cost, with no goodwill or other intangible assets recorded upon closing. Historical operations will be those of SAB Biotherapeutics Inc.

The aggregate consideration paid to SAB Biotherapeutics, Inc. upon the closing of the Merger was 36,465,343 shares of New SAB Biotherapeutics common stock. The unaudited pro forma condensed combined financial information contained herein incorporates the results of BCYP’s shareholders having elected to redeem 8,030,289 shares of their Public Shares for $81,111,920 in cash based upon actual redemptions.

28

SAB Biotherapeutics, Inc. and Subsidiaries and Big Cypress Acquisition Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

(In thousands)

As of September 30, 2021

	As of September 30, 2021				As of September 30, 2021
	SAB Biotherapeutics, Inc and Subsidiaries (Historical)	Big Cypress Acquisition Corp (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$10,751	$668	$27,756	A	$29,954
			(5,000)	B
			(4,221)	C
Cash held in trust	-	-	7,291	A	7,291

Accounts receivable, net	10,213	-	-		10,213
Prepaid expenses and other current assets	944	103	-		1,047
Total current assets	21,908	771	25,826		48,505
Non-current assets:
Marketable securities held in Trust Account	-	116,158	(116,158)	A	-
Equipment, net	22,568	-	-		22,568
Deferred offering costs	-	-	-		-
Operating lease right-of-use assets	2,590	-	-		2,590
Finance lease right-of-use assets	4,065	-	-		4,065
Total non-current assets	29,223	116,158	(116,158)		29,223
TOTAL ASSETS	$51,131	$116,929	$(90,332)		$77,728

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Accounts payable	$4,123	$322	$-		$4,445
Notes payable - current portion	24	-	-		24
Operating lease liabilities, current portion	1,035	-	-		1,035
Finance lease liabilities, current portion	180	-	-		180
Due to related party	-	-	-		-
Deferred grant income	100	-	-		100
Accrued expenses and other current liabilities	5,009	-	-		5,009
Total current liabilities	10,471	322	-		10,793
Non-current liabilities:
Operating lease liabilities, noncurrent	1,754	-	-		1,754
Finance lease liabilities, noncurrent	3,803	-	-		3,803
Notes payable, noncurrent	25		-		25
Warrant liability	-	5,529	-		5,529
Deferred underwriting fee	-	4,221	(4,221)	C	-
					-
Earnout liability	-	-	-	F	-
Total non-current liabilities	5,582	9,750	(4,221)		11,111
Total liabilities	16,053	10,072	(4,221)		21,904

COMMITMENTS AND CONTINGENCIES
Temporary equity:
Common stock subject to possible redemption	-	116,150	(116,150)	A	-

Stockholders’ equity (deficit):
Series A Preferred stock	1	-	(1)	E	-
Series A-1 Preferred stock	-	-	-		-
Series A-2 Preferred stock	-	-	-		-
Series A-2A Preferred stock	-	-	-		-
Series B Preferred stock	-	-	-		-
Common stock	4	-	3	E	7
				G
Additional paid-in capital	52,650	-	35,039	A	73,394
			(9,293)	D
			(2)	E
			(5,000)	B
			2,500	G
			(2,500)	G
Retained earnings (deficit)	(17,577)	(9,293)	9,293	D	(17,577)
			-
			-	F
Total stockholders’ equity (deficit)	35,078	(9,293)	(86,111)		55,824
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	$51,131	$116,929	$(90,332)		$77,728

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021, are as follows:

(A)	Reflects the reclassification of marketable securities held in the BCYP Trust Account to cash, restricted cash held in escrow related to a put option on the New SAB Biotherapeutics’ shares and the reclassification of common stock to permanent equity based on actual redemptions.
(B)	Represents preliminary estimated direct and incremental transaction costs to be incurred. These costs are accounted as a reduction in the combined cash account with a corresponding reduction in APIC consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A.
(C)	Reflects the settlement of the deferred underwriting fee.
(D)	Represents recapitalization of BCYP’s historical accumulated deficit.
(E)	Represents recapitalization of historical amounts.
(F)	Represents the potential earnout SAB shareholders could receive in the merged company under the Merger Agreement. Since the earnout is accounted for as an equity transaction, there is no change in equity as the entry would be to deemed dividends and APIC.
(G)	Issuance of Company shares in lieu of cash for professional services related to the transaction

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SAB Biotherapeutics, Inc. and Subsidiaries and Big Cypress Acquisition Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

(In thousands, except share and per share amounts)

For the nine months ended September 30, 2021

	For the Nine Months Ended September 30, 2021				For the Nine Months Ended September 30, 2021
	SAB Biotherapeutics, Inc and Subsidiaries (Historical)	Big Cypress Acquisition Corp (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

Revenue:
Revenue	$49,818	$-	$-		$49,818
Operating costs and expenses:
Formation and operating costs	-	704	-		704
Research and development	46,536	-	-		46,536
General and administrative	9,332	-	-		9,332
Total operating costs and expenses	55,868	704	-		56,572
Gain on sale of assets	-	-	-		-
Loss from operations	(6,050)	(704)	-		(6,754)
Other income (expense):
Other income (expense):	670	-	-		670
Interest income (expense)	15	8	(8)	AA	15
Interest expense	(228)	-	-		(228)
Offering costs allocated to warrants	-	(360)	-		(360)
Change in the fair value of warrants	-	1,496	-		1,496
Total other income (expense)	457	1,144	(8)		1,593
Net (loss) income	(5,593)	440	(8)		(5,161)
Income tax provision	-	-	-		-
Net (loss) income	$(5,593)	$440	$(8)		$(5,161)

	Historical Weighted-Average Shares Outstanding	Historical Weighted-Average Shares Outstanding	Pro Forma Weighted-Average Shares Outstanding
Weighted common shares outstanding - basic	35,216,000	14,224,714	43,474,777
Weighted common shares outstanding - diluted	35,216,000	14,224,714	43,474,777
Basic net (loss) income per share	$(0.16)	$0.03	$(0.12)
Diluted net (loss) income per share	$(0.16)	$0.03	$(0.12)

30

SAB Biotherapeutics, Inc. and Subsidiaries and Big Cypress Acquisition Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

(In thousands, except share and per share amounts)

For the year-ended December 31, 2020

	For the Year Ended December 31, 2020			For the Year Ended December 31, 2020
	SAB Biotherapeutics, Inc. and Subsidiaries (Historical)	Big Cypress Acquisition Corp. (Historical)	Transaction Accounting Adjustments	Pro Forma Combined

Revenue:
Revenue	$55,238	$-	$-	$55,238
Operating costs and expenses:
Formation and operating costs	-	9	-	9
Research and development	27,909	-	-	27,909
General and administrative	6,772	-	-	6,772
Total operating costs and expenses	34,681	9	-	34,690
Gain on sale of assets	-	-	-	-
Loss from operations	20,557	(9)	-	20,548
Other income (expense):
Other income (expense):	4	-	-	4
Interest income (expense)	26	-	-	26
Interest expense	(469)	-	-	(469)
Total other income (expense)	(439)	-	-	(439)
Net income (loss)	20,118	(9)	-	20,109
Income tax provision	-	-	-	-
Net income (loss)	$20,118	$(9)	$-	$20,109

	Historical Weighted-Average Shares Outstanding	Historical Weighted-Average Shares Outstanding	Pro Forma Weighted- Average Shares Outstanding
Weighted common shares outstanding - basic	35,216,000	2,500,000	43.474,777
Weighted common shares outstanding - diluted	58,051,614	2,500,000	49,433,377
Basic net income per share	$0.37	$-	$0.46
Diluted net income per share	$0.35	$-	$0.41

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021, and the year ended December 31, 2020, are as follows:

(AA)	Represents the elimination of interest income earned on investments held in Trust Account

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Accounting Policies

The Merger will be accounted for as a reverse recapitalization in accordance with GAAP because SAB Biotherapeutics has been determined to be the accounting acquirer under ASC 805. Under this method of accounting, BCYP will be treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of SAB Biotherapeutics will become the historical financial statements of New SAB Biotherapeutics, and BCYP’s assets, liabilities and results of operations will be consolidated with SAB Biotherapeutics beginning on the acquisition date. For accounting purposes, the financial statements of New SAB Biotherapeutics will represent a continuation of the financial statements of SAB Biotherapeutics with the Transaction being treated as the equivalent of SAB Biotherapeutics issuing stock for the net assets of BCYP, accompanied by a recapitalization. The net assets of BCYP will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be presented as those of SAB Biotherapeutics in future reports of New SAB Biotherapeutics.

The unaudited pro forma condensed combined financial information reflects all BCYP’s public shareholders that exercised redemption rights with respect to their public shares. A total of 8,030,289 shares were redeemed for an aggregate redemption value of $81,111,920. The resulting redemptions will provide SAB Biotherapeutics with cash at closing of the Business Combination of greater than the $5,000,001 Net Tangible Asset value Pursuant to the Business Combination Agreement.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New SAB Biotherapeutics upon consummation of the Merger in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The Merger Agreement includes an earnout provision whereby the shareholders of SAB Biotherapeutics shall be entitled to receive additional consideration (“Earnout Shares”) if the Company meets certain Volume Weighted Average Price (“VWAP) thresholds, or a change in control with a per share price exceeding the VWAP thresholds within a five-year period immediately following the Closing, which will be held in escrow until the Earnout contingency is resolved.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Merger and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New SAB Biotherapeutics following the completion of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. BCYP and SAB Biotherapeutics have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

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The following summarizes the pro forma shares of New SAB Biotherapeutics Common Stock issued and outstanding immediately after the Merger:

(Number of shares in thousands)

	Shares (1)%
SAB Biotherapeutics, Inc and Subsidiaries Shareholders	36,465	83.9%
Total SAB Biotherapeutics, Inc and Subsidiaries Merger Shares	36,465	83.9%
Total SAB Biotherapeutics, Inc and Subsidiaries Shares	36,465	83.9%
Big Cypress Acquisition Corp Non-Founder Shares	3,470	8.0%
Big Cypress Acquisition Corp Founder Shares	3,292	7.6%
Total Big Cypress Acquisition Corp Shares	6,672	15.6%
Other	248	0.6%
Total Other	248	0.6%
Pro Forma Common Stock at September 30, 2021	43,475	100.0%

(1) the table does not include 5.750 million of Public Warrants, 0.2 million of the Private Placement Warrants, 0.6 million of Sponsor Shares subject to vesting and forfeiture, and options to acquire shares of Common Stock under equity plans following the Merger.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of BCYP following the completion of the Merger. The unaudited pro forma adjustments represent BCYP management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The pro forma basic and diluted income per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

3. Income (loss) per share

Represents the income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented.

(In thousands, except share and per share amounts)

For the Year ended December 31, 2020
Pro-Forma Weighted-Shares Outstanding

Pro forma net income	$20,109
Weighted average shares outstanding of common stock - basic	43,474,777
Weighted average shares outstanding of common stock - diluted	49,433,377
Net income per share attributable to common stockholders - basic	$0.46
Net income per share attributable to common stockholders - diluted	$0.41

For the Nine Months ended September 30, 2021
Pro-Forma Weighted-Shares Outstanding

Pro forma net loss	$(5,161)
Weighted average shares outstanding of common stock - basic	43,474,777
Weighted average shares outstanding of common stock - diluted	43,474,777
Net loss per share attributable to common stockholders - basic	$(0.12)
Net loss per share attributable to common stockholders - diluted	$(0.12)

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the section titled “Selected Consolidated Financial Data” and our consolidated financial statements and the related notes thereto included in this prospectus. Some of the information contained in this discussion and analysis or set forth in this prospectus contain forward-looking statements that involve risks, uncertainties and assumptions. As a result of many factors, including those factors set forth in the section titled “Risk Factors,” our actual results could differ materially from those discussed in or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors.” Please also see the section titled “Special Note Regarding Forward Looking Statements.”

Overview

SAB Biotherapeutics is a clinical-stage biopharmaceutical company advancing a new class of immunotherapies based on its human polyclonal and monoclonal antibodies. SAB has applied advanced genetic engineering and antibody science to develop transchromosomic (Tc) bovine™ herds that produce fully human antibodies targeted to specific diseases, including infectious diseases such as COVID-19 and influenza, immune system disorders including type 1 diabetes and organ transplantation, and cancer. SAB Biotherapeutics’ versatile and scalable DiversitAb™ platform is applicable to a wide range of human diseases, capable of producing specifically targeted, high-potency immunotherapies. The platform has been expanded and validated through funding awarded from U.S. government emerging disease and medical countermeasures programs, the most recent of which totals up to approximately $203.6 million. SAB Biotherapeutics is advancing clinical programs in two indications, and preclinical development in three indications. In addition, SAB Biotherapeutics is executing on two research collaborations with global pharmaceutical companies, including CSL Behring and an undisclosed collaboration.

SAB generated total revenue of $55.2 million and $3.4 million for the years ended December 31, 2020 and 2019, respectively (1,504.9 % growth), and total revenue of $49.8 million and $29.5 million for the nine months ended September 30, 2021 and 2020, respectively (69% growth). Our revenue to date has been primarily derived from government grants, including for the development of a COVID-19 therapeutic. Approximately $101.0 million in funding remains for our current government grants, with an additional $1.7 million remaining for our current government grants pending approval of extensions on the funding for two of the grants.

We plan to focus a substantial portion of our resources on continued research and development efforts towards deepening our technology and expertise with our platform and as well as indications in infectious disease, autoimmune, and oncology indications. As a result, we expect to continue to make significant investments in these areas for the foreseeable future. We incurred research and development expenses of $27.9 million and $8.0 million for the years ended December 31, 2020 and 2019, respectively, and research and development expenses of $46.5 million and $12.6 million for the nine months ended September 30, 2021 and 2020, respectively. We incurred general and administrative expenses of $6.8 million and $4.1 million for the years ended December 31, 2020 and 2019, respectively, and general and administrative expenses of $9.3 million and $4.9 million for the nine months ended September 30, 2021 and 2020, respectively. We have also experienced significant growth in our workforce in recent periods, increasing from 39 employees as of December 31, 2019, to 86 employees as of December 31, 2020 and 143 employees as of September 30, 2021. We expect to continue to incur significant expenses, and we expect such expenses to increase substantially in connection with our ongoing activities, including as we:

●	invest in research and development activities to optimize and expand our DiversitAb™ platform;

●	develop new and advance preclinical and clinical progress of pipeline programs;

●	market to and secure partners to commercialize our products;

●	expand and enhance operations to deliver products, including investments in manufacturing;

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●	acquire businesses or technologies to support the growth of our business;

●	continue to establish, protect and defend our intellectual property and patent portfolio;

●	operate as a public company.

To date, we have primarily financed our operations from government agreements, including for the development of a COVID-19 therapeutic and Rapid Response Antibody Program, and the issuance and sale of preferred stock.

Our net income for the year ended December 31, 2020 was $20.1 million and our net loss for the year ended December 31, 2019 was $9.0 million. Our net loss for the nine months ended September 30, 2021 was $5.6 million and our net income for the nine months ended September 30, 2020 was $11.7 million. As of September 30, 2021, we had an accumulated deficit of $17.6 million and we had cash and cash equivalents totaling $10.8 million.

Recent Developments

In February 2021, we submitted a forgiveness application related to our Paycheck Protection Program (“PPP”) loan (the “PPP Loan”). In March 2021, the United States (“U.S.”) Small Business Administration (“SBA”) approved the forgiveness of the PPP Loan, plus accrued interest.

On October 22, 2021 (the “Closing Date”), we consummated the previously announced business combination (the “Business Combination”), pursuant to the terms of the agreement and plan of merger, dated as of June 21, 2021 and as amended on August 12, 2021 by the first amendment to the agreement and plan of merger (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) with Big Cypress Acquisition Corp. (“BCYP”) and Big Cypress Merger Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of BCYP.

Pursuant to the Business Combination Agreement, on the Closing Date, (i) Merger Sub merged with and into us (the “Merger”), with us as the surviving company in the Merger, and, after giving effect to such Merger, we were renamed SAB Sciences, Inc. and became a wholly-owned subsidiary of BCYP and (ii) BCYP changed its name to “SAB Biotherapeutics, Inc.” (“New SAB”).

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of our Common Stock and our Preferred Stock outstanding as of immediately prior to the Effective Time was exchanged for shares of common stock, par value $0.0001 per share, of New SAB based on the agreed upon our equity value of $300 million (the “Equity Value”) and a conversion rate of $10.10; (ii) each outstanding vested and unvested option to purchase shares of our Common Stock was exchanged for a comparable option to purchase New SAB Common Stock, based on the Equity Value and a conversion rate of $10.10; and (iii) holders of vested options to purchase shares of our common stock received, in the aggregate, 1,507,124 restricted stock units (the “Earnout RSUs”) related to shares of New SAB Common Stock. Additionally, holders of our Common Stock and our Preferred Stock are entitled to receive their pro rata share of the shares of New SAB Common Stock that were issued into escrow at the Closing (the “Earnout Shares”) which will be released if certain conditions are met within the five-year period following the Closing (the “Earnout Period”. The total number of Earnout Shares and shares underlying the Earnout RSUs equaled 12,000,000 shares of New SAB Common Stock, in the aggregate.

No fraction of a share of New SAB Common Stock was issued at the Closing, and each person who was otherwise entitled to a fraction of a share of New SAB Common Stock (after aggregating all fractional shares of New SAB Common Stock that otherwise would be received by such holder) received the number of shares of New SAB Common Stock rounded in the aggregate to the nearest whole share of New SAB Common Stock.

Key Factors Affecting Our Results of Operations and Future Performance

We believe that our financial performance has been, and in the foreseeable future will continue to be, primarily driven by multiple factors as described below, each of which presents growth opportunities for our business. These factors also pose important challenges that we must successfully address in order to sustain our growth and improve our results of operations. Our ability to successfully address these challenges is subject to various risks and uncertainties, including those described in the section of this prospectus titled “Risk Factors.”

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Components of Results of Operations

Revenue

Our revenue has historically been generated through grants from government and other (non-government) organizations. We currently have no commercially-approved products.

Grant revenue is recognized for the period that the research and development services occur, as qualifying expenses are incurred or conditions of the grants are met. We concluded that payments received under these grants represent conditional, nonreciprocal contributions, as described in ASC 958, Not-for-Profit Entities, and that the grants are not within the scope of ASC 606, Revenue from Contracts with Customers, as the organizations providing the grants do not meet the definition of a customer. Expenses for grants are tracked by using a project code specific to the grant, and the employees also track hours worked by using the project code.

For the years ended December 31, 2020 and 2019, and for the nine months ended September 30, 2021 and 2020, we worked on the following grants:

Government grants

The total revenue for government grants was approximately $52.8 million and $2.9 million, respectively, for the years ended December 31, 2020 and 2019.

The total revenue for government grants was approximately $49.8 million and $27.1 million, respectively, for the nine months ended September 30, 2021 and 2020.

National Institute of Health – National Institute of Allergy and Infectious Disease (“NIH-NIAID”) (Federal Award #1R44AI117976-01A1) – this grant was for $1.4 million and started in September 2019 through August 2021. For the years ended December 31, 2020 and 2019, there was approximately $228,000 and $343,000, respectively, in grant income recognized from this grant. For the nine months ended September 30, 2021 and 2020, there was approximately $457,000 and $219,000, respectively, in grant income recognized from this grant. We applied for an extension on the grant funding, which is pending approval. If approved, there is approximately $243,000 in funding remaining for this grant.

NIH-NIAID (Federal Award #1R41AI131823-02) – this grant was for approximately $1.5 million and started in April 2019 through March 2021. The grant was subsequently amended to extend the date through March 2022. For the years ended December 31, 2020 and 2019, approximately $99,000 and $97,000, respectively, in grant income was recognized from this grant. For the nine months ended September 30, 2021 and 2020, approximately $41,000 and $86,000, respectively, in grant income was recognized from this grant. Approximately $853,000 in funding remains for this grant.

NIH-NIAID through Geneva Foundation (Federal Award #1R01AI132313-01, Subaward #S-10511-01) – this grant was for approximately $2.7 million and started in August 2017 through July 2021. For the years ended December 31, 2020 and 2019, there was approximately $351,000 and $261,000, respectively, in grant income recognized from this grant. For the nine months ended September 30, 2021 and 2020, there was approximately $72,000 and $248,000, respectively, in grant income recognized from this grant. We applied for an extension on the grant funding, which is pending approval. If approved, there is approximately $1.5 million in funding remaining for this grant.

Department of Defense, Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense Enabling Biotechnologies (“JPEO”) through Advanced Technology International – this grant was for a potential of $25 million, awarded in stages starting in August 2019 and with potential stages running through February 2023. Additional contract modifications were added to this agreement in 2020 for work on a COVID therapeutic, bringing the agreement total to approximately $143 million. In September 2021, an additional modification for $60.5 million was added to the agreement for advanced clinical development through licensure and commercial manufacturing, bringing the agreement total to approximately $203.6 million. For the years ended December 31, 2020 and 2019, approximately $52.1 million and $2.2 million, respectively, in grant income was recognized from this grant. For the nine months ended September 30, 2021 and 2020, approximately $49.2 million and $26.5 million, respectively, in grant income was recognized from this grant. Approximately $100.1 million in funding remains for this grant.

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Other grants (non-government)

The total revenue for other grants (non-government) was approximately $2.4 million and $500,000, respectively, for the years ended December 31, 2020 and 2019.

We recorded no revenue for other grants (non-government) for the nine months ended September 30, 2021. The total revenue for other grants (non-government) was $2.4 million for the nine months ended September 30, 2020.

CSL Behring – there were three contracts for a combined $2.4 million that were started and completed in 2020. These contracts were related to research and development for a COVID-19 therapeutic ($2 million) and two other targets ($400,000). For the year ended December 31, 2020, there was approximately $2.4 million in grant income recognized from this grant. For the nine months ended September 30, 2020, there was approximately $2.4 million in grant income recognized from this grant.

Battelle Memorial Institute – this contract was for approximately $2.0 million, starting in April 2018 through January 2019. For the year ended December 31, 2019, there was $400,000 in income recognized from this contract, and the work for this contract was completed as of December 31, 2019.

Henry Jackson Foundation – this contract was for $250,000, starting in September 2018 through May 31, 2019. For the year ended December 31, 2019, there was $51,000 in income recognized from this contract, and the work for this contract was completed as of December 31, 2019.

Operating Expenses

Research and Development Expenses.

Research and development expenses primarily consist of salaries, benefits, incentive compensation, stock-based compensation, laboratory supplies and materials for employees and contractors engaged in research and product development, licensing fees to use certain technology in our research and development projects, fees paid to consultants and various entities that perform certain research and testing on our behalf. Research and development expenses are tracked by target/project code. Indirect general and administrative costs are allocated based upon a percentage of direct costs. We expense all research and development costs in the period in which they are incurred.

Research and development activities consist of discovery research for our platform development and the various indications we are working on. We have not historically tracked our research and development expenses on a product candidate-by-product candidate basis.

For the years ended December 31, 2020 and 2019, and for the nine months ended September 30, 2021 and 2020, we had contracts with multiple contract research organizations (“CRO”) to conduct and complete clinical studies. In the case of SAB-185, the CRO has been contracted and paid by the US government. For SAB-176, PPD Development, LP, acting as CRO oversaw the Phase 1 safety study. The terms of that agreement are subject to confidentiality, and the status of the agreement is that it is current, in good standing and approximately 91% of the contract has been paid through September 30, 2021. SAB has also contracted with hVIVO Services Limited to conduct the Phase 2a influenza study on SAB-176. The terms of that agreement are subject to confidentiality, and the status of the agreement is that it is current, in good standing and approximately 90% of the contract has been paid through September 30, 2021.

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We expect to continue to incur substantial research and development expenses as we conduct discovery research to enhance our platform and work on our indications. We expect to hire additional employees and continue research and development and manufacturing activities. As a result, we expect that our research and development expenses will continue to increase in future periods and vary from period to period as a percentage of revenue.

Major components within our research and development expenses are salaries and benefits (laboratory & farm), laboratory supplies, animal care, contract manufacturing, clinical trial expense, outside laboratory services, project consulting, and facility expense. Our platform allows us to work on multiple projects with the same resources, as the research and development process of each product is very similar (with minimal differences in the manufacturing process). Research and development expenses by component for the nine months ended September 30, 2021 and 2020 and for the years ended December 31, 2020 and 2019 were as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2021	2020	2020	2019
Salaries & benefits	$7,148,648	$3,377,947	$4,823,808	$2,776,526
Laboratory supplies	11,716,471	4,663,355	11,561,462	1,470,637
Animal care	3,324,915	1,060,973	1,626,791	1,334,118
Contract manufacturing	12,556,134	-	4,216,868	-
Clinical trial expense	4,826,311	429,986	871,607	-
Outside laboratory services	3,355,537	1,495,375	2,220,277	1,142,086
Project consulting	1,214,375	255,356	693,093	89,029
Facility expense	2,248,547	1,172,838	1,730,926	1,077,944
Other expenses	144,733	145,503	163,827	129,365
Total Research and development expenses	$46,535,671	$12,601,333	$27,908,659	$8,019,705

General and Administrative Expenses.

General and administrative expenses primarily consist of salaries, benefits and stock-based compensation costs for employees in our executive, accounting and finance, project management, corporate development, office administration, legal and human resources functions as well as professional services fees, such as consulting, audit, tax and legal fees, general corporate costs and allocated overhead expenses. General and administrative expenses also include rent and facilities expenses allocated based upon total direct costs. We expect that our general and administrative expenses will continue to increase in future periods, primarily due to increased headcount to support anticipated growth in the business and due to incremental costs associated with operating as a public company, including costs to comply with the rules and regulations applicable to companies listed on a securities exchange and costs related to compliance and reporting obligations pursuant to the rules and regulations of the SEC and stock exchange listing standards, public relations, insurance and professional services. We expect these expenses to vary from period to period in absolute terms and as a percentage of revenue.

Other (Income) Expense

Other Income.

Other income consists of other items such as the forgiveness of the PPP Loan, plus accrued interest.

Interest Income.

Interest income consists of interest earned on cash balances in our bank accounts.

Interest Expense.

Interest expense consists primarily of interest related to borrowings under notes payable for equipment.

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Results of Operations

The results of operations presented below should be reviewed in conjunction with the consolidated financial statements and notes included in this prospectus.

The following tables set forth our results of operations for the nine months ended September 30, 2021 and 2020:

	Nine Months Ended September 30,
	2021	2020
Revenue
Grant revenue	$49,817,825	$29,482,614
Total revenue	49,817,825	29,482,614
Operating expenses
Research and development	46,535,671	12,601,333
General and administrative	9,331,125	4,907,306
Total operating expenses	55,866,796	17,508,639
(Loss) income from operations	(6,048,971)	11,973,975

Other income	669,549	3,630
Interest expense	(228,184)	(325,789)
Interest income	14,571	21,283
Net (loss) income	$(5,593,035)	$11,673,099

Comparison of the Nine Months Ended September 30, 2021 and 2020

Revenue

	Nine Months Ended September 30,
	2021	2020	Change	% Change
Revenue	$49,817,825	$29,482,614	$20,335,211	69.0%
Total revenue	$49,817,825	$29,482,614

Revenue increased by $20.3 million, or 69.0%, for the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2020, primarily due to an increase in work performed under government grants.

Research and Development

	Nine Months Ended September 30,
	2021	2020	Change	% Change
Research and development	$46,535,671	$12,601,333	$33,934,338	269.3%
Total research and development expenses	$46,535,671	$12,601,333

Research and development expenses increased by $33.9 million, or 269.3%, for the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2020, primarily due to increased headcount and personnel costs in the research and development function, contract manufacturing, increased clinical work, increased consulting and increases in our production capacity and the associated expenses for materials and supplies supporting research and development activities. For the nine months ended September 30, 2021, we incurred $4.8 million in costs for activities related to clinical studies and $12.6 million in contract manufacturing.

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General and Administrative

	Nine Months Ended September 30,
	2021	2020	Change	% Change
General and administrative	$9,331,125	$4,907,306	$4,423,819	90.1%
Total general and administrative expenses	$9,331,125	$4,907,306

General and administrative expenses increased by $4.4 million, or 90.1%, for the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2020, primarily due to employee bonus, increased headcount and personnel costs in the general and administrative function, an increase in consulting, legal, and marketing expenses.

Other Income

	Nine Months Ended September 30,
	2021	2020	Change	% Change
Other income	$669,549	$3,630	$665,919	18,344.9%
Total other income	$669,549	$3,630

Other income increased by $0.7 million, or 18,344.9%, for the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2020, primarily due to the forgiveness of the PPP Loan, plus accrued interest.

Interest Expense

	Nine Months Ended September 30,
	2021	2020	Change	% Change
Interest expense	$228,184	$325,789	$(97,605)	(30.0)%
Total interest expense	$228,184	$325,789

Interest expense decreased by $0.1 million, or 30.0%, for the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2020, due to the payoff of the line of credit in June 2020.

Interest Income

	Nine Months Ended September 30,
	2021	2020	Change	% Change
Interest income	$14,571	$21,283	$(6,712)	(31.5)%
Total interest income	$14,571	$21,283

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Interest income decreased by $0.1 million, or 31.5%, for the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2021, primarily due to lower average cash balances and higher bank fees.

The following tables set forth our results of operations for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Revenue
Grant revenue	$55,237,759	$3,441,807
Total revenue	55,237,759	3,441,807
Operating expenses
Research and development	27,908,659	8,019,705
General and administrative	6,772,303	4,095,642
Total operating expenses	34,680,962	12,115,347
Income (loss) from operations	20,556,797	(8,673,540)

Other income	3,996	2,594
Interest expense	(469,151)	(428,476)
Interest income	26,131	113,133
Net income (loss)	$20,117,773	$(8,986,289)

Comparison of the Years Ended December 31, 2020 and 2019

Revenue

	Year Ended December 31,
	2020	2019	Change	% Change
Revenue	$55,237,759	$3,441,807	$51,795,952	1,504.9%
Total revenue	$55,237,759	$3,441,807

Revenue increased by $51.8 million, or 1,504.9%, in 2020, primarily due to an increase in government grants.

Research and Development

	Year Ended December 31,
	2020	2019	Change	% Change
Research and development	$27,908,659	$8,019,705	$19,888,954	248.0%
Total research and development expenses	$27,908,659	$8,019,705

Research and development expenses increased by $19.9 million, or 248.0%, in 2020, primarily due to increased headcount in the research and development function, increased clinical work, and increases in our production capacity and the associated expenses for materials and supplies supporting research and development activities.

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General and Administrative

	Year Ended December 31,
	2020	2019	Change	% Change
General and administrative	$6,772,303	$4,095,642	$2,676,661	65.4%
Total general and administrative expenses	$6,772,303	$4,095,642

General and administrative expenses increased by $2.7 million, or 65.4%, in 2020, primarily due to increased headcount in the general and administrative function.

Other (Income) Expense

Interest Expense

	Year Ended December 31,
	2020	2019	Change	% Change
Interest expense	$469,151	$428,476	$40,675	9.5%
Total interest expense	$469,151	$428,476

Interest expense increased by less than $0.1 million in 2020, or 9.5%, due to the addition of two finance leases for laboratory equipment in March 2019.

Interest Income

	Year Ended December 31,
	2020	2019	Change	% Change
Interest income	$26,131	$113,133	$(87,002)	(76.9)%
Total interest income	$26,131	$113,133

Interest income decreased by less than $0.1 million, or 76.9%, in 2020, primarily due to lower average cash balances, lower interest rates, and higher bank fees.

Liquidity and Capital Resources

As of September 30, 2021 and December 31, 2020, we had $10.8 million and $12.6 million, respectively, of cash and cash equivalents. To date, we have primarily relied on grant revenue in the form of government grants and the sale of preferred stock.

Our standard repayment terms for accounts receivable are thirty days from the invoice date. As a majority of our accounts receivable is from work performed under government grants, we have not had an uncollectible accounts receivable amount in over 5 years. As of September 30, 2021, we have received approximately $39.6 million of the $49.8 million in revenue recorded for the nine months ended September 30, 2021.

We intend to continue to invest in our business and, as a result, may incur operating losses in future periods. We expect to continue to invest in research and development efforts towards expanding our capabilities and expertise along our platform and the indications we are working on, as well as building our business development team and marketing our solutions to partners in support of the growth of the business. Based on our current business plan, we believe the net proceeds from the Merger, together with our existing cash and cash equivalents and anticipated cash flows from operations, will be sufficient to meet our working capital and capital expenditure needs over at least the next twelve months.

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Our future capital requirements will depend on many factors, including, but not limited to our ability to successfully secure additional government grants and to secure contracts with new partners for the successful development and commercialization of our products. If we are unable to execute on our business plan and adequately fund operations, or if the business plan requires a level of spending in excess of cash resources, we may be required to negotiate partnerships in which we receive greater near-term payments at the expense of potential downstream revenue. Alternatively, we may need to seek additional equity or debt financing, which may not be available on terms acceptable to us or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our shareholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common shareholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants restricting our ability to take specific actions, such as incurring additional debt, selling or licensing our assets, making product acquisitions, making capital expenditures, or declaring dividends. If we are unable to generate sufficient revenue or raise additional capital when desired, our business, financial condition, results of operations and prospects would be adversely affected.

Sources of Liquidity

Since our inception, we have financed our operations primarily from revenue in the form of government grants and from equity financings.

Equity Financings and Option Exercises

As of September 30, 2021, we have raised approximately $48.2 million since our inception from the issuance and sale of convertible preferred shares, net of issuance costs associated with such financings, and exercises of employee stock options.

Debt

As of September 30, 2021 and December 31, 2020, we had a debt balance of $49,156 and $710,768, respectively.

Note payable, related party

On February 24, 2016, we entered into a loan agreement with Christiansen Land and Cattle, Ltd., a related party, for a $3.0 million revolving line of credit secured by a blanket security interest in our assets.

We borrowed $2.5 million from the line of credit in 2016, and $350,000 in 2017. The line of credit had a fixed rate per annum of 6% compounded annually. The initial agreement was based upon repayment following a significant capital event – closing of equity or debt financing with total proceeds to us of $15 million or more or one year from the agreement date, whichever occurred first. The agreement was amended in August 2018 to extend the repayment timeframe to August 31, 2019. The first payment to repay this loan was made on August 31, 2018 ($1.0 million payment). Additional voluntary payments were being made at the rate of $30,000 per month. In August 2019, the agreement was amended to extend the maturity date to the earlier of August 31, 2020 or the occurrence of a significant capital event. The note payable balance as of December 31, 2019 was $1,364,644, which included accrued interest of $3,580. In July 2020, the note payable was paid in full and the line of credit was terminated.

Notes payable

On November 15, 2017, we entered into a loan agreement with a bank, for the financing of an ultrasound machine for $18,997. The agreement was for a four-year term, with monthly payments of $440. The note payable had a balance as of December 31, 2019 of $9,203 and was paid off in full in September 2020.

In December 2017, we entered into two loan agreements with a financial institution. One agreement was for the purchase of a tractor for $116,661 at a 3.6% interest rate, and a second agreement for the purchase of a trailer, truck, scale, and chute for $47,721 at a 5.9% interest rate. The loan for the tractor included annual payments of $25,913 for the next five years starting in December 2018. The loan for the trailer, truck, scale, and chute included monthly payments of $920 for five years starting in January 2018 through December 2022. During 2019, the trailer, truck, scale, and chute loan was paid in full. As of September 30, 2021 and December 31, 2020, the tractor loan balance was $49,156.

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On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). In April 2020, we entered into the PPP Loan with First Premier Bank under the PPP, which is part of the CARES Act administered by the SBA. As part of the application for these funds, we, in good faith, certified that the current economic uncertainty made the loan request necessary to support our ongoing operations. The certification further requires us to take into account our current business activity and our ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. Under the PPP, we received proceeds of approximately $661,612. In accordance with the requirements of the PPP, we utilized the proceeds from the PPP Loan primarily for payroll costs. The PPP Loan has a 1.00% interest rate per annum, matures in April 2022 and is subject to the terms and conditions applicable to loans administered by the SBA under the PPP. Under the terms of PPP, all or certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses, as described in the CARES Act. We recorded the entire amount of the PPP Loan as debt. Under the terms of the PPP Loan, monthly payments of principal and interest were due to commence November 1, 2020, however, the SBA is deferring loan payments for borrowers who apply for loan forgiveness until the SBA remits the borrower’s loan forgiveness amount to the lender. No payments were made in 2020 and, as of December 31, 2020, the PPP Loan balance was $661,612. An application for forgiveness of the PPP Loan was completed in February 2021. In March 2021, the SBA approved the forgiveness of the PPP Loan, plus accrued interest. We recorded a gain on extinguishment of PPP Loan of $661,612 for the forgiveness of the PPP Loan within other income on the condensed consolidated statement of operations for the nine months ended September 30, 2021.

Please refer to the audited consolidated financial statements as of, and for the years ended December 31, 2020 and 2019, included in this prospectus for additional information on our debt.

Cash Flows

The following table summarizes our cash flows for the nine months ended September 30, 2021 and 2020:

	Nine Months Ended September 30,
	2021	2020
Net cash provided by operating activities	$6,865,042	$5,473,378
Net cash used in investing activities	(8,581,735)	(7,371,717)
Net cash (used in) provided by financing activities	(142,928)	9,058,476
Net (decrease) increase in cash and cash equivalents	$(1,859,621)	$7,160,137

Operating Activities

Net cash provided by operating activities increased by $1.4 million for the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2020, primarily due to increased revenue from performance under our government contracts.

Investing Activities

Net cash used in investing activities increased by $1.2 million for the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2020, primarily due to investments in our manufacturing capabilities and equipment.

Financing Activities

Net cash (used in) provided by financing activities changed by $9.2 million for the nine months ended September 30, 2021, as compared to the nine months ended September 30, 2020, primarily due to the series B financing round in 2020, with no financings in 2021.

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The following table summarizes our cash flows for the years ended December 31, 2020 and 2019:

	2020	2019
Net cash provided by (used in) operating activities	$10,004,795	$(9,214,440)
Net cash used in investing activities	(12,722,702)	(608,748)
Net cash provided by financing activities	8,982,321	3,681,628
Net increase (decrease) in cash and cash equivalents	$6,264,414	$(6,141,560)

Operating Activities

Net cash provided by (used in) operating activities changed by $19.2 million in 2020, primarily due to increased revenue from performance under our government contracts.

Investing Activities

Net cash used in investing activities increased by $12.1 million in 2020, primarily due to investments in our manufacturing capabilities and equipment.

Financing Activities

Net cash provided by financing activities increased by $5.3 million in 2020, primarily due to the $10.0 million series B financing round in 2020, as compared to the $4.3 million raised in the series B financing round in 2019.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations and commitments as of December 31, 2020:

	Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	Over 5 years
Notes payable (1)	$710,768	$538,731	$172,037	$-	$-
Operating lease liabilities (2)	3,559,539	1,053,891	2,037,680	467,968	-
Finance lease liabilities (2)	7,331,097	490,848	851,267	802,992	5,185,990
Total	$11,601,404	$2,083,470	$3,060,984	$1,270,960	$5,185,990

(1)	In February 2021, we submitted a forgiveness application related to the PPP Loan. In March 2021, the SBA approved the forgiveness of the PPP Loan, plus accrued interest.

(2)	We are party to certain contractual arrangements for equipment, lab space, and an animal facility, which meet the definition of leases under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 842, Leases (“ASC 842”).

We enter into contracts in the normal course of business with third parties, including CROs. These payments are not included in the table above, as the amount and timing of such payments are not known.

As of September 30, 2021, there were no material changes outside of the ordinary course of business to our commitments and contractual obligations.

Income Taxes

We had $12.7 million of federal net operating loss carryforwards as of September 30, 2021 and December 31, 2020. Our carryforwards are subject to review and possible adjustment by the appropriate taxing authorities. These carryforwards may generally be utilized in any future period but may be subject to limitations based upon changes in the ownership of our shares in a prior or future period. We have not quantified the amount of such limitations, if any.

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Off-Balance Sheet Arrangements

We did not have, for the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Internal Control Over Financial Reporting

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Under standards established by the Public Company Accounting Oversight Board, or PCAOB, a deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or personnel, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. The PCAOB defines a material weakness as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented, or detected and corrected, on a timely basis.

Qualitative and Quantitative Disclosures About Market Risk

Concentration of Credit Risk

We received approximately 96% and 85% of our total revenue through grants from government organizations for the years ended December 31, 2020 and 2019, respectively, and approximately 100% and 92% of our total revenue through grants from government organizations for the nine months ended September 30, 2021 and 2020, respectively. We received approximately 4% and 12% of our total revenue through a grant from a non-government organization for the years ended December 31, 2020 and 2019, respectively, and approximately 0% and 8% of our total revenue through a grant from a non-government organization for the nine months ended September 30, 2021 and 2020, respectively. To date, no receivables have been written off.

Interest Rate Risk

As of September 30, 2021 and December 31, 2020, we had a cash balance of $10.8 million and $12.6 million, respectively, all of which was maintained in bank accounts and money market funds in the U.S. Our primary exposure to market risk is to interest income volatility, which is affected by changes in the general level of interest rates. As such rates are at a near record low, a 10% change in the market interest rates would not have a material effect on our business, financial condition or results of operations.

Foreign Currency Risk

We conduct our business in U.S. dollars and, thus, are not exposed to financial risks from exchange rate fluctuations between the U.S. dollar and other currencies.

Critical Accounting Policies and Estimates

We have prepared our consolidated financial statements in accordance with GAAP. Our preparation of these consolidated financial statements requires us to make estimates, assumptions and judgments that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. We evaluate our estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could therefore differ materially from these estimates under different assumptions or conditions.

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While our significant accounting policies are described in more detail in Note 2 to our audited and unaudited condensed consolidated financial statements included in this prospectus, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition

Our revenue is primarily generated through grants from government and other (non-government) organizations.

Grant revenue is recognized for the period that the research and development services occur, as qualifying expenses are incurred or conditions of the grants are met. We concluded that payments received under these grants represent conditional, nonreciprocal contributions, as described in ASC 958, Not-for-Profit Entities, and that the grants are not within the scope of ASC 606, Revenue from Contracts with Customers, as the organizations providing the grants do not meet the definition of a customer. Expenses for grants are tracked by using a project code specific to the grant, and the employees also track hours worked by using the project code.

Stock-Based Compensation

We recognize compensation cost relating to stock-based payment transactions using a fair-value measurement method, which requires all stock-based payments to employees, directors, and non-employee consultants, including grants of stock options, to be recognized in operating results as compensation expense based on fair value over the requisite service period of the awards. We hired an independent third-party valuation firm, beginning in 2017, to determine the fair value of our common stock, which we then used to determine the fair value of our stock-based awards using the Black-Scholes option-pricing model, which uses both historical and current market data to estimate fair value. The method incorporates various assumptions, such as the value of the underlying common stock, the risk-free interest rate, expected volatility, expected dividend yield and expected life of the options. For awards with performance-based vesting criteria, we estimate the probability of achievement of the performance criteria and recognizes compensation expense related to those awards expected to vest. No awards may have a term in excess of ten years. Forfeitures are recorded when they occur. Stock-based compensation expense is classified in our consolidated statements of operations based on the function to which the related services are provided. We recognize stock-based compensation expense over the expected term.

In addition to considering the results of the independent third-party valuations, our board of directors considered various objective and subjective factors to determine the fair value of our common shares as of each grant date, which may be a date other than the most recent independent third-party valuation date, including:

●	the prices at which we most-recently sold preferred shares and the superior rights and preferences of the preferred shares relative to our common shares at the time of each grant;

●	the lack of liquidity of our equity as a private company;

●	our stage of development and business strategy and the material risks related to our business and industry;

●	our financial condition and operating results, including our levels of available capital resources and forecasted results;

●	developments in our business, including the achievement of milestones such as entering into partnering agreements;

●	the valuation of publicly traded companies in the life sciences, biopharmaceutical and healthcare technology sectors, as well as recently completed mergers and acquisitions of peer companies;

●	any external market conditions affecting our industry, and trends within our industry;

●	the likelihood of achieving a liquidity event for the holders of our preferred shares and holders of our common shares, such as an initial public offering, or IPO, or a sale of our company, given prevailing market conditions; and

●	the analysis of IPOs and the market performance of similar companies in our industry.

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The assumptions underlying these valuations represented management’s best estimates, which involved inherent uncertainties and the application of management’s judgment. As a result, if factors or expected outcomes change and we use significantly different assumptions or estimates, the fair value of our common shares and our stock-based compensation expense could be materially different.

Following the completion of the merger, the fair value of our common shares will be determined based on the quoted market price of our common shares.

See Note 11 to our consolidated financial statements and Note 11 to our unaudited condensed consolidated financial statements, included in this prospectus, for information concerning certain specific assumptions we used in applying the Black-Scholes option pricing model to determine the estimated fair value of our stock options granted for the years ended December 31, 2020 and 2019, and for the nine months ended September 30, 2021 and 2020.

Stock-based compensation expense was $1.3 million and $0.4 million for the years ended December 31, 2020 and 2019, respectively. Stock-based compensation expense was $1.7 million and $1.0 million for the nine months ended September 30, 2021 and 2020, respectively. As of September 30, 2021, we had $4.2 million of total unrecognized stock-based compensation cost related to non-vested options, which we expect to recognize in future operating results over a weighted-average period of 2.34 years.

Common Stock Valuations

We are required to periodically estimate the fair value of our common stock with the assistance of an independent third-party valuation firm, as discussed above, when issuing stock options and computing our estimated stock-based compensation expense. The assumptions underlying these valuations represented our best estimates, which involved inherent uncertainties and the application of significant levels of our judgment.

In order to determine the fair value of our common stock, we considered, among other items, previous transactions involving the sale of our securities, our business, financial condition and results of operations, economic and industry trends, the market performance of comparable publicly traded companies, and the lack of marketability of our common stock.

Lease Liabilities and Right-of Use Assets

We are party to certain contractual arrangements for equipment, lab space, and an animal facility, which meet the definition of leases under ASC 842. In accordance with ASC 842, we have, as of January 1, 2018 (the date of adoption), recorded right-of-use assets and related lease liabilities for the present value of the lease payments over the lease terms. We utilized the practical expedient regarding lease and non-lease components and have combined such items into a single combined component. Our incremental borrowing rate was used in the calculation of our right-of-use assets and lease liabilities.

Recently Issued Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 3 to our audited and unaudited condensed consolidated financial statements included in this prospectus.

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Impact of the COVID-19 Pandemic

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus, or COVID-19, as a pandemic, which continues to spread throughout the U.S. and worldwide. As with many companies around the world, our day-to-day operations were disrupted with the imposition of work from home policies and requirements for physical distancing for any personnel present in our offices and laboratories. The pandemic has also disrupted our activities as shelter-in-place orders, quarantines, supply chain disruptions, travel restrictions and other public health safety measures have impacted our ability to interact with our existing and potential partners for our activities. However, the COVID-19 pandemic did not materially impact our business, operating results or financial condition, and is not F/S say that it is uncertain about the future. There is significant uncertainty as to the trajectory of the pandemic and its impacts on our business in the future. We could be materially and adversely affected by the risks, or the public perception of the risks, related to the COVID-19 pandemic or similar public health crises. Such crises could adversely impact our ability to conduct on-site laboratory activities, expand our laboratory facilities, secure critical supplies such as reagents, laboratory tools or immunized animals required for discovery research activities, and hire and retain key personnel. The ultimate extent of the impact of any epidemic, pandemic, outbreak, or other public health crisis on our business, financial condition and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of such epidemic, pandemic, outbreak, or other public health crisis and actions taken to contain or prevent the further spread, among others. Accordingly, we cannot predict the extent to which our business, financial condition and results of operations will be affected. We remain focused on maintaining our operations, liquidity and financial flexibility and continue to monitor developments as we deal with the disruptions and uncertainties from the COVID-19 pandemic.

JOBS Act Accounting Election

We qualify as an “emerging growth company” as defined in the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements that are not otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

●	not being required to comply with the auditor attestation requirements on the effectiveness of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis);

●	reduced disclosure obligations regarding executive compensation arrangements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year in which the fifth anniversary of the completion of our initial public offering occurred. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than the information you receive from other public companies in which you hold stock.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date that we are no longer an emerging growth company or affirmatively and irrevocably opt out of the exemption provided by Section 7(a)(2)(B) of the Securities Act upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which we will adopt the recently issued accounting standard.

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BUSINESS

Overview

We are a clinical-stage biopharmaceutical company advancing a powerful new class of immunotherapeutic human antibodies (also called immunoglobulins). Our novel DiversitAb™ Immunotherapy platform, based on the power of the human immune system, has the unique capability to generate specifically targeted, high-potency, fully-human polyclonal antibodies without the need for human donors.

SAB has applied advanced genetic engineering and antibody science to develop transchromosomic (Tc) Bovine™ (cows) that produce fully human antibodies targeted to specific diseases, including infectious diseases such as COVID-19 and influenza, immune system disorders including type 1 diabetes and organ transplantation, and cancer. This technology and scaled system have been refined, optimized and de-risked over two decades. The Company’s versatile and scalable DiversitAb™ platform is applicable to a wide range of human diseases, capable of producing specifically targeted, high-potency immunotherapies.

The platform has been expanded and validated through funding awarded from U.S. government emerging disease and medical countermeasures programs, totaling more than $203.6 million since March of 2020. The Company is advancing clinical programs in two indications and preclinical development in two indications. In addition, the Company is executing on two discovery stage research collaborations with global pharmaceutical companies, including CSL Behring and a confidential collaboration.

Since its founding in 2014, the Company has generated revenue from government awards and commercial agreements that have provided for proof-of-concept and demonstrated consistency of outcomes across more than a dozen development programs. In addition, the Company has generated substantial results from government, academic and commercial collaborators, including testing, process development and optimization, nonclinical and clinical testing for multiple, distinct product candidates in infectious disease, oncology and immune system disorders.

Leveraging this proprietary platform and suite of technologies, enables us to address novel and complex targets and expand the therapeutic potential of our product candidates, and address emerging health threats. We are focused on developing product candidates with the potential for first-in-class opportunity against novel targets or best-in-class against known, but complex, targets to treat diseases with a significant unmet medical need.

Together with our antibody discovery and development expertise, this platform has enabled our pipeline of four product candidates. Two of our product candidates have achieved clinical proof-of-concept, one of which currently being evaluated in an ongoing Phase 3 clinical trial.

Business Model: Multi-Pronged Business Strategy

We have a well-established system for integrating developmental milestones, enabling the company to generate SAB-owned assets from concept to clinical proof-of-concept. SAB can leverage its platform both as a therapeutic discovery engine and to move its own products through concept, discovery, development and clinical proof-of-concept to build value in the products and the platform. Our team has extensive experience with all aspects of the platform, including animal and product development, manufacturing, Investigational New Drug (IND)-enabling studies, and clinical trial oversight. Continuous innovation and vertical integration support the Company’s opportunities to take products from concept through Phase 3 clinical trials with the company operation as it exists today.

Product Development of Pipeline Assets

The unique capabilities of our therapeutic engine have enabled the development of a new class of antibody immunotherapies with the potential to access commercial markets with novel therapies and address unmet medical needs in infectious disease, immune system disorders, and oncology. The Company has demonstrated clinical safety as a result of no drug-related serious adverse events (SAEs) to date in multiple clinical studies, shown efficacy signals in a single patient Phase 1 safety study and validated its platform technology with nonclinical data showing neutralization in vitro and in vivo for highly mutating infectious diseases. The Company continues to advance its wholly owned R&D portfolio across multiple therapeutic areas including one product in an ongoing Phase 3 trial for COVID-19 and a product completing a Phase 2a Challenge Study for seasonal influenza.

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Industry Partnering & Research Collaborations

The company is leveraging this capability in ongoing research collaborations with the United States government and global pharma firms. The DiversitAb™ platform, leveraging the human antibody-generating transchromosomic (Tc) bovine, offers advantages in consistent antibody discovery and development. Precise targeting of the immune response of the Tc Bovine™ elicits a large volume of human antibodies with potential for greater diversity and higher avidity than other animal-based discovery platforms or human plasma donors.

One aspect of our business model is focused on bringing products through valuable inflection points and partnering those products with companies that have demonstrated capabilities to commercialize such products. This partnering will seek to balance near-term and long-term monetization and is expected in general to follow accepted industry norms for partnerships, collaborations and economic benefit. These potential agreements may be focused on a single asset, a group of specified or unspecified assets, or a category of asset types. Our business analysis includes consideration of all product and market characteristics to determine the optimum path to commercializing our products and maximizing shareholder value.

United States Government Rapid Response Biodefense & Public Health Security

In addition to commercial and academic research collaborations, we have a well-developed history of collaboration with the U.S. government, including divisions of the Department of Defense (DOD), including Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense Enabling Biotechnologies (JPEO CBRND-EB), the Naval Medical Research Center (NMRC), the Defense Threat Reduction Agency (DTRA), U.S. Army Medical Research Institute of Infectious Disease (USAMRIID), the Defense Health Authority (DHA), the Army Contracting Command, and agencies within the Department of Health and Human Services (HHS), such as the Food and Drug Administration (FDA), the Biomedical Advanced Research and Development Authority (BARDA), and the National Institutes of Health (NIH) including the National Institute of Allergy and Infectious Diseases (NIAID). From its founding in 2014, the Company has secured substantial funding through these collaborations. It has also generated significant data and positive results through collaboration partners, including in vitro and in vivo testing, human clinical trial sponsorships and results, process development, quality systems, product development optimization and process validation.

Since 2014, the Company has demonstrated consistent in vivo efficacy of its products in more than a dozen targets as part of grants, contracts and other in-kind work including its first Phase 1 safety trial for Middle East Respiratory Syndrome Coronavirus (MERS-CoV) in January of 2018.

In 2019, the Company proposed a Rapid Response Antibody Program to the DoD JPEO CBRND-EB as part of a stepped competitive process and initially was awarded up to $27 million in a progressive and competitive three-stage agreement calling for the development of a state-of-the-art, pharmaceutical platform technology that could produce antibody-based medical countermeasures for biological threats to accelerate the delivery of potent, fully human, antibody therapeutics.

When the COVID-19 pandemic struck in early 2020, the agreement was expanded and a Stage 4 “COVID-19 Pandemic Response,” was awarded in April of 2020, with subsequent expansions of the Stage 4 scope and budget through 2020, including additional support from BARDA. The expanded award for the Company’s Rapid Response Antibody Program and COVID-19 Pandemic Response currently totals up to approximately $203.6 million, and has helped the Company to develop, expand and validate its assets and capabilities.

Our experience with COVID-19 Pandemic Response has enabled demonstration of proof-of-concept across all elements of the operation. We were able to generate product concept, initiate development, the proof-of-principle, the IND application, the Phase 1 clinical safety data, and the entry into a late-stage safety and efficacy trials within approximately one year. We plan to continue to build overall platform value by optimizing integrated elements, which include antigen development and production, animal and plasma production, drug manufacturing, clinical safety, human efficacy, increases in human resources and physical facilities capabilities (including expanded labs, animal management and clean room purification facilities), clinical and regulatory management and oversight, an expanded patent portfolio, and product targets demonstrating capability in addressing unmet needs in infectious disease, immune system disorders and oncology.

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The Company’s DiversitAb™ platform was recognized by the World Health Organization as the best therapeutic platform to address priority pathogens with pandemic potential in a report entitled “Research and Development Blueprint” a global strategy and preparedness plan that supports the rapid activation of R&D activities that could be used to save lives and avert large-scale crisis during epidemics.

We plan to continue to our relationship with the U.S. government to both deploy and further develop and expand our Rapid Response Antibody Program as well as other need-driven initiatives in biodefense and ongoing global public health security, such as pandemic readiness and response.

Platform and Solutions

DiversitAbTM Platform

The DiversitAb™ immunotherapy platform enables the unique ability to generate targeted, fully human, natural, polyclonal antibodies without the need for human donors or serum. These diverse and high potency antibodies can be targeted to viruses, bacteria, toxins and human antigen targets. Our proprietary DiversitAbTM platform relies on advanced genetic engineering that functionally eliminates the production of bovine antibodies and replaces them with human antibodies produced from the full germ-line repertoire of human antibody heavy chain and kappa light chain genes on an engineered human artificial chromosome (“HAC”). The animals are thus referred to as transchromosomic (Tc) BovineTM. The human antibody genes have been further engineered in such a way to efficiently produce a diverse repertoire of human immunoglobulin G (IgG) in bovine B-cells in response to challenge with specifically targeted antigens through hyperimmunization of the Tc Bovine™. Bovine were selected because they are large animals that produce large amounts of plasma with high concentrations of antibodies and respond effectively to antigen challenge by producing high potency, high avidity polyclonal antibodies, also known as human immunoglobulins.

The novel capability of the DiversitAb™ platform in harnessing the natural human biological immune response makes it well-suited to address several immune system disorders, presenting potential opportunities for new therapies to address unmet medical needs. The DiversitAbTM platform can generate highly targeted human polyclonal antibodies to multiple antigens. Because the antibodies are polyclonal, they include multiple antibodies to multiple epitopes on each antigen, generating an immune response that resembles the natural way that our bodies fight disease.

Genetically Engineered Therapeutic Engine Leveraging Natural Human Immune Response

Through its DiversitAb™ platform the Company has engineered a systematic therapeutic engine that emulates the way that nature synergistically targets the complexity of human disease.

The discovery, development and production process represent a “plug-and-play” approach:

1.	Antigen is developed for a specific target. The platform is designed to address virtually any target including bacteria (whole killed), viruses, toxins, plasmid DNA, cells, and human tissues.
2.	The transchromosomic (Tc) Bovine™, genetically engineered to produce fully human antibodies, are then hyperimmunized with the antigen, driving the immune response beyond protective levels.
3.	The target specific human antibodies are collected from the Tc Bovine™ as plasma donations.
4.	Human antibodies are then isolated from the plasma through a plasma fractionation process and after several testing steps becomes a human immunotherapy treatment or prophylactic.

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The following graphic depicts the main elements of product development and manufacturing that the Company wholly owns and can produce in SAB-owned facilities, which allows it to advance candidates into clinical studies and be opportunistic about when and how to partner each asset.

We have vertically integrated the platform technology across a significant series of value inflection points. Capabilities include advanced animal reproduction methods (cloning) to produce Tc Bovine™, animal husbandry, animal vaccine development, plasma collection, plasma purification, drug substance manufacturing and product fill/finish, nonclinical and clinical study management, quality assurance, quality control, regulatory compliance and program collaboration. The Company has built a broad-based network of third-party collaborators, service providers, vendors, consultants and government partners that can help support each of these vertically integrated activities.

In addition to its antibody development and manufacturing operation, the Company has developed the capability to design and produce antigens in-house for use in the hyperimmunization protocols of Tc Bovine™. This allows SAB to retain the option to advance specific proprietary programs for reagent antibodies used in infectious disease diagnostic testing as standards and controls that are derived from those antigens, subject to corporate goals and priorities, market demand and potential profitability.

The DiversitAbTM platform is replicable and scalable. Targeted human antibodies can be produced to the same antigens or multiple antigens in as many animals as necessary to generate sufficient doses of any target product. Scalability is secured by adding more animals that are hyperimmunized and produce more plasma. Downstream processing primarily involves plasma fractionation to purify human IgG from all other plasma proteins to meet product specifications. Consistency of product is achieved by testing the potency of antibodies contained in each plasma collection and then combining plasma collections in a manufacturing pool that generates specified potencies within a specified antibody protein concentration.

Target immunotherapy production of early proof-of-concept and initial clinical lots using the DiversitAbTM platform technology have been generated by SAB in as little as 90 days, including the conduct of IND-enabling studies, while responding to the emerging COVID-19 pandemic.

Milestones and Timeline:

We have achieved multiple recent milestones and expect to achieve multiple additional catalysts through year end 2022:

●	Established proof-of-concept for DiversitAbTM platform

●	Fully enrolled Phase 2a Challenge Trial for SAB-176 (seasonal influenza)

●	Advanced to Phase 3 of NIH-Sponsored ACTIV-2 Trial based upon DSMB at interim analysis for SAB-185 (COVID-19)

●	Announced Topline Data Demonstrating SAB-176 Met its Primary Endpoint in a Phase 2a Challenge Study in Adults Infected with Influenza Virus

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●	1Q2022–IND-enabling studies expected to begin for SAB-142 (transplant and type 1 diabetes)

●	2Q2022–Phase 2 trial expected to begin for SAB-176 (seasonal influenza)

●	1H2022–Proof-of-concept data expected for discovery immuno-oncology

Pipeline Programs

As a platform technology-based company, SAB has multiple opportunities to generate individual products and multivalent products targeted to a variety of disease types and disease targets within related categories. As such, the Company is pursuing programs that have discrete market opportunities and establish important proof-of-principle for the target category (such as viral respiratory disease), or for broader categories such as infectious disease, oncology or immune system disorder targets.

We are advancing a robust pipeline of differentiated antibody-based therapies for the treatment of infectious disease, and severe autoimmune diseases. Leveraging our novel immunotherapy platform and suite of technologies, we’ve focused on developing product candidates, where we believe a differentiated human polyclonal approach has the greatest potential to be either first-in-class against novel targets or best-in-class against known, but complex, targets to treat diseases with a significant unmet medical need. The following summarizes our current pipeline assets:

SAB Biotherapeutics, Inc. Pipeline

Infectious Disease: The unique attributes of the DiversitAb™ platform, including the ability to simultaneously address multiple strains, drive high potencies and address mutations, are especially relevant for infectious diseases. As the most advanced SAB product category, infectious disease represents a major grouping of unmet, or poorly met, needs in both the therapeutic treatment and prophylactic markets. SAB has two major projects underway: SAB-185, an anti-COVID-19 human polyclonal antibody therapeutic candidate in an ongoing Phase 3 clinical trial, and SAB-176, an anti-influenza A & B human polyclonal antibody therapeutic candidate that is currently in a Phase 2a Challenge study.

Auto-Immune Disorders: In-vitro pre-clinical studies have been completed for SAB-142 to enable both Type-1 Diabetes and Transplant indications for safety and potency and in-vivo studies are scheduled to begin in 1Q 2022.

SAB-185 (COVID-19)

SAB-185 is a fully human, specifically targeted, highly potent, and broadly neutralizing human polyclonal antibody therapeutic candidate for COVID-19. It was developed in collaboration with the US government using SAB’s novel proprietary DiversitAb™ Rapid Response Antibody Program, as part of the Countermeasures Acceleration Group, formerly Operation Warp Speed. SAB filed the IND application and produced the initial clinical doses in just 98 days from program initiation. SAB-185 was designed and developed without the need for human convalescent plasma or human B-cell donations. The SAB-185 program aims to address the urgent need for readily accessible, safe and efficacious therapies to treat COVID-19 and provides an important response model for future threats.

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SAB-185, generated from the full-length spike protein of the SARS-CoV-2 Wuhan strain, has shown neutralization of the Munich, Washington, South African, Delta, Lambda and other variant strains in preclinical and nonclinical studies. Preclinical data has also shown SAB-185 to be significantly more potent than human-derived COVID-19 convalescent IgG.

SAB-185 was assessed in IND-enabling studies including Good Laboratory Practice (GLP) toxicology and tissue cross reactivity studies. The results were submitted to the FDA for review as part of the IND request. The FDA authorized SAB Biotherapeutics to initiate a Phase 1 trial in healthy adults and a Phase 1b trial in ambulatory adults with confirmed SARS-CoV-2 infection.

The Phase 1 study was a randomized, double-blind, placebo-controlled study of four cohorts at dose levels of 10 mg/kg, 25 mg/kg, 25 mg/kg on two occasions, or 50 mg/kg of SAB-185, or normal saline. All subjects have concluded their participation. A description of this study can be found at the ClinicalTrials.gov website under the identification code of NCT04468958. The primary endpoint(s) were the incidence and severity of adverse events and SAEs or transfusion-related adverse events at day 29. Secondary endpoints included the incidence and severity of adverse events and SAEs through day 90, among others. A Data Safety and Monitoring Board (DSMB) monitored adverse events after each cohort was infused. They recommended that each later cohort could be infused with the next highest dose according to the study protocol. No SAB-185-related SAEs were identified by the DSMB, though some adverse events were noted in both the SAB-185 and placebo participants. Interim aggregate data from the 10mg/kg and 25mg/kg cohorts from this study, including safety data, was submitted to the FDA. After receiving this data, the FDA allowed SAB-185 to progress into an adaptive COVID-19 Phase 2/3 conducted by the National Institute of Allergy and Infectious Diseases (NCT04518410). A final study report is being prepared by the contract research organization (CRO) that conducted the Phase 1 study.

The SAB-185 Phase 1b trial was a randomized, double-blind, placebo-controlled study of three cohorts at dose levels of 10, 25 or 50 mg/kg of SAB-185 or normal saline. All subjects have concluded their participation. A description of this study can be found at the ClinicalTrials.gov website under the identification code NCT04469179. The primary endpoint(s) were the incidence and severity of adverse events and SAEs or transfusion-related adverse events at day 29. Secondary endpoints included the incidence and severity of adverse events and SAEs through day 90 and measurement of SARS-CoV-2 quantitative reverse transcriptase polymerase chain reaction (qRT-PCR) results of the naso/oropharynx at various times. The DSMB monitored adverse events after each cohort was infused and recommended that each later cohort could be infused with the next highest dose according to the study protocol. No SAB-185-related SAEs were identified by the DSMB though adverse events were noted in both the SAB-185 and placebo participants. Interim aggregate data from the 10mg/kg and 25mg/kg cohorts from this study, including safety data, was submitted to the FDA. The FDA allowed SAB-185 to progress into an adaptive COVID-19 Phase 2 as part of the ACTIV-2 protocol, conducted by the National Institute of Allergy and Infectious Diseases. A final study report is being prepared by the CRO that conducted the Phase 1b study.

SAB-185 was accepted for inclusion in ACTIV-2 and cleared for participation by the FDA.

The Phase 2 portion of the trial for SAB-185 began in the second quarter of 2021. ACTIV-2 is a COVID-19 master protocol sponsored and funded by the NIH, in collaboration with the AIDS Clinical Trials Group, that calls for an adaptive design Phase 2/3 trial. The Phase 2 trial is in ambulatory patients, with 110 participants in each of two cohorts, and a control group.

In September, we announced that an independent Data Safety Monitoring Board (DSMB) had completed its prespecified interim analysis data review of the safety and efficacy of SAB-185 in the Phase 2 portion of the ACTIV-2 trial and recommended advancement to Phase 3 based on meeting pre-defined graduation criteria.

Both the low and high doses of SAB-185 tested in Phase 2 met the pre-defined efficacy goal for advancement to Phase 3 and appeared safe at the interim analysis. NIAID and SAB researchers are finalizing the preferred dose to assess in Phase 3.

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The Phase 3 portion of the ACTIV-2 trial is a randomized, unblinded, active comparator-controlled adaptive platform study that will assess the clinical safety and efficacy of SAB-185 compared to active control monoclonal antibody treatment in people with mild to moderate COVID-19 who are at higher risk for progression to hospitalization, enrolling approximately 600 participants to receive the investigational agent SAB-185 and 600 to receive an active comparator. The primary outcome measures of the Phase 3 trial will include safety and non-inferiority for the prevention of a composite endpoint of either hospitalization or death from any cause through study day 28.

More information on the Phase 3 trial can be found at the clinicaltrials.gov website (Identifier: NCT04518410). Assessment of SAB-186 in the Phase 3 trial is ongoing with more than 100 sites having been activated, including Ex-US and more than 25 sites currently enrolling.

Route of administration is also an important component of the ability to access specific markets, and the Company is pursuing the development of alternate routes of administration as an expansion of its market reach. These include intravenous (IV), intramuscular (IM), and sub-cutaneous (SC) administration methods.

SAB-176 (Severe Influenza):

With its substantial health and economic impacts and hundreds of thousands of hospitalizations and tens of thousands of deaths annually in the U.S. alone, seasonal influenza represents a major health challenge. More effective therapies for moderate to severe cases are urgently needed. SAB-176 is a multivalent, broadly neutralizing fully human polyclonal antibody therapeutic candidate in development for the treatment or prevention of severe influenza. This novel, specifically targeted high-potency immunotherapy leverages the natural human immune response and is designed to bind and neutralize both type A and type B influenza, including emerging and mutating strains. It may also be modified to address annual strain changes when needed. Nonclinical data suggests that SAB-176 offers broad protection against diverse influenza strains, even those that were not specifically targeted, potentially as a result of its strong cross-reactive potencies to conserved epitopes.

SAB-176 has the potential to complement seasonal vaccine programs, to achieve better efficacy than small molecule anti-influenza antivirals in the general population, to avoid development of resistant strains and to serve as a protective prophylactic in high-risk populations. This promising therapy is well-suited to address highly mutating viruses that have significant annual health impacts as well as pandemic potential.

SAB-176 was evaluated in an ascending dose, double-blind, randomized, placebo-controlled Phase 1 safety trial in healthy volunteers. No drug related serious adverse events have been observed to date.

SAB-176 was assessed in IND-enabling studies including Good Laboratory Practice (GLP) toxicology studies. The results were submitted to the FDA for review as part of the IND submission. The FDA authorized SAB Biotherapeutics to initiate a Phase 1 trial in healthy adults based on the safety profile in the preclinical data set. A description of this study can be found at the ClinicalTrials.gov website under the identification code NCT04471038. A Safety Review Committee (SRC) monitored adverse events after each cohort was infused and recommended that each later cohort could be infused with the next highest dose according to the study protocol. No SAB-176 related SAEs were identified by the DSMB, although adverse events were noted among the SAB-176 and placebo participants. A final study report is being prepared by the CRO that conducted the study expected in the first quarter of 2022.

In December, we announced topline data for a Phase 2a challenge study that was initiated in June 2021. This was a randomized, double-blind, placebo-controlled study evaluating the safety and treatment efficacy of SAB-176 in 60 healthy adults challenged with a pandemic influenza virus strain (pH1N1). Participants were randomized to receive either SAB-176 (25 mg/kg dose) or placebo and were intranasally inoculated with pandemic H1N1 (2009/California) virus, and nasopharyngeal swabs were taken 8 days after inoculation.

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The primary endpoint of the study was reduction of the nasopharyngeal viral load of subjects treated with SAB-176 (expressed as area under the curve, or AUC) compared to those receiving placebo over an 8-day timepoint as measured by qRT-PCR. SAB-176 met the primary endpoint of significantly reducing patient pH1N1 influenza viral load in the treated subjects (p = 0.026, one sided).

A secondary endpoint of the challenge study was reduction of clinical flu signs and symptoms in the subjects receiving active treatment (n=8) compared to placebo controls (n=12) for those who had signs and symptoms. SAB-176 achieved statistical significance in meeting the secondary endpoint at Day 4 (p = 0.013, one sided) in symptomatic patients. A full analysis and data readout is being prepared and expected in the first half of 2022.

In this study SAB-176 also appeared to be safe and well tolerated. No SAB-176-related serious adverse events (SAEs) were observed, and most adverse events were mild to moderate. Based on these positive efficacy and safety results, we plan to further evaluate SAB-176 in a global clinical trial in the second quarter of 2022.

Immune System Disorders

The novel capability of the DiversitAb™ platform in harnessing the natural human biological immune response offers the opportunity to address several immune system disorders with new therapies for unmet medical needs. The Company’s platform technology shows potential in the treatment of autoimmune diseases either by blocking deleterious innate effector cell functions, depleting adaptive immune arms that target host tissue(s), and addressing different allergens and auto-antibodies.

The Company is currently advancing therapeutic candidates through its SAB-142 program for organ transplant induction and organ transplant rejection, as well as a related program to address type 1 diabetes. SAB also is conducting an undisclosed autoimmune target research effort under a research collaboration agreement with CSL Behring, the largest human plasma company. The collaboration is exploring the potential of new therapies to treat challenging autoimmune and idiopathic diseases using polyclonal antibodies generated by SAB’s DiversitAb™ platform. CSL Behring and SAB are sharing research program and related costs. The collaboration may lead to subsequent development and commercialization agreements.

SAB-142 (Organ Transplant & Type 1 Diabetes):

SAB-142 is a fully human anti-thymocyte globulin (ATG) candidate for preventing organ transplant rejection. Current approved ATG products are sourced from animals, including transplant market leader rabbit-derived Thymoglobulin®, and equine-derived ATGAM®. A human ATG alternative has the potential for higher potency without toxicity, presenting a potential opportunity to redefine the standard of care. Dosing advantages of a human ATG may include a longer half-life and potential for repeat dosing, without significant potential to generate serum sickness or anaphylaxis, which can be caused by the presence of animal proteins in the current therapies.

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A potentially significant application is for the delay/prevention of the onset of type 1 diabetes, a serious lifelong autoimmune disease. In a Phase 2 clinical trial, Thymoglobulin demonstrated benefit over two years delaying the early onset of T1D. T1D affects 1.6 million people and there are 60,000+ new diagnoses each year in the U.S. alone. The full potential of agents such as Thymoglobulin to delay or prevent type 1 diabetes is limited by the unsuitability of animal products for repeat dosing. SAB-142 represents an opportunity to offer a novel fully human alternative to rabbit- or equine ATG antibodies, that has the potential for re-dosing and avoids current risk factors such as serum sickness, anaphylaxis and loss of efficacy of currently available therapies.

Potentially Significant Opportunity in Transplant

Despite broad use, there are several limitations of approved ATG products. Risks of serum sickness and anti-drug antibody (ADA) formation have limited use of animal ATG products, with rates of serum sickness >30% and repeat dosing not recommended. Therefore, physicians typically reserve its use for immune induction or acute rejection – but not both. A human alternative such as SAB-142 is expected to have several advantages over ATG animal antibody products. In the established transplant market, a human ATG that has a reduced risk of adverse events such as serum sickness has the potential to penetrate the current market and expand existing clinical use.

SAB-142, has demonstrated a comparable profile in vitro to approved animal ATG products–equine-derived ATGAM and rabbit-derived Thymoglobulin. The Tc Bovine™ derived human ATG has also demonstrated higher potency compared to Thymoglobulin in vitro. SAB hopes to show improved safety, dosing and efficacy profiles for its human ATG program in future human studies.

Therapeutic Potential in New-Onset Type 1 Diabetes

As noted, SAB-142 also has a potentially long-term treatment benefit in patients with new onset type 1 diabetes. Based on Phase 2 clinical trial results, a single dose of rabbit ATG showed sustained benefit in TID over two years by maintaining significantly higher C-peptide levels (a marker of pancreatic beta cell function) than placebo controls. In addition to potentially preserving beta cell function in early TID patients, a human ATG could open the possibility of re-dosing when clinically meaningful indicators such as C-peptide levels and A1C indicate worsening disease, without the potential risk of inducing the major immune reactions that can occur with fully animal antibodies.

SAB plans to initiate additional IND-enabling studies for SAB-142 in the first quarter of 2022.

Discovery Programs

Oncology (Undisclosed Targets)

SAB has the potential to develop polyclonal therapeutic candidates that address multiple aspects of cancer and is pursuing undisclosed target opportunities for which it expects to have early developmental data in the first half of 2022.

The DiversitAb™ platform shows promise in oncology applications with its novel potential ability to address mutations, polymorphisms and resistance pathways. SAB’s human polyclonal antibodies may offer advantages as cancer therapies, including:

●	Multi-targeting–Ability to simultaneously target multiple modalities of cancer in a single product
●	Multivalency–Leverages native immune response–polyclonal antibodies–with binding to multiple epitopes to address mutations
●	Metastasis Prevention–Literature suggests human polyclonal IVIG antibodies may help prevent tumor metastases
●	Effector Function– Enhanced effector functions such as antibody-dependent cellular cytotoxicity (ADCC), and complement dependent cytotoxicity (CDC)
●	Replicability–SAB’s DiversitAb™ platform has developed antibodies against a variety of oncology targets

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SAB has recruited and deployed an oncology-focused team with the goal of pioneering polyclonal antibodies for use in treating cancer. The company has filed several patents and aims to demonstrate initial proof-of-concept in oncology in the first half of 2022.

Human Immune Globulin–IgG (Undisclosed Targets)

Fully human Tc Bovine™-derived immune globulin (hIgG) has shown similar functional properties to human-derived intravenous immunoglobulin (IVIG) in vitro. IVIG are antibodies that are administered to patients by intravenous infusion and are used to treat primary antibody deficiency, as well as a variety of conditions including vasculitis, systemic lupus erythematosus, mucous membrane pemphigoid and uveitis and Kawasaki syndrome. The Fc fragment of the Tc Bovine-derived IgG binds all human Fc receptors in a fashion similar to human-derived hIgG and can therefore be used to prevent effector cell activation while decreasing the half-life of autoimmune anti-platelet antibodies.

The potential for a fully human immune globulin G derived from the Tc Bovine™ will be evaluated in preclinical studies for applications involving Fc receptor modes of action in neurological, dermatological and hematological disorders that have been historically treated with human-derived intravenous immunoglobulins. The Fc receptor is a protein found on the surface of certain cells, including, among others B lymphocytes, follicular dendritic cells, natural killer cells, macrophages, neutrophils, eosinophils, basophils, human platelets, and mast cells that contribute to the protective functions of the immune system.

Tc Bovine-derived IgG offers the potential for a simplified and controlled approach to predictable human immunoglobulin production and broad use across Fc-mediated autoimmune diseases. Lead and potential gateway indications for proof-of-concept are currently under evaluation.

Regulatory Matters

In the U.S., three primary regulatory agencies —USDA, FDA (CVM & CBER), and HHS, as described below— impact SAB’s DiversitAbTM technology and its use to produce drug products administered to humans. SAB has long standing relationships with each of these agencies that have been developed across multiple development stages and products. SAB has demonstrated animal and clinical regulatory compliance and achieved regulatory permission to advance through Phase 3 clinical trials in one indication, Phase 2 in two indications and through Phase 1 clinical trials in four indications. SAB is committed to uphold government regulations and guidelines and achieve industry leading quality standards that support the further development and application of our DiversitAb™ platform. SAB fully supports the premise that all products must demonstrate safety and efficacy in a manner consistent with the benefits of their use as therapeutic treatments for human disease.

Government authorities in the U.S., at the federal, state and local level, and in the European Union and other countries and jurisdictions, extensively regulate, among other things, the research, development, testing, manufacturing, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of pharmaceutical products, including biological products such as those that SAB and our partners develop. Our main interactions are with U.S. regulatory agencies, although we eventually expect to conduct business outside the U.S. and therefore may have to address additional ex-U.S. regulatory compliance requirements. SAB is knowledgeable about the availability of experienced regulatory consultants who can assist in meeting the requirements of other territories.

SAB is committed to best practices and the highest standards in the management and care of our animals. The U.S. Department of Agriculture (USDA) regulates the company’s Tc Bovine™ husbandry activities, including housing, health care, and general management of these specialized animals. This includes regulations and periodic facility inspections and reporting. SAB also is voluntarily accredited by the American Association for Accreditation of Laboratory Animal Care (AAALAC). The AAALAC International accreditation program evaluates organizations that use animals in research, teaching or testing. Those that meet or exceed AAALAC standards are awarded accreditation. The accreditation process includes an extensive internal review conducted by the institution applying for accreditation.

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The FDA Center for Veterinary Medicine (CVM) manages Tc BovineTM technology regulations and includes scientific and regulatory communications focused on SAB’s animal plasma as the source of drug substance and product. FDA CVM has regulatory oversight of animals with intentional genomic alterations (IGA) to produce drugs and biological products intended for human use. CVM has regulatory responsibility for veterinary and food safety issues associated with final products and the use of IGA animals. CVM and other FDA Centers work interactively to regulate IGA animals and their products. Regulations 21 CFR, Parts 58, 210, 211, 600, 680 and 9 CFR, Parts 1, 2, 3 are applicable to aspects of production or disposition of these IGA animals. CVM has Guidance 187 for Regulation of Intentionally Altered Genomic DNA in Animals for the regulatory oversight and approval process for IGA animals intended for production of biological products for human use, as well as CBER’s Points to Consider in the Manufacture and Testing of Therapeutic Products for Human Use Derived from Transgenic Animals (CBER 1995).

SAB has a longstanding relationship with CVM and has an Investigational New Animal Drug (INAD-011204) on file. Data and information on the safety and effectiveness of the genetic modifications of Tc Bovine™ are currently in the process of being submitted in a series of seven steps in accordance with Guidance 187 and under review by CVM. Once all steps are completed and reviewed by CVM, an administrative New Animal Drug Application (NADA) will be submitted for final review and approval. The current expectation is to have the NADA completed by the fourth quarter of 2022. SAB is also currently filing a new animal drug application (NADA) assessing the safety and effectiveness of the genetic modifications to the Tc Bovine™ animals with the FDA Center of Veterinary Medicine. This is a one-time process that includes future post approval responsibilities related to the durability of animal health and antibody response.
CVM Guidance Elements:

●	Regulates the constructs of Tc Bovine™
●	Guidance #187: Regulation of Genetically Engineered Animals Containing Heritable Recombinant DNA Constructs (2015)
●	21 CFR (25.22) (201) (360b) (511.1) (512) (514.1) (589.2)
●	Investigational New Animal Drug (INAD) “Investigation”
●	New Animal Drug Application (NADA) “Safety and Effectiveness”
●	National Environmental Policy Act (NEPA) “Environmental Impact”

SAB human polyclonal antibody product candidates are regulated by the FDA Center for Biologics Evaluation and Research (CBER). CBER has given permission to date for eight clinical studies of SAB products in humans, five of which are safety studies that are either complete or almost complete, and two of which are Phase 2 efficacy and safety studies that are underway and one Phase 3 that is ongoing. The FDA clearances are based on their reviews of SAB data related to the DiversitAb™ platform including animal cloning and animal management, antigen development, hyperimmunization, plasma collection and testing, plasma purification, fill finish, IND-enabling studies, human clinical studies and quality assurance and quality control protocols.

CBER Guidance Elements:

●	Regulates the drug product from the Tc Bovine™
●	Points to Consider in the Manufacture and Testing of Therapeutic Products for Human Use Derived from Transgenic Animals (1995)
●	Guidance: Source Animals, Product, Preclinical, and Clinical Issues Concerning the Use of Xenotransplantation Products in Humans (2003)
●	Guidance Q7: Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients
●	Guidance Q9: Quality Risk Management
●	Guidance Q10: Pharmaceutical Quality Systems
●	21 CFR (210) (211) (312.23) (600) Good Manufacturing Practices (GMP)

SAB also works closely with the National Institutes of Health, including the divisions of Office of Biotechnology Activities, Institutional Biosafety Committee, and the office of Laboratory Animal Welfare.

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The following graphic depicts the major U.S. agencies that regulate SAB’s products and processes:

The Company anticipates expanding its regulatory relationships and requirements to ex-U.S. markets. Currently, SAB is sponsoring a Phase 2a challenge trial in the U.K. on SAB-176 for influenza, and that trial is regulated by the United Kingdom Medicines and Healthcare products Regulatory Agency (MHRA), among other regulatory authorities. SAB-185 is also in an ongoing Phase 3 trial sponsored by the NIH which includes ex-U.S. clinical sites. SAB expects to continue to conduct clinical trials in markets that are regulated by non-U.S. regulatory agencies.

Strategic Partners and Research Collaborators

The Company has collaborated extensively with U.S. government agencies within both the DOD and HHS. As discussed above, SAB is executing an award from Joint Program Executive Office for Chemical, Biological, Radiological, and Nuclear Defense (JPEO – CBRND) Joint Project Lead for Enabling Biotechnologies (JPL-EB) (hereafter JPEO-EB) within the DOD that includes co-funding from the Defense Health Authority and from BARDA (within HHS). The award currently totals up to approximately $203.6 million. The scope of the award includes proof-of-concept, scaling and live-fire of a Rapid Response Program leveraging SAB’s response capabilities and was expanded to include SAB’s COVID-19 therapeutic, SAB-185, as part of the Countermeasures Acceleration Group (formerly Operation Warp Speed). That expansion included significant capacity growth, addition of capabilities, and expansion of infrastructure including human resources and facilities.

The Company uses third party CROs to conduct clinical studies on its behalf. In the case of SAB-185, the CROs for the Phase 1, 1b, 2 and 3 were contracted and funded by the US government. For SAB-176, PPD Development, LP, acting as the CRO oversaw the Phase 1 safety study. The status of the agreement is current, in good standing and the terms are subject to confidentiality. Approximately 90% of the funds for the contract have been paid.

The Company is engaged in a confidential research collaboration with a U.S. based global Pharma company. This collaboration is not expected to have a material impact on revenue or expenses at this stage of the collaboration.

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Sales Channels

Currently, the Company has no commercial product sales as all products are currently either clinical or earlier stage. Revenues, however, have been generated through government agreements, including the current Rapid Response Antibody Program and COVID-19 Pandemic Response award agreement with JPEO-EB, which includes funding from JPEO, BARDA and DHA. That award totals up to approximately $203.6 million since 2019 and generated approximately $55 million in revenue in 2020. The award is focused on building warm base rapid response program leveraging the DiversitAbTM platform, generating funding and technical support for physical and human resources capacity building, development of new investigational programs for research uses only, and support for the SAB-185 program for COVID-19 in clinical development and manufacturing. SAB currently has limited operational infrastructure related to the direct sale or distribution of its products and plans to utilize third party providers and commercial licensees to commercialize this product.

Production/Manufacturing

In support of its operations, the Company currently operates two plasma fractionation purification facilities: a 50L scale cGMP suite that has produced clinical grade drug product, and a 200L scale clean room that was completed in 2021 and is currently being validated to produce clinical grade drug substance and drug product. The 200L facility is expected to be able to generate clinical grade drug substance in 2021 and drug product in 2022.

Advanced clinical product for SAB-185 was produced at CSL Behring. The company is presently engaged in discussions with additional CMO providers to manufacture commercial drug substance and drug product at commercial scale.

In addition, SAB maintains substantial laboratory facilities and operations for product development and testing, quality control and discovery. The Company has recently initiated its own internal antigen development capabilities and significantly scaled production capacity to accommodate the Tc Bovine™ immunizations required for SAB-185 production. It has recently initiated an expansion of its research and development laboratory facilities to accommodate expansion in oncology research, clinical testing, and discovery

SAB’s Tc Bovine™ are housed at dedicated specialty facilities that cater to the production, health, safety and welfare of the animals, and provide plasma production at commercial scale for SAB’s products.

Competition

The Company is engaged in a highly competitive industry and therapeutics categories. SAB competes with many public and private companies, including pharmaceutical companies, chemical companies, specialized biotechnology companies and academic institutions.

Monoclonal Antibodies

A monoclonal is a highly targeted clone of a single antibody that binds to a specific epitope with specific activity. Regulated through the FDA: Center for Drug Evaluation & Research (CDER), monoclonal therapies require the full characterization of the antibody. The development process involves an iterative identification and selection.

While widely used and proven effective, monoclonal antibodies may develop escape mutants under selective pressure due to the specific targeting and activity. Resistance may also develop as a pathogen mutates. A trend of the use of monoclonal cocktails, combination of one or two antibodies, is being utilized to address resistance and escape mutants.

Monoclonal Cocktails, “Oligoclonals”: The use of monoclonal cocktails, the combination of two or more antibodies, to achieve greater efficacy and address resistance and escape mutants, is a recent trend to mimic more polyclonality characteristics. SAB also differentiates its polyclonal antibodies from these antibody cocktails and from oligoclonal antibodies (multiple antibodies combined for the same reasons as cocktails). SAB has demonstrated that its polyclonal antibodies have the advantage of emulating the natural way our bodies fight disease, and views monoclonal cocktails as an inferior approach attempting to recreate that natural human immune response already inherent in SAB’s polyclonal antibody therapeutics.

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While widely used, monoclonal antibodies may allow development of escape mutants under selective pressure due to their specificity that targets only a few epitopes. Resistance may also develop as a pathogen mutates and escape mutants are propagated in patients with an inadequate immune response.

Polyclonal Antibodies: Polyclonal antibodies are a plasma-derived, naturally diverse mixture of many antibodies with multiple modalities that bind to multiple epitopes. Regulated through the FDA’s CBER, polyclonal therapies do not require the full characterization of individual antibody molecules within the mixture. Rather they are regulated based upon validated potency assays. Polyclonal antibodies are naturally selected and produced in vivo, derived directly from the plasma of animals or humans. As the natural biological immune response, polyclonal antibodies activate cellular immunity and have demonstrated efficacy against escape mutants with reduced possibility of resistance. The naturally synergistic properties of polyclonal antibodies are not duplicated by monoclonal antibodies or oligoclonal antibodies.

Animal and Human Derived Polyclonal Antibodies: There are more than 40 polyclonal antibodies that have been approved for use in humans by the FDA. These products include those polyclonal antibodies derived from animals, such as horses and rabbits, and from humans, such as human donations of plasma for use as IVIG, or in some cases donated as a target specific convalescent plasma.

Animal derived products tend to be used in serious disease conditions where there are few, if any, options, as the animal products often have safety risk factors, such as serum sickness.

Intellectual Property

The portfolio of intellectual property (IP) and trade secrets that SAB has developed include patents related to the activity of its human artificial chromosome and to methods that are expected to allow SAB to generate fully human antibodies at commercial scale. The patent portfolio includes composition and method patents. SAB has as a goal the continued expansion of the breadth of claims, as well as the length of claim protections.

●	Patent portfolio includes 60+ patents in 12 patent families
●	Global patent protection at least to 2033 on producing commercial scale human antibodies using SAB’s chromosome engineering that generates high concentrations of human antibodies in ungulates
●	Patented SAB technologies may be difficult to replicate, creating potential barriers to entry, as its genetic engineering know-how and suite of proprietary platform IP and trade secrets has been developed and optimized over nearly two decades.

SAB’s proprietary know-how and trade secrets include the following:

●	Complex chromosome engineering trade secrets not disclosed in patent applications
●	Antigen dose levels used for nucleotides, peptides, proteins, closely autologous proteins, virus particles, whole inactivated viruses, cell membranes, whole cells, bacteria, glycol-proteins, human cell antigens, tissue preparation
●	SAB adjuvants formulations for antigen hyperimmunization
●	Bovine plasma fractionation procedures and trade secrets contained within SAB proprietary Standard Operating Procedures
●	Animal husbandry procedures for human antibody-producing ungulates
●	Transgenic neo-natal ungulate IVIG administration for failure of passive immunity
●	Certain cell culture and cloning practices not disclosed in patents
●	Plasma collection procedures not disclosed in publications and patents

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The following table provides a representative sample of SAB patents:

Patent Family	Countries	Type	Title and Type of Patent Protection	US Status	US App #’s	US Filing Date	US Patent#	US Issue Date	US Expiration Date
A	Australia, Canada, China, Europe, France, Germany, Japan, Korea, New Zealand, United Kingdom, USA	PCT CIP CON DIV EPC EPP	Expression of Xenogenous (Human) Immunoglobulin in Cloned, Transgenic Ungulates (Composition of Matter, Process)	Granted (Expired)*	09/98115 11/291668 11/820768	Nov 2001 Dec 2005	7074983 7491867	Jul 2006 Feb 2009	Jan 2021

B	USA	DIV	Method of Producing Xenogenous Antibodies Using a Bovine (process)	Granted	12/215085	Jun 2008	7928285	Apr 2011	Nov 2025

C	USA	PCT	Cloning of Transgenic Ungulates Comprising Artificial Chromosomes (process)	Granted	10/468951	Jun 2004	7652192	Jan 2010	Jun 2023

D	Australia, Canada, China, Europe, France, Germany, United Kingdom, Hong Kong, Japan, New Zealand, USA	PCT ORD CON	Human Artificial Chromosome Vector (Composition of Matter)	Granted	13/510327 15/070842	May 2012 Mar 2016	9315824 9775332	Apr 2016 Oct 2017	Apr 2031 Apr 2031

E	Australia, China, Europe, France, Germany, Hong Kong, India, Japan, Korea, New Zealand, United Kingdom, USA	PCT EPP REP ORD	Complex Chromosome Engineering for Production of Antibodies in Transgenic Animals (Process)	Granted	14/416870	Jan 2015	9902970	Feb 2018	Aug 2033

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F	Australia, Canada, China, Europe, France, Germany, Hong Kong, Japan, Korea, Mexico, New Zealand, United Kingdom, USA	PCT EPP RCN ORD	Methods for Cloning Mammals Using Reprogrammed Donor Chromatin or Donor Cells (Process)	Granted	10/032191	Dec 2001	7253334	Aug 2007	Jan 2023

G	USA	PCT	Systems and Methods for Production of Human Polyclonal Antibodies (Process)	Pending	15/361279	Nov 2016	11072649	July 2021	Nov 2035

H	China, India, New Zealand, Russia, USA	PCT ORD CON	Transgenic bovine having reduced prion protein activity and uses thereof (Process, Use)	Granted	10/705519 12/231873	Nov 2003 Sep 2008	7429690 7807863	Sep 2008 Oct 2010	Jul 2024 Nov 2023

I	USA	PCT	Anti-Thymocyte Globulin (Composition of Matter, Process)	Pending	PCT/US2021/017218	Feb 2021

J	USA	NPV PCT	Ungulate-Derived Polyclonal Immunoglobulin specific for Coronavirus Spike Protein and Uses Thereof (Composition of Matter, Process)	Pending	PCT/US2021/ 039818	Jun 2021 Jun 2021

K	USA	PRO	Ungulate-Derived Polyclonal Immunoglobulin Specific for EGFR and Uses Thereof (Composition of Matter, Process)	Pending	63/113643	Nov 2020

L	USA	PRO	Ungulate-Derived Polyclonal Immunoglobulin Specific for PD-L1 and Uses Thereof (Composition of Matter, Process)	Pending	63/113635	Nov 2020

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Patent Abstracts

1.	PATENT FAMILY A:

Expression of Xenogenous (Human) Immunoglobulin in Cloned, Transgenic Ungulates (Composition of Matter, Process) (US7074983, granted, expired* 3/26/2021 and US7491867, granted, expired* 2/9/2021) Abstract: The present invention relates to the production of a transgenic bovine which comprises a genetic modification that results in inactivation and loss of expression of its endogenous antibodies, and the expression of xenogenous antibodies, preferably human antibodies. This is affected by inactivation of the IgM heavy chain expression and, optionally, by inactivation of the Ig light chain expression, and by the further introduction of an artificial chromosome which results in the expression of non-bovine antibodies, preferably human antibodies.

*Note: The expiration of this patent family in early 2021 is not expected to have a significant impact as the company has been granted patents within the portfolio that continue to protect the technology with advancements made to the production system including those in Patent families B, C, D, and E with the latest expirations in 2033.

2.	PATENT FAMILY B:

Method of producing xenogenous antibodies using a bovine (Process) (US7928285, granted, expires 11/5/2025) Abstract: In general, the invention features genetically modified non-human mammals (e.g., bovines and other ungulates), and methods of making these mammals. In particular, the invention features transgenic ungulates having reduced levels of endogenous IgM heavy chain and/or antibody protein.

3.	PATENT FAMILY C:

Cloning of transgenic ungulates comprising artificial chromosomes (Process) (US7652192, granted, expires 3/4/2025) Abstract: The invention is directed in part to totipotent cells that have one or more artificial chromosomes; processes for producing such cells; processes for using such cells (e.g., nuclear transfer); transgenic embryos and transgenic animals cloned from such cells; and processes for producing such embryos and animals.

4.	PATENT FAMILY D:

Human Artificial Chromosome Vector (Composition of Matter) (US9315824 and US9775332, granted, expires 4/2031) Abstract: The present invention provides a human artificial chromosome vector comprising a gene encoding the human antibody heavy chain, a gene encoding the human antibody light chain, and a gene encoding IgM heavy chain constant region derived from a nonhuman animal; and being capable of producing a human antibody with a higher efficiency when the vector is introduced into an animal. By immunizing the animal produced using a human artificial chromosome vector of the present invention with a desired antigen; a large quantity of human polyclonal antibodies can be supplied.

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5.	PATENT FAMILY E: Complex Chromosome Engineering for Production of Antibodies in Transgenic Animals (Process) (US9902970, granted, expires 08/2033) Abstract: The invention relates to large-scale production of human antibodies by transgenic animals with high production of fully human IgG up to >10 g/L in sera with Human IgG1 subclass dominancy. This invention also supports a feasibility of complex chromosome engineering for complicated genetic studies of non-murine mammalian species.

6.	PATENT FAMILY F: Methods for cloning non-human mammals using reprogrammed donor chromatin or donor cells (Process) (US7253334, granted, expires 12/21/2021) Abstract: The invention provides methods for cloning mammals that allow the donor chromosomes or donor cells to be reprogrammed prior to insertion into an enucleated oocyte. The invention also features methods of inserting chromosomes or nuclei into recipient cells.

7.	PATENT FAMILY G: Systems and Methods for Production of Human Polyclonal Antibodies (Process) (US 11072649, granted, expires 11/25/2035) Abstract: Disclosed herein is a method for producing human antibodies against a pathogen comprising injecting a non-human animal with a pathogen-derived DNA vaccine in at least two locations of the animal; injecting the animal with an adjuvant in a location of the animal different from the location of the DNA vaccine location; collecting plasma from the animal after the injections; and purifying polyclonal antibody from the plasma.

8.	PATENT FAMILY H: Transgenic bovine having reduced prion protein activity and uses thereof (Process, Use) (US7429690, granted, expires 07/2024 and US7807863, granted, expires 11/2023) Abstract: The invention provides cloned transgenic ungulates (e.g., bovines) n which prion protein activity is reduced by one or more genetically engineered mutations. Desirably, these transgenic bovines are also genetically modified to express xenogenous (e.g., human) antibodies. Because of their resistance to prion-related diseases such as bovine spongiform encephalopathy (also known as mad cow disease), these bovines are a safer source of human antibodies for pharmaceutical uses and a safer source of agricultural products.

9.	PATENT FAMILY I: Anti-Thymocyte Globulin (Composition of Matter, Process) (PCT/US2021/017218, pending, filed 02/2021) Abstract: Provided are human anti-thymocyte globulin (ATG) products, and methods of making and using the same. In particular, the disclosure provides an ungulate-derived polyclonal immunoglobulin, comprising a population of fully human or substantially human immunoglobulins. The population of fully human or substantially human immunoglobulins specifically binds human thymocytes, T cells, B cells, and/or monocytes. Such compositions may be made by immunization of transgenic animals having a human Ig locus with human thymocyte. This method generates polyclonal immunoglobulin with yield, purity, and antigen specificity that enable use of this product in medical applications.

10.	PATENT FAMILY J: Ungulate-Derived Polyclonal Immunoglobulin specific for Coronavirus Spike Protein and Uses Thereof (Composition of Matter, Process) (US 17/264275, pending, filed 06/2021 and PCT/US2021/039818, PENDING, filed 06/2021) Abstract: Provided are human polyclonal immunoglobulin products for use in treating or preventing coronavirus disease. Further provided are methods for making such compositions in a transgenic ungulate, e.g., using a transchromosomic bovine (TcB) system.

11.	PATENT FAMILY K: Ungulate-Derived Polyclonal Immunoglobulin Specific for EGFR and Uses Thereof (Composition of Matter, Process) (US 63/113643, pending, filed 11/2020) Abstract: Provided are human polyclonal immunoglobulin products specific for Epidermal Growth Factor Receptor (EGFR) for use in treating or preventing cancer. Further provided are methods for making such compositions in a transgenic ungulate, e.g. using a transchromosomic bovine (TcB) system.

12.	PATENT FAMILY L: Ungulate-Derived Polyclonal Immunoglobulin Specific for PD-L1 and Uses Thereof (Composition of Matter, Process) (US 63/113635, pending, filed 11/2020) Abstract: Provided are human polyclonal immunoglobulin products specific for Programmed Death-Ligand 1 (PD-L1) for use in treating or preventing cancer. Further provided are methods for making such compositions in a transgenic ungulate, e.g. using a transchromosomic bovine (TcB) system.

Employees and Human Capital Resources

As of September 30, 2021, the Company had 131 full-time employees. Of these employees, 11 held a Ph.D. or M.D. degree. Of our 131 full time employees, 28 were engaged in research and development and 2 were engaged clinical development. Our employees are employed at facilities throughout Sioux Falls. Our employees are not represented by labor unions or covered by collective bargaining agreements. We consider our relationship with our employees to be good.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against SAB Biotherapeutics or any members of its management in their capacity as such.

Properties

The Company leases its corporate headquarters located at 2100 East 54th Street North, Sioux Falls, SD 57104. The lease covers approximately 45,602 square feet of office and laboratory space. The Company believes that its existing facilities and other available properties will be sufficient for its needs for the foreseeable future.

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MANAGEMENT

Directors and Executive Officers

The following persons are serving as executive officers and directors of the Company:

Name	Age	Position(s)
Samuel J. Reich	46	Class III Director and Executive Chairman of the Board
Christine Hamilton, MBA	65	Class III Director
Eddie J. Sullivan, PhD	55	Class III Director, President and Chief Executive Officer
Mervyn Turner, PhD.	74	Class I Director
Jeffrey G. Spragens	79	Class II Director
William Polvino, MD, PhD	61	Class I Director
David Link	66	Class II Director
Russell Beyer	66	Chief Financial Officer
Charles H. Randall, Jr., MBA	58	Chief Strategy Officer
Thomas Luke, MD	59	Chief Medical Officer

Family Relationships

There will be no family relationships among any of New SAB Biotherapeutics’ directors or executive officers following the Business Combination. Edward Hamilton, former Executive Chairman of OLD SAB, retired from such role as of the consummation of the merger. Mr. Hamilton was named as a Board Observer as of the Closing Date. Edward Hamilton is Christine Hamilton’s husband.

Executive Officers

Eddie J. Sullivan, PhD, is a co-founder of SAB and has been served as president and CEO since 2014. Dr. Sullivan has served in biopharma leadership positions for more than 25 years. Prior to SAB, he held the CEO role or other leadership roles in predecessor entities to SAB, including CEO of Hematech, a subsidiary of Kyowa Hakko Kirin. During that time, he led initiatives to develop infectious disease, cancer and autoimmune immunotherapies. In addition to raising over $250 million in capital to develop biopharmaceutical platform technologies, he has also led several successful mergers and acquisitions. A recognized thought leader in antibodies and transgenic animals, Dr. Sullivan serves on the Board of Directors for the Biotechnology Innovation Organization (BIO) and has served on its Executive Committee. He has worked with industry committees and discussion groups that have focused on animal biotechnology, regulatory framework, human immunotherapies and global health threats. Dr. Sullivan was governor-appointed to South Dakota’s Research Commercialization Council and is Chairman of the state’s National Science Foundation-EPSCoR committee. He also founded, served as president and remains an advisor to the state affiliate of BIO, South Dakota Biotech, and in 2014 was honored for his leadership, innovation, vision and entrepreneurship with the inaugural LIVE award. He holds an undergraduate degree from the University of Arizona and graduate degrees from Brigham Young University, Kennedy-Western University, and Utah State University in both reproduction and business.

Charles H. Randall, Jr., MBA has served as Chief Strategy Officer of SAB since 2021. Prior to his current role he has held various roles including Chief Operations Officer and Chief Financial Officer since the company’s founding in 2014. Prior to SAB Biotherapeutics, Mr. Randall served in various capacities as an executive in finance, development, and asset management. Prior experience includes, leading the market, legal and operational structuring for a $200M institutional equity fund; development planning for an industrial scale food processing business; and capital strategy and development sequencing for a $2B redevelopment plan for a major military base. He has expertise in strategy, organizational development and investment, asset management, financial analysis and project development. Mr. Randall holds a BA in English from Pitzer College, Claremont, CA, and an MBA from the University of Colorado, Boulder.

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Dr. Tom Luke, MD, has served as SAB’s Chief Medical Officer since 2018. Dr. Luke joined the company following 30 years with the United States Navy and ten years as a Principal Investigator with the Henry Jackson Foundation at the Naval Medical Research Center—the last four working with SAB’s DiversitAb™ platform on several emerging infectious disease targets. He has over 20 years of clinical studies experience and is a recognized and widely published expert. Dr. Luke’s experience in public health and immunology includes his work as deputy director of Population Health and Preventive Medicine at the Bureau of Medicine and Surgery in Washington, DC. An engineering graduate of the United States Naval Academy, with a graduate degree in business and management from Webster University, Luke received his MD and a Master of Tropical Medicine and Hygiene degree from the Uniformed Services University of Health Sciences.

Russell Beyer, MBA, CMA, joined SAB as Chief Financial Officer in September 2021. Mr. Beyer is a global strategic business leader, bringing more than 20 years of experience working with Fortune 100 companies in the pharmaceutical industry, such as Teva, AstraZeneca, and IPR Pharmaceuticals. In addition to working in the pharmaceutical industry, Russell also served in strategic financial leadership roles for World Fuel Services and Hewlett-Packard. His professional background encompasses extensive experience in fostering a team-based approach to leading merger and post-merger integration activities, developing shared services operations, implementing global ERP platforms, and delivering strong profitability for the companies he served. He received his MBA from Simon School of Business at the University of Rochester, and his BA from St. Lawrence University.

Non-Employee Directors

Samuel J. Reich served as Chief Executive Officer, Chief Financial Officer and member of the Board of Directors of BCYP beginning November 2020 and was named executive chairman of the Board of Directors upon consummation of the Business Combination and election at the special meeting of BCYP stockholders. Mr. Reich co-founded Biscayne Neurotherapeutics, Inc. in 2011 and served as its Executive Chairman until its sale to Supernus Pharmaceuticals (Nasdaq: SUPN) in October 2018. Biscayne Neurotherapeutics was focused on novel treatments for seizure disorders. Previously, Mr. Reich was the Executive Vice President of OPKO Ophthalmologics, a division of OPKO Health, Inc. (Nasdaq: OPK) from March 2007 to November 2008, where Mr. Reich served on the executive committee and lead the Ophthalmologics business division. Prior to his position at OPKO, Mr. Reich was the Founder and Executive Vice President of Acuity Pharmaceuticals, Inc., where he worked from July 2002 through March 2007, at which time Acuity Pharmaceuticals merged with OPKO Health. Mr. Reich was a doctoral candidate in the Department of Ophthalmology at the University of Pennsylvania Medical School. He left graduate school prior to the completion of his Ph.D. in order to establish Acuity. Prior to that, he was a graduate student at the University of Pennsylvania in the Biomedical Studies graduate program. He has authored six peer- reviewed scientific publications, and is currently an inventor on sixteen issued U.S. patents and over 50 issued foreign patents. Mr. Reich holds a B.A. with High Honors in Biochemistry from Clark University, cum laude, Phi Beta Kappa.

Jeffrey G. Spragens served as Non-Executive Chairman of the Board of Directors of BCYP since November 2020 and became a member of our Board of Directors upon consummation of the Business Combination and election at the special meeting of BCYP stockholders. From 2005 through 2013, Mr. Spragens was a Co-Founder and the CEO of SafeStitch Medical, Inc., a medical device company that pioneered incisionless surgery techniques that helps to relieve GERD and obesity. In 2013, SafeStitch merged with TransEnterix, Inc. (NYSE: TRXC). In addition, Mr. Spragens was one of the three founding board members of North American Vaccine, which became a publicly traded company in 1990. At North American Vaccine, Mr. Spragens was responsible for securing initial financing and building a commercial manufacturing facility. Mr. Spragens was instrumental in North American Vaccine’s acquisition by Baxter International (NYSE: BAX) in 1999. Mr. Spragens has also been a successful real estate developer and entrepreneur. Mr. Spragens was President of FCH services from 1973 until 1986. FCH developed and managed units of coop and condo housing financed with HUD financing with offices in several major cities. In 1986, Mr. Spragens converted to condo ownership 1,000 apartment units in San Mateo, California, resulting in one of the largest residential project in California at that time. Mr. Spragens was Managing Partner of Gateway Associates, Inc. from 1990 to 2000. In addition, Mr. Spragens developed, owned and operated apartment units in New Jersey, Michigan and Kansas, and has successfully sold many of these units. Mr. Spragens developed, and continues to own and operate Inman Grove Shopping Center in Edison, New Jersey. Mr. Spragens is also a well-known and respected philanthropist. Mr. Spragens is a Founding Board Member and Treasurer of Foundation for Peace. Foundation for Peace provides healthcare, education, and clean water to those in need in Dominican Republic and Haiti. He is also a member of the Board of Directors and Finance Committee of Hernia Help, which provides free hernia surgery to underserved children and adults in developing countries. Mr. Spragens has a BA from the University of Cincinnati, a Law Degree from George Washington University and an MA from American University. Mr. Spragens is well qualified to serve on our board of directors because of his extensive public company management and multi-sector investment experience, and his public company board experience.

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Christine Hamilton, MBA, is a co-founder of SAB and has served as a director since 2014. Ms. Hamilton is the owner and Managing Partner of Christiansen Land and Cattle, Ltd., a fourth-generation diversified farming and ranching enterprise. She also owns Dakota Packing, Inc., a wholesale company based in Las Vegas that provides high-end, “center-of-the-plate” protein products to a national customer base. Ms. Hamilton has served on the boards of directors for several financial and public companies including HF Financial Corporation, Home Federal Bank (now Great Western Bancorp, NYSE: GWB) and, in 2018, was recognized for her exemplary service as a board member of the Federal Reserve Bank (Ninth District) after a four-year term. She currently serves as a board member for publicly traded Titan Machinery, the Padlock Ranch and the Meadowlark Institute. Ms. Hamilton was a governor-appointed commissioner for South Dakota Game Fish & Parks and is a 2016 inductee to the South Dakota Hall of Fame for her contributions to the state and agribusiness. In 2000, Ms. Hamilton and her family formed the Matson Halverson Christiansen Hamilton Foundation (MHCH), a not-for-profit foundation with a mission to improve the quality of life and create opportunities for growth and enterprise development in South Dakota. Hamilton holds a philosophy degree from Smith College in Northampton, Massachusetts and an MBA in entrepreneurship from the University of Arizona.

Dr. William J. Polvino, MD, has served as a Director of SAB since 2019, after having served as a Business Advisor to the company for several years. Dr. Polvino is pharmaceutical entrepreneur with more than 25 years of experience in the healthcare arena. He is currently CEO of Bridge Medicines, a pioneering drug discovery company focused on advancing promising early technologies from concept to clinic. Prior to Bridge Medicines, Dr. Polvino was president and chief executive officer of Veloxis Pharmaceuticals A/S (NASDAQ: VELO), a public biotechnology company that deployed proprietary formulation technology to develop and commercialize an innovative oral drug product for transplant patients. He also served as president and CEO of Helsinn Therapeutics (formerly Sapphire Therapeutics), and has held executive and senior-level positions in drug development at Merck, Wyeth and Theravance. Dr. Polvino earned his medical degree from Rutgers Medical School and a B.S. in Biology from Boston College. He trained in internal medicine at Massachusetts General Hospital and was a fellow in clinical pharmacology at the National Institutes of Health prior to entering the pharmaceutical and biotechnology industry.

Dr. Mervyn Turner, PhD, joined the SAB board of directors in 2020. Dr. Turner has nearly 35 years of experience in pharmaceutical drug discovery, research and development, licensing and business development, emerging markets strategy development and implementation. He spent 27 years at Merck & Co. Inc., holding positions of increasing responsibility in Merck Research Laboratories before joining the company’s Executive Committee as Chief Strategy Officer. Since his retirement from Merck & Co., he is currently an Advisor to Bay City Capital, a San Francisco-based venture firm, to Bridge Medicines, a commercial incubator for early-stage innovation based in New York City, and to Adagene, a China-based therapeutic antibody company. Dr. Turner is also a member of the Board of EnGeneIC (Sydney, Australia), and the Chairman of the Board of LUNAC. He also serves on the Scientific Advisory Boards of Blade Therapeutics and Spinogenix. Dr. Turner was previously a Senior Healthcare Advisor to Lazard, a leading financial services and investment banking firm. He holds his Ph.D. in Chemistry from the University of Sheffield.

David Link, MBA, has served as a Director of SAB since 2018 and is currently Vice-Chairman. Mr. Link is the former Executive Vice President and Chief Strategy Office at Sanford Health with more than three decades of experience in strategy, planning and financial operations. During his tenure, Mr. Link contributed significantly to growing the organization from a regional health system into one of the nation’s largest non-profit, integrated health care delivery systems. He was also charged with overseeing Sanford Health Plan, Sanford Foundation and research and development, including Sanford Research. Under his leadership, the initial Sanford Clinic was created as well as the development of Sanford World Clinics, an initiative designed to provide communities around the world with permanent, sustainable health care infrastructure. Currently, Dave serves as an appointed program director in the President’s Office at Dakota State University, one of the nation’s leading programs in cyber security. Dave holds board or committee positions with Enterprise 605, the South Dakota REACH Committee, South Dakota Research and Commercialization Council and Sanford Research. In 2019, he was honored for his exemplary leadership and support of the state’s bioscience industry with the LIVE Award at the South Dakota Biotech. Dave holds a bachelor’s degree in data processing and computer science, an MBA from the University of South Dakota and a master’s in health care administration from the University of Minnesota.

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Board Composition

Our business and affairs are organized under the direction of our Board of Directors. The Board currently consists of. seven (7) directors divided into three classes as follows:

●	each Class I director having a term that expires immediately following the Company’s annual meeting of stockholders for the calendar year ended December 31, 2021;

●	each Class II director having a term that expires immediately following the Company’s annual meeting of stockholders for the calendar year ended December 31, 2022; and

●	each Class III director having a term that expires immediately following the Company’s annual meeting of stockholders for the calendar year ended December 31, 2023 or, in each case, until their respective successor is duly elected and qualified, or until their earlier resignation, removal or death. Pursuant to the Business Combination Agreement, one Class II director and one Class III director will be appointed by the Sponsor and four of the directors will be independent under applicable Nasdaq Listing Rules.

Messrs. Polvino and Turner currently serve as the Class I directors, Messrs. Link and Spragens currently serve as the Class II directors, and Mrs. Hamilton and Messrs. Reich and Sullivan currently serve as Class III directors.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will serve until the third annual meeting following their election and until their successors are duly elected and qualified. The authorized size of the board of directors will be fixed exclusively by resolutions of the board of directors. The authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the board of directors may have the effect of delaying or preventing changes in its control or management. Our board of directors may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of its voting stock.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a nominating and corporate governance committee (“nominating committee”) and a compensation committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee and nominating committee of a listed company be comprised solely of independent directors. Each of our committees is comprised entirely of independent directors.

Audit Committee

On October 22, 2021, we established an audit committee of the board of directors. Jeffrey Spragens, William Polvino and David Link serve as members of the Audit Committee, with Jeffrey Spragens serving as the Chairman of the Audit Committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Messrs. Polvino, Spragens and Link meet the independent director standard under Nasdaq listing standards and under Rule 10A-3(b)(1) of the Exchange Act.

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Each member of the audit committee is financially literate and our board of directors has determined that Mr. Spragens qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We adopted a restated audit committee charter on October 22, 2021 and which subsequently which details the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

On October 22, 2021, we established a compensation committee of the board of directors. Christine Hamilton, Bill Polvino and Mervyn Turner serve as members of the Compensation Committee. Christine Hamilton serves as the Chairman of the Compensation Committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Each of Messrs. Polvino andTurner and Ms. Hamilton are independent.

We adopted a restated compensation committee charter on October 22, 2021, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

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●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, other than as indicated in this prospectus, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation Committee during the fiscal year ended December 31, 2020 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 31, 2020, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Nominating Committee

On October 22, 2021, we established a nominating committee of the board of directors. David Link, Christine Hamilton, Jeff Spragens and Mervyn Turner serve as members of the Nominating and Governance Committee. David Link serves as the Chairman of the Nominating and Governance Committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the nominating committee, all of whom must be independent. Each of Ms. Hamilton, Mr. Link, Mr. Spragens and Dr. Turner are independent.

We adopted a restated nominating committee charter on October 22, 2021, which details the purpose and responsibilities of the nominating committee, including:

●	screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

●	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines; and

●	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

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We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Director Nominations

The process of recommending director nominees for selection by the board of directors is undertaken by the nominating committee (see above).

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our board of directors should follow the procedures set forth in our bylaws.

Code of Ethics

We adopted a restated Code of Ethics applicable to our directors, officers and employees on October 22, 2021. A copy of our Code of Ethics and copies of our audit, nominating and compensation committee charters are available on our website at https://www.sabbiotherapeutics.com/. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. Please see “Where You Can Find Additional Information.”

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management in their capacity as such.

Periodic Reporting and Audited Financial Statements

The Company has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, the Company’s annual reports contain financial statements audited and reported on by the Company’s independent registered public accounting firm.

Interlocks and Insider Participation

None of the intended members of the compensation committee has ever been an executive officer or employee of the Company. None of the executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the board of directors or compensation committee. For a description of transactions between the Company and members of the compensation committee and affiliates of such members, please see the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”

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EXECUTIVE COMPENSATION

BCYP

Employment Agreements

Prior to the closing of the Business Combination, BCYP did not enter into any employment agreements with its executive officers and did not make any agreements to provide benefits upon termination of employment.

Executive Officers and Director Compensation

No BCYP executive officers or directors received any cash compensation for services rendered to BCYP. Executive officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on BCYP behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

SAB Biotherapeutics, Inc.

Upon the closing of the Business Combination, the executive officers of OLD SAB became executive officers of the Company.

The following is a discussion and analysis of compensation arrangements of the Company’s named executive officers. This discussion may contain forward-looking statements that are based on the Company’s current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that the Company adopts may differ materially from the currently planned programs that are summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies. Unless the context otherwise requires, all references in this section to SAB or SAB Biotherapeutics refer to OLD SAB and/or its subsidiaries prior to the consummation of the Business Combination and to NEW SAB and its subsidiaries after the Business Combination.

Summary Executive Compensation Table for Fiscal 2020

The following table sets forth information regarding the compensation awarded to, earned by or paid to SAB Biotherapeutics’ named executive officers for the fiscal year ended December 31, 2020.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Eddie J. Sullivan
President & CEO	2020	344,615	124,500	50,000	-	519,115
Thomas C. Luke
Chief Medical Officer	2020	300,000	105,000	25,000	-	430,000
Charles H. Randall, Jr.
EVP, Chief Strategy Officer	2020	275,000	96,250	25,000	-	396,250

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Summary Director Compensation Table for Fiscal 2020

The following table sets forth information regarding the compensation awarded to, earned by or paid to SAB Biotherapeutics’ directors for the fiscal year ended December 31, 2020.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation (S)	Total
Eddie J. Sullivan, PhD.	$-	$-	$-	$-
Christine Hamilton, MBA	25,000	150,000	-	175,000
Mani Mohindru, PhD.	6,250	150,000	-	156,250
William J. Polvino, MD, PhD.	25,000	300,000	-	325,000
Mervyn Turner, PhD.	6,250	150,000	-	156,250
David Link	25,000	150,000	-	175,000
Edward Hamilton, DVM	-	-	-	-

Outstanding Equity Awards at Fiscal 2020 Year-End

The following table sets forth information regarding outstanding equity awards held by SAB Biotherapeutics’ named executive officers as of December 31, 2020.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price($)	Option Expiration Date
Eddie J. Sullivan	08/05/2014	139,585			0.54	08/05/2024
Eddie J. Sullivan	12/12/2014	162,850			0.54	12/12/2024
Eddie J. Sullivan	12/12/2014	162,850			0.54	12/12/2024
Eddie J. Sullivan	04/27/2020	23,264			2.69	04/27/2030
Thomas C. Luke	10/01/2018	139,585			2.15	10/01/2028
Thomas C. Luke	04/27/2020	11,632			2.69	04/27/2030
Charles H. Randall	11/05/2014	116,321			0.54	11/05/2024
Charles H. Randall	11/05/2014	116,321			0.54	11/05/2024
Charles H. Randall	11/05/2014	116,321			0.54	11/05/2024
Charles H. Randall	04/27/2020	11,632			2.69	04/27/2030

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Named Executive Officer Employment Arrangements

Below are descriptions of the current employment agreements with SAB Biotherapeutics’ named executive officers.

Eddie J. Sullivan

On March 1, 2021, OLD SAB entered into an Executive Employment Agreement with Dr. Sullivan to continue to serve as the Company’s President & Chief Executive Officer. The agreement provides Dr. Sullivan an annual base salary of $377,200, and his eligibility to participate in the Company’s benefit plans generally. The agreement also subjects Dr. Sullivan to standard nondisclosure, invention assignment, and arbitration provisions.

If Dr. Sullivan’s employment is terminated by the Company without Cause (as defined in the employment agreement) (other than for death or disability) or the term of his employment is not renewed, Dr. Sullivan will receive (i) a severance payment equal to 1 year of his then base salary, payable either in a lump sum or in accordance with the Company’s then-current payroll practices and (ii) the applicable bonus amounts prorated for the portion of the calendar year Dr. Sullivan was employed so long as he was employed by the Company as of April 1st of the year of termination and the Board has approved a bonus plan for that year (such bonus amount payable by the end of the Company’s fiscal year following the termination).

Thomas C. Luke

On March 1, 2021, OLD SAB entered into an Executive Employment Agreement with Dr. Luke to continue to serve as the Company’s Chief Medical Officer. The agreement provides Dr. Luke an annual base salary of $343,950, and his eligibility to participate in the Company’s benefit plans generally. The agreement also subjects Dr. Luke to standard nondisclosure, invention assignment, and arbitration provisions.

If Dr. Luke’s employment is terminated by the Company without Cause (as defined in the employment agreement) (other than for death or disability) or the term of his employment is not renewed, Dr. Luke will receive (i) a severance payment equal to 1 year of his then base salary, payable either in a lump sum or in accordance with the Company’s then-current payroll practices and (ii) the applicable bonus amounts prorated for the portion of the calendar year Dr. Luke was employed so long as he was employed by the Company as of April 1st of the year of termination and the Board has approved a bonus plan for that year (such bonus amount payable by the end of the Company’s fiscal year following the termination).

Charles H. Randall, Jr.

On March 1, 2021, OLD SAB entered into an Executive Employment Agreement with Mr. Randall to continue to serve as the Company’s Executive Vice President, Chief Strategy Officer. The agreement provides Mr. Randall an annual base salary of $303,300, and his eligibility to participate in the Company’s benefit plans generally. The agreement also subjects Mr. Randall to standard nondisclosure, invention assignment, and arbitration provisions.

If Mr. Randall’s employment is terminated by the Company without Cause (as defined in the employment agreement) (other than for death or disability) or the term of his employment is not renewed, Mr. Randall will receive (i) a severance payment equal to 1 year of his then base salary, payable either in a lump sum or in accordance with the Company’s then-current payroll practices and (ii) the applicable bonus amounts prorated for the portion of the calendar year Mr. Randall was employed so long as he was employed by the Company as of April 1st of the year of termination and the Board has approved a bonus plan for that year (such bonus amount payable by the end of the Company’s fiscal year following the termination).

Russell Beyer

On September 15, 2021, OLD SAB entered into an Executive Employment Agreement with Mr. Russell Beyer (the “CFO Agreement”) to continue to serve as the Company’s Chief Financial Officer. The CFO Agreement provides Mr. Beyer an annual base salary of $300,000 and his eligibility to participate in the Company’s benefit plans generally. Additionally, Mr. Beyer is eligible to receive an annual cash bonus of not less than 35% of his base salary, provided that certain financial performance objectives are met, as set and determined by the Company. The CFO Agreement also subjects Mr. Beyer to standard nondisclosure, invention assignment, and arbitration provisions. In consideration for Mr. Beyer entering into the CFO Agreement, Mr. Beyer will be issued stock options with an amount of underlying common stock representing approximately 0.25% of the outstanding common stock of NEW SAB. The award will vest over four years with 25% vesting on the 1 year anniversary of the grant date and the remaining 75% of the vesting on a monthly basis in thirty-six installments.

If Mr. Beyer’s employment is terminated by the Company without Cause (as defined in the employment agreement) (other than for death or disability) or the term of his employment is not renewed, Mr. Beyer will receive (i) a severance payment equal to 1 year of his then base salary, payable in 12 months installments and (ii) the applicable bonus amounts prorated for the portion of the calendar year Mr. Beyer was employed so long as he was employed by the Company as of April 1st of the year of termination and the Board has approved a bonus plan for that year (such bonus amount payable by the end of the Company’s fiscal year following the termination).

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SAB Biotherapeutics 2021 Equity Incentive Plan

The SAB Biotherapeutics 2021 Equity Incentive Plan (the “Incentive Plan”) was adopted in connection with the Business Combination Agreement and became effective upon the Closing.

Summary of the Incentive Plan

General

The Incentive Plan covers the grant of awards to our employees (including officers), non-employee consultants and non-employee directors and those of our affiliates. For purposes of the Incentive Plan, our affiliates include any corporation, partnership, limited liability company, joint venture or other entity, with respect to which we, directly or indirectly, own either (i) stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or more than fifty percent (50%) of the total value of all shares of all classes of stock of such corporation, or (ii) an aggregate of more than fifty percent (50%) of the profits interest or capital interest of any non-corporate entity.

The Compensation Committee administers the Incentive Plan. The full Board must approve all decisions regarding awards to non-employee directors.

Up to a maximum of 11,000,000 shares of our common stock may be delivered in settlement of awards granted under the Incentive Plan initially. The number of shares authorized for issuance will increase beginning in 2022, and occurring each year thereafter through 2031 by 2.0% of the number of our shares of common stock issued and outstanding on a fully-diluted basis as of the last day of the preceding fiscal year (or such lesser number of shares as determined by our board of directors in its sole discretion). In no event, however, shall the aggregate number of shares that may be issued pursuant to this annual increase under the Incentive Plan exceed 5,000,000.

Up to a maximum of 11,000,000 shares of our common stock may be issued under the Incentive Plan pursuant to the exercise of incentive stock options. The stock delivered to settle awards made under the Incentive Plan may be authorized and unissued shares or treasury shares, including shares repurchased by us for purposes of the Incentive Plan. If any shares subject to any award granted under the Incentive Plan (other than a substitute award as described below) is forfeited or otherwise terminated without delivery of such shares (or if such shares are returned to us due to a forfeiture restriction under such award), the shares subject to such awards will again be available for issuance under the Incentive Plan. However, any shares that are withheld or applied as payment for shares issued upon exercise of an award or for the withholding or payment of taxes due upon exercise of an award will continue to be treated as having been delivered under the Incentive Plan and will not again be available for grant under the Incentive Plan. Upon settlement of any stock appreciation rights (“SARs”), the number of shares underlying the portion of the SARs that is exercised will be treated as having been delivered for purposes of determining the maximum number of shares available for grant under the Incentive Plan and shall not again be treated as available for issuance under the Incentive Plan.

If a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving us or repurchase or exchange of our shares or other securities, or other rights to purchase shares of our securities or other similar transaction or event affects our common stock such that the compensation committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the Incentive Plan, the compensation committee will make an equitable change or adjustment as it deems appropriate to the number of type of securities with respect to which awards may be granted, (ii) the number and type of securities subject to outstanding awards, (iii) the exercise price with respect to any option or SAR or, if deemed appropriate, make provision for a cash payment to the holder of such outstanding award, and (iv) the number and kind of outstanding restricted shares, or the shares underlying any other form of award.

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Types of Awards

The Incentive Plan permits the granting of any or all of the following types of awards to all grantees:

●	stock options, including incentive stock options, or ISOs;

●	stock appreciation rights, or SARs;

●	restricted shares;

●	deferred stock;

●	restricted stock units;

●	performance units and performance shares;

●	dividend equivalents;

●	bonus shares; and

●	other stock-based awards.

Generally, awards under the Incentive Plan are granted for no consideration other than prior and future services. Awards granted under the Incentive Plan may, in the discretion of the committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the Incentive Plan; provided, however, that if an SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term and the exercise price of the SAR may not be less than the exercise price of the ISO. The material terms of each award will be set forth in a written award agreement between the grantee and us.

Stock Options and SARs

The committee is authorized to grant SARs and stock options (including ISOs except that an ISO may only be granted to an employee of ours or one of our subsidiary corporations). A stock option allows a grantee to purchase a specified number of shares of our common stock at a predetermined price per share (the “exercise price”) during a fixed period measured from the date of grant. An SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share. The exercise price of an option or an SAR will be determined by the committee and set forth in the applicable award agreement but the exercise price may not be less than the fair market value of a share of common stock on the grant date. The term of each option or SAR is determined by the committee and set forth in the applicable award agreement, except that the term may not exceed ten (10) years (or five (5) years if the grantee holds more than 10% of the total combined voting power of all classes of our capital stock).

Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer); delivering shares of our common stock previously owned by the grantee; or, with the approval of the compensation committee, (i) delivery of shares of our common stock acquired upon the exercise of such options, or (ii) the sale of shares acquired upon exercise of the options through a broker-dealer to whom the grantee has delivered irrevocable notice of exercise and instructions to deliver sales proceeds sufficient to pay us the exercise price.

The grant of ISOs is contingent upon shareholder approval of the Incentive Plan within 12 months of its adoption by our board of directors.

Restricted Shares

The committee may award restricted shares consisting of shares of our common stock which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. A grantee receiving restricted shares will have all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends, except as otherwise provided in the applicable award agreement. Upon termination of the grantee’s affiliation with us during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the applicable award agreement.

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Deferred Stock and Restricted Stock Units

The committee may also grant deferred stock awards and/or restricted stock unit awards. A deferred stock award is the grant of a right to receive a specified number of shares of our common stock at the end of specified deferral periods or upon the occurrence of a specified event, which satisfies the requirements of Section 409A of the Internal Revenue Code. A restricted stock unit award is the grant of a right to receive a specified number of shares of our common stock upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without the issuance of the shares underlying such award.

Restricted stock units and deferred stock awards carry no voting or other rights associated with stock ownership until the shares underlying the award are delivered in settlement of the award. Unless otherwise determined by the compensation committee, grantees will have the rights to receive dividend equivalents in respect of deferred stock and/or restricted stock units, which dividend equivalents shall be deemed reinvested in additional shares of deferred stock or restricted stock units, as applicable, which shall remain subject to the same forfeiture conditions applicable to the deferred stock or restricted stock units to which such dividend equivalents relate.

Performance Units

The committee may grant performance units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the committee and reflected in the applicable award agreement. The initial value of a performance unit will be determined by the committee at the time of grant. The committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the applicable award agreement.

Performance Shares

The committee may grant performance shares, which entitle a grantee to a certain number of shares of common stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the committee and reflected in the applicable award agreement. The committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the applicable award agreement.

Bonus Shares

The committee may grant fully vested shares of our common stock as bonus shares on such terms and conditions as specified in the applicable award agreement.

Dividend Equivalents

The committee is authorized to grant dividend equivalents, which provide a grantee the right to receive payment equal to the dividends paid on a specified number of shares of our common stock. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the Incentive Plan. If deferred, such dividend equivalents may be credited with interest or may be deemed to be invested in shares of our common stock, other awards under the Incentive Plan or in other property.

Other Stock-Based Awards

The Incentive Plan authorizes the committee to grant awards that are valued in whole or in part by reference to or otherwise based on certain other securities. The committee determines the terms and conditions of such awards, including whether awards are paid in shares or cash.

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Merger, Consolidation or Similar Corporate Transaction

If there is a merger or consolidation of us with or into another corporation or a sale of substantially all of our stock (a “Corporate Transaction”), and the outstanding awards are not assumed by surviving company (or its parent company) or replaced with equivalent awards granted by the surviving company (or its parent company), the committee will cancel any outstanding awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the committee accelerates the vesting of any such awards) and with respect to any vested and nonforfeitable awards, the committee may either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction, or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. If an exercise price of an option or SAR exceeds the fair market value of our common stock and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee.

Amendment to and Termination of the Incentive Plan

The Incentive Plan may be amended, altered, suspended, discontinued or terminated by our board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of any stock exchange or automated quotation system on which our common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Incentive Plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of grantees on such approval, although our board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable.

In addition, subject to the terms of the Incentive Plan, no amendment or termination of the Incentive Plan may materially and adversely affect the right of a grantee under any award granted under the Incentive Plan.

Unless earlier terminated by our board of directors, the Incentive Plan will terminate when no shares remain reserved and available for issuance or, if earlier, on the tenth anniversary of the effective date of the Incentive Plan.

SAB Biotherapeutics 2021 Employee Stock Purchase Plan

The SAB Biotherapeutics 2021 Employee Stock Purchase Plan, (the “ESPP”) was adopted in connection with the Business Combination Agreement become effective upon the Closing. The ESPP provides eligible employees an opportunity to purchase shares of Common Stock at a discount through accumulated contributions of their earned compensation. The ESPP’s initial share reserve is one million shares of New SAB Biotherapeutics Common Stock. Offering periods will not commence under the ESPP until determined by the Board or Compensation Committee.

Summary of the Employee Stock Purchase Plan

Administration

The ESPP will be administered by the board, or a committee (“Committee”) appointed by the board, which may be the board’s compensation committee. The board or Committee administering the ESPP (“Administrator”) has authority to construe and interpret the ESPP and to establish rules and regulations for the administration of the ESPP.

Eligibility

Eligible employees of the Company or a participating subsidiary may participate in the ESPP. One is an eligible employee for an accumulation period if he or she is an employee of the Company or a participating subsidiary both on the date determined by the ESPP administrator that enrollment forms must be received for an accumulation period and on the first day of the accumulation period. Notwithstanding the preceding sentences, an employee is not eligible to participate in the ESPP if on the first day of the accumulation period (1) such employee is a member of a collective bargaining unit whose benefits were the subject of good faith bargaining; (2) such employee is customarily employed 20 or less hours per week or five months or less per year; or (3) such employee is an employee of a participating subsidiary who is a resident of a foreign jurisdiction and (i) participation is prohibited under the laws of such foreign jurisdiction or (ii) compliance with the laws of such foreign jurisdiction would violate Section 423 of the Code. An employee is also not eligible to participate if immediately after any purchase of shares under the ESPP, the employee would own capital stock of the Company and/or hold outstanding options to purchase such stock constituting five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any subsidiary of the Company.

As of December 2, 2021, the Company had approximately 131 employees that would be eligible to participate in the ESPP.

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Shares Available for Issuance

As noted above, the maximum aggregate number of shares of Company stock that may be issued under the ESPP is one million shares.

Enrollment Dates, Accumulation Periods and Purchase Dates

The accumulation periods under the ESPP will generally be a specified one-year period, or such other period, not to exceed twenty-seven (27) months, as determined by the Administrator. The initial accumulation period is expected to commence on or about March 2022. The first trading day of each accumulation period is the enrollment date, which is the date as of which eligible employees are granted contractual rights to purchase shares of Company stock under the ESPP. Payroll deductions may be made during the accumulation period by eligible employees electing to participate as described below. The last trading day of each accumulation period will be the Company stock purchase date (unless the Administrator selects a different date) and on such date any contractual rights remaining outstanding will be deemed to be exercised and shares of Company stock will be purchased, as described below.

Participation in the ESPP

An eligible employee may become a participant in the ESPP by submitting an enrollment form, and payroll deductions for such employee will begin as soon as administratively feasible after such form is received in good order, subject to compliance with such policies, rules and procedures as we may establish in connection therewith.

As of each purchase date (which is the last trading day of an accumulation period as stated above), an employee’s payroll deductions made during the accumulation period and not withdrawn by the employee or otherwise paid to the employee are used to buy shares of Company stock. The per share purchase price on the purchase date is 85% of the lower of (1) the fair market value of a share of Company stock on the purchase date, or (2) the fair market value of a share of Company stock on the first trading day of the accumulation period.

An employee will not be permitted to purchase more than 25,000 shares of Company stock on any purchase date, or such lower maximum number as may be determined by the Administrator. An employee’s right to purchase shares under the ESPP in any calendar year cannot exceed $25,000, as measured by the fair market value of such shares (determined for each accumulation period as of the first trading day of the accumulation period).

An employee can invest any amount from 1% to 15% of his or her base earnings in Company stock through payroll deductions under the ESPP. Payroll deductions are credited to recordkeeping accounts. No earnings are credited to the accounts.

Withdrawal from the ESPP, Cessation of Payroll Deductions, Mandatory Cessation of Participation

An employee may withdraw from the ESPP in full (but not in part) during any accumulation period by delivering a notice of withdrawal to us (in a manner prescribed by the Administrator) at any time prior to the first day of the last calendar month immediately preceding the purchase date for such accumulation period, or at such shorter time in advance of the purchase date as the Administrator may permit. If notice of withdrawal is timely received, all funds then accumulated in the employee’s account will not be used to purchase shares, but will instead be distributed to the employee as soon as administratively practical, and the employee’s payroll deductions will cease as soon as administratively practical.

An employee also may cease payroll deductions as of the last day of any month during an accumulation period by delivering a notice of cessation to us at the time and in the manner prescribed by the Administrator. Unless the employee also withdraws from the ESPP as described in the preceding paragraph, the employee’s accumulated payroll deductions will be applied to purchase shares of Company stock on the purchase date as described above.

Participation in the ESPP immediately terminates when an employee ceases to be an eligible employee for any reason, including voluntary or involuntary termination of employment. Upon the termination of an employee’s participation in the ESPP, all accumulated payroll deductions of the employee will be returned to the employee.

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Amendment and Termination

The Board or the Compensation Committee may amend or alter any provision of the ESPP and may terminate the ESPP at any time. Under certain circumstances, an amendment to the ESPP may require the approval of our stockholders. In addition, if the ESPP is amended to change the aggregate number of shares issuable thereunder or the provisions regarding eligible employees, certain tax advantages under the Code as discussed below (see “Certain Federal Income Tax Consequences Relating to the ESPP”) will only continue if we obtain stockholder approval of such amendment. Certain amendments to the ESPP may be made by the Administrator without stockholder approval.

In the event of any Company reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of the Company, the shares subject to an employee’s election to purchase Company stock during an accumulation period will be adjusted and the aggregate number and kind of shares available under the ESPP and the purchase price of shares will also be adjusted, in each case to the extent deemed appropriate by the Administrator. Generally, if a dissolution or liquidation of the Company occurs during an accumulation period, any rights an employee has to acquire Company stock under the ESPP will be terminated, but an employee will have the right to acquire Company stock before the dissolution or liquidation.

Certain Federal Income Tax Consequences Relating to the ESPP

The following summary of the income tax consequences of the ESPP is based on current provisions of the Code and regulations thereunder. The summary does not address tax rates or state or local income taxes or taxes in jurisdictions other than the United States, nor does it address employment tax.

Enrollment or Purchase of Company Stock under the ESPP. No federal income tax consequences arise at the time of an employee’s enrollment in the ESPP or upon the purchase of Company stock under the ESPP. However, as discussed below, if an employee disposes of Company stock acquired under the ESPP, such employee will have the federal income tax consequences described below in the year such employee disposes of the stock. Amounts withheld by payroll deduction are subject to federal income tax as though those amounts had been paid in cash. Whenever an employee transfers any shares of Company stock in a manner which may constitute a disposition, such employee must promptly advise the Secretary of the Company of the facts concerning that transfer.

Early Dispositions. If an employee disposes of Company stock purchased under the ESPP within two years after the first trading day of an accumulation period or within one year after the shares of Company stock are transferred to such employee or to an account in such employee’s name (the “Tax Holding Period”), such employee will recognize compensation income in the year of disposition in an amount equal to the excess of (A) the lesser of the fair market value of the Company stock on the purchase date or the proceeds from the sale or exchange of the shares over (B) the price such employee paid for the Company stock. The Company must report such compensation as taxable ordinary income to the Internal Revenue Service on such employee’s annual Form W-2. The amount, if any, that is taxable as ordinary income is added to the purchase price and becomes part of the cost basis for that Company stock for federal income tax purposes. If the disposition of the Company stock involves a sale or exchange, such employee generally may also realize a short-term capital gain or loss equal to the difference between such employee’s cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange of the shares.

Later Dispositions. If an employee disposes of Company stock purchased under the ESPP on a date after the Tax Holding Period, or if such employee dies at any time while owning Company stock, such employee (or such employee’s estate) will have included in such employee’s compensation as taxable ordinary income in the year of disposition or death, an amount equal to the lesser of

(1)	the excess of the fair market value of the Company stock on the first trading day of the accumulation period over the purchase price paid by such employee (or the employee’s estate) for the shares, or

(2)	the excess of the fair market value of the Company stock on the date of disposition or death over the purchase price paid by such employee (or the estate) for the shares.

The amount which is taxable as ordinary income is added to the cost basis of that Company stock for federal income tax purposes. The cost basis is therefore the sum of the purchase price of the Company stock and the ordinary income recognized from the formula above. If the disposition of the Company stock involves a sale or exchange, such employee will also realize a long-term capital gain or loss equal to the difference between such employee’s cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange of the shares.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent of ordinary income recognized upon a sale or disposition during the Tax Holding Period (an early disposition).

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2018 to which the Company or OLD SAB has been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of its directors, executive officers or, to its knowledge, beneficial owners of more than 5% of its capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” Upon the Closing, agreements of OLD SAB were assumed by the Company.

Certain Relationships and Related Party Transactions - Company

Amended and Restated Registration Rights Agreement

In connection with the completion of the Business Combination the Company, certain stockholders of OLD SAB, the Sponsor and Ladenburg entered into an amended and restated registration rights agreement, pursuant to which, among other things, certain holders of OLD SAB common stock and preferred stock (i) agreed not to effect any sale or distribution of NEW SAB Common Stock held by any of them during the specified lock-up period of 180 days after the Closing Date and (ii) were granted certain registration rights with respect to their NEW SAB shares.

The foregoing description of the amended and restated registration rights agreement does not purport to be complete and is qualified in its entirety by the text of the amended and restated registration rights agreement, the form of which is filed as Exhibit 10.1 to this prospectus and is incorporated herein by reference.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Initial Stockholders (including the Sponsor), BCYP and OLD SAB entered into the Sponsor Support Agreement, pursuant to which the Sponsor agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination); (ii) vote against any Company Acquisition Proposal (as defined in the Business Combination Agreement) and certain other matters as set forth in the Sponsor Support Agreement; (iii) waive any adjustment to the conversion ratio set forth in the governing documents of BCYP or any other anti-dilution or similar protection with respect to the common stock of BCYP (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise); (iv) be bound by certain transfer restrictions with respect to its shares in BCYP prior to the closing of the Business Combination; (v) certain forfeiture provisions with respect to up to 598,580 of the shares owned by them (the “Restricted Shares”) during a period of up to five years from the Closing (the “Vesting Period”) as follows:

●	149,645 of the Restricted Shares will become fully vested and unrestricted if, within the Vesting Period, the volume weighted share price of the Company’s Common Stock equals or exceeds $15.00 during at least 20 trading days within a 30-day trading period;

●	149,645 of the Restricted Shares will become fully vested and unrestricted if, within the Vesting Period, the volume weighted share price of the Company’s Common Stock equals or exceeds $20.00 during at least 20 trading days within a 30-day trading period;

●	149,645 of the Restricted Shares will become fully vested and unrestricted if, within the Vesting Period, the volume weighted share price of the Company’s Common Stock equals or exceeds $25.00 during at least 20 trading days within a 30-day trading period; and

●	149,645 of the Restricted Shares will become fully vested and unrestricted if, within the Vesting Period, the volume weighted share price of the Company’s Common Stock equals or exceeds $30.00 during at least 20 trading days within a 30-day trading period;

Each tranche of Restricted Shares will also become fully vested and unrestricted in the event of a change in control of the Company during the Vesting Period that results in the holders of the Company’s Common Stock receiving a per-share aggregate consideration equal to or in excess of the applicable tranche of Restricted Shares.

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Indemnification Agreements

In connection with the Business Combination, the Company entered into indemnification agreements with its directors and executive officers as of the Closing Date. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service to the Company or, at our request, service to other entities as an officer or director, as applicable, to the maximum extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, the form of which is filed as Exhibit 10.6 to this registration statement and is incorporated herein by reference.

Certain Relationships and Related Party Transactions - BCYP

Founder Shares

On November 12, 2020, BCYP issued 2,156,250 shares of common stock to the Sponsor for $25,000 in cash, or approximately $0.012 per share, in connection with formation. On December 7, 2020, the Sponsor forfeited 161,719 founder shares to BCYP and Ladenburg and certain of its employees, purchased from BCYP an aggregate of 161,719 representative shares at an average purchase price of approximately $0.012 per share, for an aggregate purchase price of $1,875.

On January 3, 2021, BCYP effected a stock dividend of 1/3 of a share of common stock for every share of common stock outstanding, resulting in an aggregate of 2,875,000 founder shares outstanding (including up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part). As a result of the underwriters’ election to fully exercise their over-allotment option on January 14, 2021, the 375,000 shares were no longer subject to forfeiture.

As discussed further below, on January 4, 2021, the Sponsor forfeited 28,750 founder shares to BCYP and Ladenburg and certain of its employees purchased from BCYP an aggregate of 28,750 representative shares at an average purchase price of approximately $0.008 per share, for an aggregate purchase price of $230.

Private Placement

Simultaneously with the closing of the BCYP IPO, the Sponsor purchased an aggregate of 417,200 Placement Units, at a price of $10.00 per Placement Unit, for an aggregate purchase price of $4,172,000, in a private placement. A portion of the proceeds from the private placement was added to the proceeds from the BCYP IPO held in the Trust.

Each Placement Unit was identical to the units sold in the BCYP IPO, except for the placement warrants (“Placement Warrants”). The Placement Warrants and the BCYP common stock issuable upon the exercise of the Placement Warrants are not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

Representative Shares

On December 7, 2020, the Sponsor forfeited 161,719 founder shares to BCYP and Ladenburg and certain of its employees purchased from BCYP an aggregate of 161,719 representative shares at an average purchase price of approximately $0.012 per share, for an aggregate purchase price of $1,875. On January 4, 2021, the Sponsor forfeited 28,750 founder shares to BCYP and Ladenburg and certain of its employees purchased from BCYP an aggregate of 28,750 representative shares at an average purchase price of approximately $0.008 per share, for an aggregate purchase price of $230. Following the 1/3 common stock dividend effected January 3, 2021 (as described herein), Ladenburg and certain of its employees now hold an aggregate of 244,375 shares of Common Stock (of which up to 31,875 were subject to forfeiture). As a result of the underwriters’ election to fully exercise of their over-allotment option, the 31,875 shares are no longer subject to forfeiture.

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Promissory Note

On November 19, 2020, BCYP issued an unsecured promissory note to the Sponsor for an aggregate of up to $250,000 to cover expenses related to the BCYP IPO. This loan was non-interest bearing and payable on the earlier of March 31, 2021 or the completion of the BCYP IPO. As of December 31, 2020, BCYP had drawn down $150,000 under the promissory note. On January 14, 2021, BCYP paid the $150,000 balance on the note from a portion of the proceeds of the BCYP IPO.

Administrative Services

BCYP agreed to pay an affiliate of the Sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and secretarial and administrative support. Upon completion of the Business Combination, the Company ceased paying these monthly fees. For the three and nine months ended September 30, 2021, BCYP has recorded $30,000 and $90,000 in service fee expense, respectively, within operating costs in the accompanying condensed financial statements of operations.

Policies and Procedures for Transactions with Related Parties

The Company has adopted a written Related Party Transaction Policy that set forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. A related person includes directors, executive officers, beneficial owners of 5% or more of any class of the Company’s voting securities, immediate family members of any of the foregoing persons, and any entities in which any of the foregoing is an executive officer or is an owner of 5% or more ownership interest.

Under the Related Party Transaction Policy, if a transaction involving an amount in excess of $120,000 has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, information regarding the related person transaction must be reviewed and approved by the Company’s audit committee

In considering related person transactions, the Company’s audit committee will take into account the relevant available facts and circumstances including, but not limited to:

●	the related person’s interest in the related person transaction;

●	the approximate dollar value of the amount involved in the related person transaction;

●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of business of the Company;

●	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the Company of, the transaction; and

●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Related Party Transaction Policy requires that, in determining whether to approve, ratify or reject a related person transaction, the audit committee must review all relevant information available to it about such transaction, and that it may approve or ratify the related person transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company.

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PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of November 1. 2021, by:

●	each person known to be the beneficial owner of more than 5% of our outstanding Common Stock;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group following the consummation of the Transactions.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options, within 60 days. Shares subject to options that are currently exercisable or exercisable within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the Company believes that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of the directors and executive officers of the Company is 2100 East 54th Street North, Sioux Falls, SD 57104.

The percentage of beneficial ownership of the Company is calculated based on 43,474,779 shares of Common Stock outstanding and do not take into account: (i) the issuance of shares upon exercise of warrants to purchase 5,958,600 shares of Common Stock currently outstanding and (ii) the exercise of options to purchase 3,730,504 shares of Common Stock currently outstanding.

Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned
Five Percent Stockholders
Big Cypress Holdings LLC	3,047,825	(1)	7.01%

Executive Officers and Directors
Samuel J. Reich	3,048,825	(2)	7.01%
Christine Hamilton, MBA	10,685,978	(3)	24.58%
Eddie J. Sullivan, PhD	5,705,113	(4)	13.12%
Mervyn Turner, PhD	23,264	(5)	*	%
Jeffrey G. Spragens	13,000	(6)	*	%
William Polvino, MD	29,080	(7)	*	%
David Link	70,568	(8)	*	%
Charles H. Randall, Jr., MBA	360,595	(9)	*	%
Thomas Luke, MD	157,635	(10)	*	%
Russell Beyer	2,490	(11)	*	%

All current executive officers and directors as a group (10 persons)	20,096,548		46.23%

*Less than 1%

(1) Consists of 3,047,825 shares of Common Stock held directly by the Sponsor, which includes 598,580 shares of Common Stock that are subject to vesting during a period of up to five years after October 22, 2021, which is the closing date of the Company’s business combination. The vesting of such shares is contingent on achievement of certain stock price milestones. Excludes 208,600 warrants to purchase Common Stock because the warrants are not exercisable within 60 days from the date hereof. Each of Messrs. Samuel J. Reich and Ilan Katz is a manager of the Sponsor. Consequently, each may be deemed the beneficial owner of the shares held by the Sponsor and have voting and dispositive control over such securities. Each disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein, directly or indirectly. Does not include 1,5000 shares of Common Stock held directly by Mr. Katz. The address of Big Cypress Holdings LLC is 300 W. 41st Street, Suite 202 Miami Beach, FL 33140.

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(2) Consists of (i) 1,000 shares of Common Stock held directly by Mr. Reich and (ii) 3,047,825 shares of Common Stock beneficially owned by the Sponsor. Mr. Reich is a manager of the Sponsor. Consequently, he may be deemed the beneficial owner of the shares held by the Sponsor and have voting and dispositive control over such securities. Mr. Reich disclaims beneficial ownership of any shares other than to the extent he may have a pecuniary interest therein, directly or indirectly(see footnote 1).

(3) Consists of (i) 5,074,351 shares of Common Stock held directly by Mrs. Hamilton, (ii) 25,000 shares of Common Stock held by Christensen Investments, LLC, (iii) 5,003,084 shares of Common Stock held by Mrs. Hamilton’s spouse, (iv) 118,259 shares issuable to Mrs. Hamilton pursuant to options exercisable within 60 days of October 28, 2021, and (v) 465,284 shares issuable to Mrs. Hamilton’s spouse pursuant to options exercisable within 60 days of October 28, 2021. Excludes (i) 2,039,938 shares issued into escrow for her benefit, the release from which is subject to achievement of certain stock price milestones (while such shares are held in escrow, Mrs. Hamilton has neither voting power nor dispositive power over the escrowed shares), (ii) 2,009,697 shares issued into escrow for her spouse’s benefit, the release from which is subject to achievement of certain stock price milestones, (iii) 47,777 restricted stock units that become vested upon achievement of certain stock price milestones, and (iv) 187,975 restricted stock units held by her spouse that become vested upon achievement of certain stock price milestones. Mrs. Hamilton disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interests she may have therein.

(4) Consists of (i) 5,216,564 shares of Common Stock held directly by Mr. Sullivan and (ii) 488,549 shares issuable to Mr. Sullivan pursuant to options exercisable within 60 days of October 28, 2021. Excludes (i) 2,106,361 shares issued into escrow for his benefit, the release from which is subject to achievement of certain stock price milestones (while such shares are held in escrow, Mr. Sullivan has neither voting power nor dispositive power over the escrowed shares), and (ii) 197,374 restricted stock units that become vested upon achievement of certain stock price milestones.

(5) Consists of 23,264 shares of Common Stock issuable to Mr. Turner pursuant to options exercisable within 60 days of October 28, 2021. Excludes 9,399 restricted stock units that become vested upon achievement of certain stock price milestones.

(6) Consists of 13,000 shares of Common Stock held directly by Mr. Spragens.

(7) Consists of 29,080 shares of Common Stock issuable to Mr. Polvino pursuant to options exercisable within 60 days of October 28, 2021. Excludes 11,748 restricted stock units that become vested upon achievement of certain stock price milestones.

(8) Consists of (i) 15,820 shares of Common Stock held directly by Mr. Link, (ii) 12,097 shares of Common Stock held by Iron Horse Investments, LLC, and (iii) 42,651 shares issuable to Mr. Link pursuant to options exercisable within 60 days of October 28, 2021. Excludes (i) 6,391shares issued into escrow for his benefit, the release from which is subject to achievement of certain stock price milestones (while such shares are held in escrow, Mr. Link has neither voting power nor dispositive power over the escrowed shares), (ii) 4,887 issued into escrow for the benefit of Iron Horse Investments, LLC, the release from which is subject to achievement of certain stock price milestones and (iii) 17,231 restricted stock units that become vested upon achievement of certain stock price milestones. Mr. Link disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interests he may have therein.

(9) Consists of 360,595 shares of Common Stock issuable to Mr. Randall pursuant to options exercisable within 60 days of October 28, 2021. Excludes 145,681 restricted stock units that become vested upon achievement of certain stock price milestones.

(10) Consists of (i) 6,418 shares of Common Stock held directly by Mr. Luke and (ii) 151,217 shares issuable to Mr. Luke pursuant to options exercisable within 60 days of October 28, 2021. Excludes (i) 2,193 shares issued into escrow for his benefit, the release from which is subject to achievement of certain stock price milestones (while such shares are held in escrow, Mr. Luke has neither voting power nor dispositive power over the escrowed shares), and (ii) 61,092 restricted stock units that become vested upon achievement of certain stock price milestones.

(11) Consists of (i) 2,475 shares of Common Stock held directly by Mr. Beyer and (ii) 15 shares of Common Stock held by Mr. Beyer’s daughter.

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SELLING SECURITYHOLDERS

This prospectus relates to the resale by the selling securityholders from time to time of up to 20,392,901 shares of Common Stock, including: 5,958,600 shares of Common Stock that may be issued upon exercise of the Warrants (consisting of 5,750,000 shares that may be issued upon exercise of the Public Warrants and 208,600 shares that may be issued upon exercise of the Private Warrants), 3,047,825 shares of Common Stock held by the Sponsor, 244,373 shares held by Ladenburg and certain of its employees, 247,525 shares held by Chardan and certain of its employees and designees and 10,685,978 shares held by certain parties to the Amended and Restated Registration Rights Agreement. As used in this prospectus, the term “selling securityholders” includes the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interests in the Common Stock or Private Placement Warrants other than through a public sale.

Except as set forth in the footnotes below, the following table sets forth, based on written representations from the selling securityholders, certain information as of November 1, 2021 regarding the beneficial ownership of our Common Stock and Warrants by the selling securityholders and the shares of Common Stock and Warrants being offered by the selling securityholders. The applicable percentage ownership of Common Stock is based on 43,474,779 shares of Common Stock outstanding as of November 1, 2021. The selling securityholders may offer and sell some, all or none of their shares of Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all shares of Common Stock and Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling securityholders, no selling securityholder is a broker-dealer or an affiliate of a broker dealer.

Up to 5,750,000 shares Common Stock issuable upon exercise of the Public Warrants are not included in the table below.

Please see the section titled “Plan of Distribution” for further information regarding the selling securityholder’s method of distributing these shares.

RESALE S-1 SELLING SECURITYHOLDER TABLE

	Shares of Common Stock				Warrants to Purchase Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Big Cypress Holdings LLC(1)	3,047,825	3,047,825	—	—	208,600	208,600	—	—
Christine Hamilton (2)	10,685,978	10,685,978	—	—	—	—	—	—
Chardan Capital Markets LLC (3)	223,525	223,525	—	—	—	—	—	—
Daniel Roth(4)	24,000	24,000	—	—	—	—	—	—
Ladenburg Thalmann & Co. Inc. (5)	122,188	122,188	—	—	—	—	—	—
Jeff Caliva(6)	24,209	24,209	—	—	—	—	—	—
Steven Kaplan(7)	48,988	48,988	—	—	—	—	—	—
Peter Blum(8)	48,988	48,988	—	—	—	—	—	—
TOTAL	14,225,701	14,225,701	—	—	208,600	208,600	—	—

(1)	Consists of 3,047,825 shares of Common Stock held directly by Big Cypress Holdings LLC, which includes 598,580 shares of Common Stock that are subject to vesting during a period of up to five years after October 22, 2021, which is the closing date of the Company’s business combination. The vesting of such shares is contingent on achievement of certain stock price milestones. The address of Big Cypress Holdings LLC is 300 W. 41st Street, Suite 202 Miami Beach, FL 33140.
(2)	Consists of (i) 5,074,351 shares of Common Stock held directly by Mrs. Hamilton, (ii) 25,000 shares of Common Stock held by Christensen Investments, LLC, (iii) 5,003,084 shares of Common Stock held by Mrs. Hamilton’s spouse, (iv) 118,259 shares issuable to Mrs. Hamilton pursuant to options exercisable within 60 days of October 28, 2021, and (v) 465,284 shares issuable to Mrs. Hamilton’s spouse pursuant to options exercisable within 60 days of October 28, 2021. Excludes (i) 2,039,938 shares issued into escrow for her benefit, the release from which is subject to achievement of certain stock price milestones (while such shares are held in escrow, Mrs. Hamilton has neither voting power nor dispositive power over the escrowed shares), (ii) 2,009,697 shares issued into escrow for her spouse’s benefit, the release from which is subject to achievement of certain stock price milestones, (iii) 47,777 restricted stock units that become vested upon achievement of certain stock price milestones, and (iv) 187,975 restricted stock units held by her spouse that become vested upon achievement of certain stock price milestones. Mrs. Hamilton disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interests she may have therein. Mrs. Hamilton’s address is c/o SAB Biotherapeutics, Inc., 2100 East 54th Street North, Sioux Falls, SD 57104.
(3)	The selling shareholder’s address is 17 State Street, Suite 2130, New York, NY 10004.
(4)	The selling shareholder’s address is 17 State Street, Suite 2130, New York, NY 10004.
(5)	The selling shareholder’s address is Ladenburg Thalmann & Co., Inc. 277 Park Ave 26th Fl, New York, NY 10172.
(6)	The selling shareholder’s address is c/o Ladenburg Thalmann & Co., Inc. 277 Park Ave 26th Fl, New York, NY 10172.
(7)	The selling shareholder’s address is c/o Ladenburg Thalmann & Co., Inc. 277 Park Ave 26th Fl, New York, NY 10172.
(8)	The selling shareholder’s address is c/o Ladenburg Thalmann & Co., Inc. 277 Park Ave 26th Fl, New York, NY 10172.

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DESCRIPTION OF OUR SECURITIES

The following is a summary of the rights of our securities. This summary is qualified by reference to the complete text of our second amended and restated certificate of incorporation and amended and restated bylaws filed as exhibits to the registration statement of which this prospectus forms a part.

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The descriptions below are qualified by reference to the actual text of the Certificate of Incorporation. We urge you to read our Certificate of Incorporation in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our authorized capital stock consists of 490,000,000 shares of common stock $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of November 1, 2021, there were 43,474,779 shares of our Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding. As of November 1, 2021, the Company has not designated any series of preferred stock.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to common stock.

Election of Directors

Our board of directors is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except with respect to the election of directors at the special meeting held in connection with the Business Combination, Class I directors are elected to an initial one-year term (and three-year terms subsequently), the Class II directors are elected to an initial two-year term (and three-year terms subsequently) and the Class III directors are elected to an initial three-year term (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

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Preferred Stock

Our Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

We have no preferred stock outstanding at the date hereof.

Stock Awards

Upon the closing of the Business Combination, we assumed and converted OLD SAB stock awards that were outstanding under OLD SAB’s equity incentive plans into stock awards to purchase an aggregate of 3,730,504 shares of Common Stock. As of the closing of the Business Combination, 11,000,000 shares of common stock were reserved for future issuance under our Plan, which amount may be subject to increase from time to time, and no stock awards as of the date hereof have been granted pursuant to such plan. For additional information regarding the terms of these plans, see “Executive Compensation — Equity Benefit Plans.” We intend to file one or more registration statements on Form S-8 with respect to these plans after 60 days from the closing of the Business Combination.

Warrants

As of the closing of the Business Combination, there were 5,958,600 Warrants to purchase Common Stock outstanding, consisting of 5,750,000 Public Warrants and 208,600 Private Placement Warrants. Each whole warrant entitles the registered holder to purchase one whole share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the GX IPO or 30 days after the completion of our Business Combination. The Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Public Stockholders’ Warrants

Pursuant to the Warrant Agreement, each whole warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Merger. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Common Stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire five years after the completion of the merger, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company is not obligated to deliver any shares of Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Common Stock is available, subject to the Company satisfying its obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the Closing of the merger, it will use its reasonable best efforts to file with the SEC, and within 60 business days following the merger to have declared effective, a registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Common Stock until the warrants expire or are redeemed. Notwithstanding the above, if the Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event New SAB Biotherapeutics so elects, it will not be required to file or maintain in effect a registration statement, but will use its reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

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Redemption of Warrants.

Redemption of warrants when the price per share of New SAB Biotherapeutics Common Stock equals or exceeds $18.00.

Once the warrants become exercisable, New SAB Biotherapeutics may call the warrants for redemption.

Warrants will not be exercisable for cash unless New SAB Biotherapeutics has an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the Warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within 60 business days following the Business Combination, holders of Public Warrants may, until such time as there is an effective registration statement and during any period when the Company has failed to maintain an effective registration statement, exercise Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In the event of such a cashless exercise, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” for this purpose means the average reported last sale price of the shares of New SAB Biotherapeutics Common Stock for the ten trading days ending on the trading day prior to the date of exercise.

The Company may call the Warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant, (i) at any time after the Warrants become exercisable, (ii) upon not less than 30 days’ prior written notice of redemption to each holder of Warrants after the warrants become exercisable, and (iii) if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the Warrants become exercisable and ending on the third trading day prior to the notice of redemption to holders of Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

If the Company calls the Warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” for this purpose means the average reported last sale price of the shares of Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.

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In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions), and (z) the “market value” (as defined below) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of, (i) the market value or (ii) the price at which the Company issues the additional shares of common stock or equity-linked securities. The “market value” for this purpose means the volume weighted average trading price of Common Stock during the 20 trading day period starting on the trading day prior to the Closing Date.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

Certain Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

Our Amended and Restated Bylaws provide that special meetings of our stockholders may be called only by a majority vote of the board of directors, by the Chairperson of the board of directors, or by the chief executive officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under our current bylaws and the Amended and Restated Bylaws, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Exclusive Forum Selection

The Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (subject to certain limited exceptions) shall be the sole and exclusive forum for any of the following claims (i) any derivative claim or cause of action brought on our behalf, (ii) any claim or cause of action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or to the Company’s stockholders, (iii) any claim or cause of action against us, our directors, officers or employees arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Amended and Restated Bylaws, (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Amended and Restated Bylaws, (v) any claim or cause of action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity holding, owning or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to such provisions.

Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which they apply, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Additionally, we cannot be certain that a court will decide that these provisions are either applicable or enforceable, and if a court were to find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Proposed Charter provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Section 203 of the Delaware General Corporation Law

We are subject to provisions of Section 203 of the DGCL regulating corporate takeovers under our Certificate of Incorporation. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, our initial business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

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Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

The Certificate of Incorporation eliminates directors’ liability for monetary damages to the fullest extent permitted by applicable law. Our Certificate of Incorporation requires the Company to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents and prohibit any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification. We believe these provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers. However, these provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent

The transfer agent for our securities is Continental Stock Transfer & Trust Company. The transfer agent’s address is One State Street Plaza, 30th Floor New York, New York 10004.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Common Stock and the purchase, exercise, disposition and lapse of our Warrants. The Common Stock and the Warrants are collectively referred to herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our securities. This summary is based upon current provisions of the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our securities.

We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any non-income U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, 5% or more of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax-qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

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Tax Considerations Applicable to U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our Common Stock and will be treated as described below under “— Tax Considerations Applicable to U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock”.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at long-term capital gains rates. If the applicable holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Common Stock will generally equal the U.S. Holder’s acquisition cost for such Common Stock (or, in the case of Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.

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In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the Common Stock received upon exercise of the Warrant.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “Tax Considerations Applicable to U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.

If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant is held for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant upon the occurrence of certain events, as discussed in the section of this prospectus captioned “Description of our Securities —Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or a decrease to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “Tax Considerations Applicable to U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of Warrants not exempt from information reporting. Proposed Treasury Regulations, which taxpayers may generally rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

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Tax Considerations Applicable to Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described below under “Tax Considerations Applicable to Non-U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants”. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Tax Considerations Applicable to Non-U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “— Tax Considerations Applicable to U.S. Holders — Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below under “Tax Considerations Applicable to Non-U.S. Holders — Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock or Warrants or an expiration or redemption of our Warrants, unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock or Warrants and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Common Stock. These rules may be modified as applied to the Warrants. There can be no assurance that our Common Stock will be treated as regularly traded or not regularly traded on an established securities market for this purpose.

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Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of shares of Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant upon the occurrence of certain events, as discussed in the section of this prospectus captioned “Description of our Securities — Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Common Stock that would be obtained upon exercise or a decrease to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Tax Considerations Applicable to Non-U.S. Holders — Taxation of Distributions” in the same manner as if such non-U.S. Holder received a cash distribution from us on Common Stock equal to the fair market value of such increased interest. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of Warrants not exempt from information reporting. Proposed Treasury Regulations, which taxpayers may generally rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Common Stock or Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

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PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) up to 5,750,000 shares of Common Stock that are issuable upon the exercise of the Public Warrants; and (ii) up to 208,600 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants.

We are also registering the resale by the selling securityholders or their permitted transferees from time to time of up to 14,434,301 shares of Common Stock consisting of up to:

(a)	3,047,825 shares of Common Stock issued in a private placement to the Sponsor prior to the BCYP IPO,

(b)	10,685,978 shares of Common Stock held by our co-founder and member of the Board pursuant to that certain Amended and Restated Registration Rights Agreement,

(c)	491,898 shares of Common Stock issued in private placements to certain advisors to the Company or their employees or designees, and

(c)	208,600 shares of Common Stock issuable upon exercise of the Private Placement Warrants.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.

We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by such selling securityholders.

The shares of Common Stock beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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●	short sales;

●	distribution to employees, members, limited partners or stockholders of the selling securityholders;

●	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

●	by pledge to secured debts and other obligations;

●	delayed delivery arrangements;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions; or

●	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

In addition, a selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or shares of Common Stock offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn or, in the case of shares issued pursuant to the Subscription Agreements, until two years from the effective date of this registration statement.

102

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Dentons US LLP.

103

EXPERTS

The consolidated financial statements of OLD SAB, as of and for the years ended December 31, 2019 and 2020, included in this prospectus, have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as set forth in their reports, appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing, in giving said reports.

The financial statements of BCYP as of December 31, 2020 and for the period from November 12, 2020 (inception) to December 31, 2020, included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

104

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

As previously reported, on October 28, 2021, the Board informed Marcum LLP (“Marcum”), BCYP’s independent registered public accounting firm prior to the Business Combination, that Marcum would be dismissed effective following the completion of the Company’s review for the quarter ended September 30, 2021, which consists only of the pre-Business Combination accounts of BCYP. Marcum was dismissed on November 22, 2021, effective immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

The financial statements of BCYP as of December 31, 2020 and for the period from November 12, 2020 (inception) to December 31, 2020, included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

During the period from November 12, 2020 (inception) through December 31, 2020, and the subsequent period through November 22, 2021, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Marcum’s engagement and the subsequent period through November 22, 2021.

The Company provided Marcum with a copy of the foregoing disclosures prior to the filing of this Current Report and requested that Marcum furnish a letter addressed to the SEC stating, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

On October 28, 2021, the audit committee appointed Mayer Hoffman McCann P.C. (“MHM”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021, effective following Marcum’s completion of its review of the Company’s financial statements for the third quarter of 2021. MHM audited the consolidated balance sheets of OLD SAB as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in redeemable preferred stock and stockholders’ equity (deficit), and cash flows for the years ended December 31, 2020 and December 31, 2019 prior to the merger.

During the years ended December 31, 2020 and 2019 and the subsequent interim periods, neither the Company nor anyone on its behalf consulted with MHM regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that MHM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

105

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to the Company and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.sabbiotherapeutics.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

106

INDEX TO FINANCIAL STATEMENTS

SAB BIOTHERAPEUTICS FINANCIAL STATEMENTS

BIG CYPRESS ACQUISITION CORP.

SAB BIOTHERAPEUTICS, INC.

Page
Unaudited Financial Statements:
Consolidated Balance Sheets as of September 30, 2021 (Unaudited) and December 31, 2020	F-31
Consolidated Statement of Operations for the nine months ended September 30, 2021 and 2020 (Unaudited)	F-32
Consolidated Statement of Changes in Redeemable Preferred Stock and Stockholders’ Equity for the nine months ended September 30, 2021 and 2020 (Unaudited)	F-33
Consolidated Statement of Cash Flows for nine months ended September 30, 2021 and 2020 (Unaudited)	F-34
Notes to Unaudited Consolidated Financial Statements	F-35

Audited Financial Statements:
Independent Auditor’s report	F-44
Consolidated Financial Statements
Consolidated Balance Sheets as of December 31, 2020 and 2019	F-46
Consolidated Statements of Operations for the years ended December 31, 2020 and 2019	F-47
Consolidated Statements of Changes in Redeemable Preferred Stock and Stockholders’ Equity (Deficit) for the years ended December 31, 2020 and 2019	F-48
Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019	F-49
Notes to Consolidated Financial Statements	F-50 – F-67

F-1

SAB BIOTHERAPEUTICS, INC.

(f/k/a Big Cypress Acquisition Corp.)

CONDENSED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(unaudited)	(audited)
Assets:
Cash	$667,873	$84,836
Prepaid Expenses	102,742	2,258
Total current assets	770,615	87,094

Deferred offering costs	—	235,111
Marketable securities held in Trust Account	116,158,244	—
Total Assets	$116,928,859	$322,205

Liabilities and Stockholders’ (Deficit) Equity
Accrued offering costs and expenses	$322,376	$156,201
Promissory note – related party	—	150,000
Total current liabilities	322,376	306,201
Deferred underwriting fee	4,220,500	—
Warrant liability	5,529,312	—
Total liabilities	10,072,188	306,201

Commitments and Contingencies

Common Stock subject to possible redemption, 11,500,000 and no shares at redemption value of $10.10 at September 30, 2021 and December 31, 2020, respectively	116,150,000	—

Stockholders’ (Deficit) Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,292,200 and 2,875,000 shares issued and outstanding (excluding 11,500,000 and no shares subject to possible redemption) at September 30, 2021 and December 31, 2020, respectively	330	288
Additional paid-in capital	—	24,712
Accumulated deficit	(9,293,659)	(8,996)
Total stockholders’ (deficit) equity	(9,293,329)	16,004
Total Liabilities and Stockholders’ (Deficit) Equity	$116,928,859	$322,205

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

SAB BIOTHERAPEUTICS, INC.

(f/k/a Big Cypress Acquisition Corp.)

CONDENSED STATEMENT OF OPERATIONS

THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2021

(UNAUDITED)

	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021

Operating costs	$335,552	$704,011
Loss from Operations	(335,552)	(704,011)

Other income (expense):
Interest earned on marketable securities held in Trust Account	2,929	8,244
Offering costs allocated to warrants	—	(359,874)
Change in fair value of warrant liability	1,794	1,495,871
Total other income (expense)	4,723	1,144,241

Net (loss) income	$(330,829)	$440,230
Basic and diluted weighted average shares outstanding	14,792,200	14,224,714
Basic and diluted net (loss) income per common share	$(0.02)	$0.03

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

SAB BIOTHERAPEUTICS, INC.

(f/k/a Big Cypress Acquisition Corp.)

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

(UNAUDITED)

			Additional		Total Stockholders’
	Common Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)
Balance as of January 1, 2021	2,875,000	$288	$24,712	$(8,996)	$16,004
Sale of 11,500,000 Units, net of underwriting discount and offering expenses	11,500,000	1,150	—	—	1,150
Sale of 417,200 Private Placement Units, net of private warrant liability and proceeds used to overfund trust account	417,200	42	2,771,995	—	2,772,037
Proceeds received from sale of shares to representative	—	—	2,105	—	2,105
Net income	—	—	—	2,973,220	2,973,220
Common stock subject to possible redemption	(11,500,000)	(1,150)	—	—	(1,150)
Accretion of common stock subject to possible redemption	—	—	(2,798,812)	(9,724,893)	(12,523,705)
Balance as of March 31, 2021, as restated	3,292,200	$330	—	$(6,760,669)	$(6,760,339)
Net loss	—	—	—	(2,202,161)	(2,202,161)
Balance as of June 30, 2021, as restated	3,292,200	$330	$—	$(8,962,830)	$(8,962,500)
Net loss				(330,829)	(330,829)
Balance as of September 30, 2021	3,292,200	$330	$—	$(9,293,659)	$(9,293,329)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

SAB BIOTHERAPEUTICS, INC.

(f/k/a Big Cypress Acquisition Corp.)

CONDENSED STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2021

(UNAUDITED)

Cash flows from operating activities:
Net Income	$440,230
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(8,244)
Offering costs allocated to warrants	359,874
Change in fair value of warrant liability	(1,495,871)
Changes in operating asse+ts and liabilities:
Prepaid assets	(100,484)
Accrued expenses	251,154
Net cash used in operating activities	(553,341)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(116,150,000)
Net cash used in investing activities	(116,150,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts	113,470,500
Proceeds from sale of Private Placement Units	4,172,000
Proceeds from sale of representative shares	2,105
Repayment of promissory note – related party	(150,000)
Payment of deferred offering costs	(208,227)
Net cash provided by financing activities	117,286,378
Net change in cash	583,037
Cash, beginning of period	84,836
Cash, end of the period	$667,873

Supplemental disclosure of non-cash financing activities:
Initial value of common stock subject to possible redemption	$116,150,000
Initial classification of warrant liability	$7,025,183
Deferred underwriters’ discount payable charged to additional paid-in capital	$4,220,500
Accretion of common stock subject to possible redemptions	$12,523,705

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

SAB BIOTHERAPEUTICS, INC.

(f/k/a Big Cypress Acquisition Corp.)

NOTES TO CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

(Unaudited)

Note 1 — Organization and Business Operations

As of September 30, 2021, Big Cypress Acquisition Corp. (the “Company”), our predecessor, was a blank check company incorporated in Delaware on November 12, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

Prior to the Business Combination (described in Note 10), the Company had one subsidiary, Big Cypress Merger Sub Inc., a direct, wholly-owned subsidiary of the Company incorporated in Delaware on June 17, 2021 (“Merger Sub”).

As of September 30, 2021, the Company had not commenced any operations. All activity through September 30, 2021 relates to the Company’s formation and the Initial Public Offering (“IPO”) which is described below, and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s IPO was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 11, 2021 (the “Effective Date”). On January 14, 2021, the Company consummated the IPO of 11,500,000 units (the “Units”) and, with respect to the shares of common stock included in the Units sold (the “Public Shares”), which included the full exercise by the underwriters of the over-allotment option to purchase an additional 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000, which is discussed in Note 4. Each Unit consists of one share of common stock, and one-half redeemable warrant to purchase one share of common stock at a price of $11.50 per whole share.

Simultaneously with the closing of the IPO, the Company consummated the sale of 417,200 units (the “Placement Units”), at a price of $10.00 per unit, in a private placement to Big Cypress Holdings LLC, a Delaware limited liability company which acted as the Company’s sponsor in connection with the IPO (the “Sponsor”), generating gross proceeds of $4,172,000, which is discussed in Note 5.

Transaction costs of the IPO amounted to $6,108,360 consisting of $1,529,500 of underwriting fee, $4,220,500 of deferred underwriting fee, and $358,360 of other offering costs, and of which $359,874 were allocated to expense associated with the warrant liability.

Following the closing of the IPO on January 14, 2021, $116,150,000 ($10.10 per Unit) from the net offering proceeds of the sale of the Units in the IPO and the sale of the Placement Units was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), the proceeds from this IPO and the sale of the Placement Units will not be released from the trust account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s public shares if the Company is unable to complete the initial business combination within 15 months (or up to 21 months) from the closing of this IPO, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

F-6

The Company will have 15 months (or up to 21 months) from the closing of the IPO on January 14, 2021 to consummate a Business Combination (the “Combination Period”). However, if the Company is unable to complete a Business Combination within the Combination Period, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to applicable law and as further described in registration statement, and then seek to dissolve and liquidate.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares and placement shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their founder shares and placement shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and placement shares if the Company fails to complete the initial business combination within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.10 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.10 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that it could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Restatement of Previously Issued Financial Statements

In connection with the preparation of the Company’s financial statements as of September 30, 2021, management determined it should restate certain of its previously reported financial statements. The Company previously determined the common stock subject to possible redemption to be equal to the redemption value of $10.10 per common stock while also taking into consideration its charter’s requirement that a redemption cannot result in net tangible assets being less than $5,000,001. Upon review of certain of its financial statements for the period ended September 30, 2021, the Company reevaluated the classification of the common stock and determined that the common stock issued during the Initial Public Offering and pursuant to the exercise of the underwriters’ overallotment can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control under ASC 480-10-S99. Therefore, management concluded that the carrying value should include all common stock subject to possible redemption, resulting in the common stock subject to possible redemption being classified as temporary equity in its entirety. As a result, management has noted a reclassification adjustment related to temporary equity and permanent equity. This resulted in a restatement to the initial carrying value of the common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), retained earnings (accumulated deficit) and common stock.

F-7

In connection with the change in presentation for the common stock subject to possible redemption, the Company also restated its earnings per share calculation to allocate net income (loss) evenly to common stock subject to redemption and those that are not subject to redemption. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of common stock share pro rata in the income (loss) of the Company.

There has been no change in the Company’s total assets, liabilities or operating results.

The impact of the restatement on the Company’s financial statements is reflected in the following table:

	As Reported	Adjustment	As Restated
Balance Sheet as of January 14, 2021 (as revised in footnote 2 per form 10-Q filed on May 21, 2021)
Common Stock subject to possible redemption	$101,131,827	$15,018,173	$116,150,000

Common stock, $0.0001 par value	479	(149)	330
Additional Paid in Capital	5,359,507	(5,359,507)	—
Accumulated Deficit	(359,892)	(9,658,517)	(10,018,499)
Total Stockholders’ Equity (Deficit)	$5,000,004	$(15,018,173)	$(10,018,169)
Number of shares subject to redemption	10,013,052	1,486,948	11,500,000

Balance Sheet as of March 31, 2021 (per form 10-Q filed on May 21, 2021)
Common Stock subject to possible redemption	$104,389,656	$11,760,344	$116,150,000

Common stock, $0.0001 par value	445	(115)	330
Additional Paid in Capital	2,035,336	(2,035,336)	—
Retained Earnings (Accumulated Deficit)	2,964,224	(9,724,892)	(6,760,669)
Total Stockholders’ Equity (Deficit)	$5,000,005	$(11,760,344)	$(6,760,339)
Number of shares subject to redemption	10,335,609	1,164,391	11,500,000

Unaudited Statement of Operations for the three months ended March 31, 2021 (per form 10-Q filed on May 21, 2021)

Basic and diluted weighted average shares outstanding, common stock subject to redemption	3,532,050	9,538,777	13,070,827
Basic and diluted net income per common share	$0.84	$(0,61)	$0.23

Balance Sheet as of June 30, 2021 (per form 10-Q filed on August 9, 2021)
Common Stock subject to possible redemption ($)	$102,187,499	$13,962,501	$116,150,000

Common stock, $0.0001 par value	467	(137)	330
Additional Paid in Capital	4,237,471	(4,237,471)	—
Retained Earnings (Accumulated Deficit)	762,063	(9,724,893)	(8,962,830)
Total Stockholders’ Equity (Deficit)	$5,000,002	$(13,962,501)	$(8,962,500)
Number of shares subject to redemption	10,117,574	1,382,426	11,500,000

Unaudited Statement of Operations For the three and six months ended June 30, 2021 (per form 10-Q filed on August 9, 2021)
Three months ended June 30, 2021
Basic and diluted weighted average shares outstanding, common stock subject to redemption	4,443,103	10,349,097	14,792,000
Basic and diluted net loss per common share	$(0.50)	$0.35	$(0.15)

Six months ended June 30, 2021
Basic and diluted weighted average shares outstanding, common stock subject to redemption	4,162,957	9,773,212	13,936,269
Basic and diluted net loss per common share	$0.18	$(0.12)	$0.06

F-8

Note 3 — Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on April 2, 2021, which contains the audited financial statements and notes thereto. The interim results for the three months and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2021 and December 31, 2020.

Marketable Securities Held in Trust Account

At September 30, 2021, substantially all of the assets held in the Trust Account were held in money market funds which invest U.S. Treasury securities.

F-9

Warrant Liabilities

The Company evaluated the Public Warrants and Private Placement Warrants (each as defined herein and collectively, “Warrants”, which are discussed in Note 2, Note 4, Note 5 and Note 9) in accordance with ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, and concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants are recorded as derivative liabilities on the Condensed Balance Sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the Condensed Statement of Operations in the period of change.

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1. Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the common stock were charged to temporary equity upon the completion of the Initial Public Offering. Transaction costs amounted to $6,108,360, of which $359,874 were allocated to expense associated with the warrant liability.

Common Stock Subject to Possible Redemption

All of the 11,500,000 shares of common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity.

The common stock is subject to SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stock resulted in charges against additional paid-in capital and accumulated deficit.

As of September 30, 2021, the common stock reflected on the balance sheet are reconciled in the following table:

Gross proceeds from IPO	$116,150,000
Less:
Proceeds allocated to Public Warrants	(6,775,220)
Common stock issuance costs	(5,748,485)
Plus:
Accretion of carrying value to redemption value	12,523,705

Common stock subject to possible redemption	$116,150,000

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. The deferred tax assets were deemed to be de minimis as of September 30, 2021 and December 31, 2020.

F-10

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income tax examinations by major taxing authorities since inception. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The provision for income taxes was deemed to be de minimis for the period ended September 30, 2021.

Net Income (Loss) Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has not considered the effect of any warrants sold in the Initial Public Offering and the private placement to purchase 5,958,600 shares of common stock in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted net loss per common share is the same as basic net loss per common share for the period presented. Accretion of the carrying value of common stock to redemption value is excluded from net income per ordinary share because the redemption value approximates fair value.

The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per share:

	For the three months ended September 30, 2021	For the nine months ended September 30, 2021
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net income (loss)	$(330,829)	$440,230
Denominator:
Weighted-average shares outstanding	14,792,200	14,224,714

Basic and diluted net income (loss) per share	$(0.02)	$0.03

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The Company follows the guidance in ASC 820, “Fair Value Measurement,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

F-11

Level 1 —	Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —	Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

See Note 9 for additional information on assets and liabilities measured at fair value.

Recently Adopted Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4 — Initial Public Offering

Public Units

On January 14, 2021, the Company initially sold 11,500,000 Units, at a purchase price of $10.00 per Unit, which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 1,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock, and one-half warrant to purchase one share of common stock (the “Public Warrants”).

Public Warrants

Each whole Warrant entitles the holder to purchase one share of the Company’s common stock at a price of $11.50 per share, subject to adjustment as discussed herein. The Warrants will become exercisable on the later of 12 months from the closing of this offering or 30 days after the completion of its initial business combination, and will expire five years after the completion of the Company’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s sponsor or its affiliates, without taking into account any founder shares held by the Company’s sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

F-12

The Company will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus is current. No warrant will be exercisable and the Company will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

Once the warrants become exercisable, the Company may call the warrants for redemption:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
●	if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company send the notice of redemption to the warrant holders.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Note 5 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 417,200 Placement Units, at a price of $10.00 per Placement Unit, for an aggregate purchase price of $4,172,000, in a private placement. A portion of the proceeds from the private placement was added to the proceeds from the IPO held in the Trust.

Each Placement Unit was identical to the Units sold in the IPO, except for the placement warrants (“Placement Warrants”). The Placement Warrants and the common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. If the Company does not complete its initial business combination within 15 months (or up to 21 months) from the closing of this IPO, the proceeds from the sale of the Placement Units held in the trust account will be used to fund the redemption of its public shares (subject to the requirements of applicable law) and the Placement Warrants will expire worthless.

Note 6 — Related Party Transactions

Founder Shares

On November 12, 2020, the Company issued 2,156,250 shares of common stock to the Sponsor for $25,000 in cash, or approximately $0.012 per share, in connection with formation. On December 7, 2020, the Sponsor forfeited 161,719 founder shares to the Company and Ladenburg Thalmann & Co. Inc., the representative of the underwriters, and certain of its employees (“Ladenburg”) purchased from the Company an aggregate of 161,719 representative shares at an average purchase price of approximately $0.012 per share, for an aggregate purchase price of $1,875.

F-13

On January 3, 2021, the Company effected a stock dividend of 1/3 of a share of common stock for every share of common stock outstanding, resulting in an aggregate of 2,875,000 founder shares outstanding (including up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part). As a result of the underwriters’ election to fully exercise of their over-allotment option on January 14, 2021, the 375,000 shares are no longer subject to forfeiture.

On January 4, 2021, the Sponsor forfeited 28,750 founder shares to the Company and Ladenburg and certain of its employees purchased from the Company an aggregate of 28,750 representative shares at an average purchase price of approximately $0.008 per share, for an aggregate purchase price of $230. As a result, the Sponsor currently owns 2,630,625 shares.

The Sponsor has agreed not to transfer, assign or sell 50% of its founder shares until the earlier to occur of (A) six months after the completion of the Company’s initial business combination or (B) the date the last sale price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination, and the remaining 50% of the founder shares until six months after the completion of the Company’s initial business combination, or earlier, if, in either case, subsequent to the Company’s initial business combination, the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Representative Shares

On December 7, 2020, the Sponsor forfeited 161,719 founder shares to the Company and Ladenburg and certain of its employees purchased from the Company an aggregate of 161,719 representative shares at an average purchase price of approximately $0.012 per share, for an aggregate purchase price of $1,875. On January 4, 2021, the Sponsor forfeited 28,750 founder shares to the Company and Ladenburg and certain of its employees purchased from the Company an aggregate of 28,750 representative shares at an average purchase price of approximately $0.008 per share, for an aggregate purchase price of $230. Following the 1/3 common stock dividend effected January 3, 2020 (as described herein), Ladenburg and certain of its employees now hold an aggregate of 244,375 representative shares (of which up to 31,875 were subject to forfeiture). As a result of the underwriters’ election to fully exercise of their over-allotment option, the 31,875 shares are no longer subject to forfeiture.

Ladenburg and certain of its employees have entered into a subscription agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their representative shares, as applicable, and public shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their representative shares, as applicable, (iii) waive their rights to liquidating distributions from the trust account with respect to their representative shares if the Company fails to complete the initial business combination within the Combination Period.

Promissory Note — Related Party

On November 19, 2020, Company issued an unsecured promissory note to the Sponsor for an aggregate of up to $250,000 to cover expenses related to the IPO. This loan was non-interest bearing and payable on the earlier of March 31, 2021 or the completion of the IPO. As of December 31, 2020, the Company had drawn down $150,000 under the promissory note. On January 14, 2021, the Company paid the $150,000 balance on the note from the proceeds of the IPO.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into units at a price of $10.00 per unit at the option of the lender, upon consummation of the Company’s Initial Business Combination. The units would be identical to the Placement Units. At September 30, 2021, no Working Capital Loans were outstanding.

F-14

Administrative Service Fee

The Company has agreed to pay an affiliate of the Company’s Sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and secretarial and administrative support. Upon completion of the Company’s Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2021, the Company has recorded $30,000 and $90,000 in service fee expense, respectively.

Note 7 — Commitments and Contingencies

Underwriting Agreement

The underwriter had a 45-day option from the date of the IPO to purchase up to an aggregate of 1,500,000 additional Units at the public offering price less the underwriting commissions to cover over-allotments, if any. On January 14, 2021, the underwriter fully exercised its over-allotment option.

Upon consummation of the IPO on January 14, 2021, the underwriters were paid a cash underwriting fee of 1.33% of the gross proceeds of the IPO, or $1,529,500 in the aggregate.

The underwriters are entitled to deferred underwriting fee of 3.67% of the gross proceeds of the IPO, or $4,220,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Registration Rights

The holders of the founder shares, representative shares, placement units, and units that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Note 8 — Stockholders’ Equity

Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares at par value of $0.0001 each. At September 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue a total of 50,000,000 share of common stock at par value of $0.0001 each. At September 30, 2021 and December 31, 2020, there were 3,292,200 and 2,875,000 shares issued and outstanding, excluding 11,500,000 and no shares subject to possible redemption, respectively.

The Company’s initial stockholder has agreed not to transfer, assign or sell 50% of its founder shares until the earlier to occur of (A) six months after the completion of the Company’s initial business combination or (B) the date the last sale price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination, and not to transfer, assign or sell the remaining 50% of the founder shares until six months after the completion of the Company’s initial business combination, or earlier, if, in either case, subsequent to the Company’s initial business combination, the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial stockholders with respect to any founder shares.

F-15

Note 9 — Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	September 30,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	2021	(Level 1)	(Level 2)	(Level 3)
Assets:
U.S. Money Market held in Trust Account	$116,158,244	$116,158,244	$—	$—
Liabilities:
Public Warrants Liability	$5,290,000	$5,290,000	$—	$—
Private Placement Warrants Liability	239,312	—	—	239,312
	$5,529,312	$5,290,000	$—	$239,312

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Condensed Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Condensed Statement of Operations.

The Company established the initial fair value of the Public Warrants and Private Warrants on January 14, 2021, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model. On September 30, 2021, the Company established the fair value of the Private Warrants using a Monto Carlo simulation model, and the fair value of the Public Warrants by reference to the quoted market price. The Public and Private Warrants were classified as Level 3 at the initial measurement date and the Private Warrants were classified as Level 3 at September 30, 2021 due to the use of unobservable inputs. As of September 30, 2021, the Public Warrant were transferred to Level 1 due to the use of the quote market price.

The following table presents the changes in the fair value of the Level 3 liabilities:

	Private Placement Warrants	Public Warrants	Warrant Liabilities
Fair Value as of December 31, 2020	$—	$—	$—
Initial measurement on January 14, 2021	249,963	6,775,220	7,025,183
Change in valuation	(10,651)	(1,485,220)	(1,495,871)
Transferred to Level 1	—	(5,290,000)	(5,290,000)
Balance, September 30, 2021	$239,312	$—	$239,312

The key inputs into the Monte Carlo simulation as of January 14, 2021 and September 30, 2021 were as follows:

	(Initial Measurement)
Inputs	January 14, 2021	September 30, 2021
Risk-free interest rate	0.60%	1.00%
Expected term remaining (years)	5.67	5.14
Expected volatility	24.2%	18.7%
Stock price	$9.41	$10.08

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-16

Business Combination Agreement

Business Combination

On October 22, 2021 (the “Closing Date”), the Company consummated the previously announced business combination (the “Business Combination”), pursuant to the terms of the agreement and plan of merger, dated as of June 21, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Big Cypress Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and SAB Biotherapeutics, Inc., a Delaware corporation (“OLD SAB”).

Pursuant to the Business Combination Agreement, on the Closing Date, (i) Merger Sub merged with and into OLD SAB (the “Merger”), with OLD SAB as the surviving company in the Merger, and, after giving effect to such Merger, OLD SAB was renamed SAB Sciences, Inc. and became a wholly-owned subsidiary of the Company and (ii) the Company changed its name to “SAB Biotherapeutics, Inc.”

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of common stock and preferred stock of OLD SAB outstanding as of immediately prior to the Effective Time was exchanged for shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) based on the agreed upon OLD SAB equity value of $300 million (the “Equity Value”) and a conversion rate of $10.10; (ii) each outstanding vested and unvested option to purchase shares of OLD SAB common stock was exchanged for a comparable option to purchase Common Stock, based on the Equity Value and a conversion rate of $10.10; and (iii) holders of vested options to purchase shares of OLD SAB common stock received, in the aggregate, 1,507,124 restricted stock units (the “Earnout RSUs”) related to shares of Common Stock.

Additionally, holders of OLD SAB common stock and preferred stock are entitled to receive their pro rata share of the shares of Common Stock that were issued into escrow at the Closing (the “Earnout Shares”) which will be released if certain conditions are met within the five-year period following the Closing (the “Earnout Period”). The total number of Earnout Shares and shares underlying the Earnout RSUs equaled 12,000,000 shares of Common Stock, in the aggregate.

No fraction of a share of Common Stock was issued at the Closing, and each person who was otherwise entitled to a fraction of a share of Common Stock (after aggregating all fractional shares of Common Stock that otherwise would be received by such holder) received the number of shares of Common Stock rounded in the aggregate to the nearest whole share of Common Stock.

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors of

Big Cypress Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Big Cypress Acquisition Corp. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from November 12, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from November 12, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2020.

West Palm Beach, Fl
April 2, 2021

F-18

BIG CYPRESS ACQUISITION CORP.
BALANCE SHEET
DECEMBER 31, 2020

Assets:
Cash	$84,836
Prepaid Expenses	2,258
Total current assets	87,094
Deferred offering costs	235,111
Total assets	$322,205

Liabilities and Stockholders’ Equity
Accrued offering costs and expenses	$156,201
Promissory note – related party	150,000
Total current liabilities	306,201

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.0001 par value; 50,000,000 shares authorized, 2,875,000 shares issued and outstanding (1)	288
Additional paid-in capital	24,712
Accumulated deficit	(8,996)
Total stockholders’ equity	16,004
Total Liabilities and Stockholders’ Equity	$322,205

(1)	Includes up to 343,125 founder shares subject to forfeiture by the Sponsor and up to 31,875 representative shares held by Ladenburg and certain of its employees subject to forfeiture if over-allotment option was not exercised in full or in part by the underwriters (see Note 5 and Note 8). As a result of the underwriter’s election to fully exercise their over-allotment option on January 14, 2021, the founder shares and representative shares are no longer subject to forfeiture (see Note 8).

The accompanying notes are an integral part of these financial statements.

F-19

BIG CYPRESS ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 12, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation and operating costs	$8,996
Net loss	$(8,996)
Basic and diluted weighted average shares, Common stock (1)	2,500,000
Basic and diluted net loss per share, Common stock	$(0.00)

(1)	Excludes up to 343,125 founder shares subject to forfeiture by the Sponsor and up to 31,875 representative shares held by Ladenburg and certain of its employees subject to forfeiture if over-allotment option was not exercised in full or in part by the underwriters (see Note 5 and Note 8). As a result of the underwriter’s election to fully exercise their over-allotment option on January 14, 2021, the founder shares and representative shares are no longer subject to forfeiture (see Note 8).

The accompanying notes are an integral part of these financial statements.

F-20

BIG CYPRESS ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM NOVEMBER 12, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares (1)	Amount	Capital	Deficit	Equity
Balance as of November 12, 2020 (inception)	—	$—	$—	$—	$—
Common stock issued to Sponsor	2,875,000	288	24,712	—	25,000
Net loss	—	—	—	(8,996)	(8,996)
Balance as of December 31, 2020	2,875,000	$288	$24,712	$(8,996)	$16,004

(1)	Includes up to 343,125 founder shares subject to forfeiture by the Sponsor and up to 31,875 representative shares held by Ladenburg and certain of its employees subject to forfeiture if over-allotment option was not exercised in full or in part by the underwriters (see Note 5 and Note 8). As a result of the underwriter’s election to fully exercise their over-allotment option on January 14, 2021, the founder shares and representative shares are no longer subject to forfeiture (see Note 8).

The accompanying notes are an integral part of these financial statements.

F-21

BIG CYPRESS ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 12, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash flows from operating activities:
Net loss	$(8,996)
Changes in operating assets and liabilities:
Prepaid assets	(2,558)
Accrued expenses	1,222
Net cash used in operating activities	(10,032)

Cash Flows from Financing Activities:
Proceeds from issuance of founder shares	25,000
Proceeds from issuance of promissory note to related party	150,000
Payment of deferred offering costs	(80,132)
Net cash provided by financing activities	94,868
Net change in cash	84,836
Cash, beginning of period	—
Cash, end of the period	$84,836

Supplemental disclosure of cash flow information:
Deferred offering costs included in accrued offering costs and expenses	$154,979

The accompanying notes are an integral part of these financial statements.

F-22

BIG CYPRESS ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Business Operations

Big Cypress Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated in Delaware on November 12, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). The Company has not selected any specific business combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to the Business Combination.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from November 12, 2020 (inception) through December 31, 2020 relates to the Company’s formation and preparation for the Initial Public Offering (“IPO”) as described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering as described below. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Big Cypress Holdings LLC, a Delaware limited liability company (the “Sponsor”). Subsequent to December 31, 2020, the registration statement for the Company’s IPO was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 11, 2021 (the “Effective Date”). On January 14, 2021, the Company consummated the IPO of 11,500,000 units (the “Units”), which included the full exercise by the underwriters of the over-allotment option to purchase an additional 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000, which is discussed in Note 3. Simultaneously with the closing of the IPO, the Company consummated the sale of 417,200 units (the “Placement Units”), at a price of $10.00 per unit, generating gross proceeds of $4,172,000, which is discussed in Note 4. Each Unit consists of one share of common stock, and one-half redeemable warrant to purchase one share of common stock at a price of $11.50 per whole share.

Transaction costs of the IPO amounted to $6,038,360 consisting of $1,529,500 of underwriting fee, $4,220,500 of deferred underwriting fee, and $288,360 of other offering costs (see Note 8).

Following the closing of the IPO on January 14, 2021, $116,150,000 ($10.10 per Unit) from the net offering proceeds of the sale of the Units in the IPO and the sale of the Placement Units was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), the proceeds from this IPO and the sale of the Placement Units will not be released from the trust account until the earliest of (a) the completion of the Company’s initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s public shares if the Company is unable to complete the initial business combination within 15 months (or up to 21 months) from the closing of this IPO, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

The Company will provide its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.10 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

The shares of common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

F-23

The Company will have 15 months (or up to 21 months) from the closing of the IPO to consummate a Business Combination (the “Combination Period”). However, if the Company is unable to complete a Business Combination within the Combination Period, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to applicable law and as further described in registration statement, and then seek to dissolve and liquidate.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares and placement shares in connection with the completion of the initial business combination, (ii) waive their redemption rights with respect to their founder shares and placement shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares and placement shares if the Company fails to complete the initial business combination within the Combination Period.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.

Liquidity and Capital Resources

As of December 31, 2020, the Company had $84,836 in cash and working capital deficit of $219,107 (excluding deferred offering costs). The Company’s liquidity needs up to December 31, 2020 had been satisfied through a capital contribution from the Sponsor of $25,000 (see Note 5) for the founder shares and the loan under an unsecured promissory note from the Sponsor of $150,000 (see Note 5).

Subsequent to December 31, 2020, on January 14, 2021, simultaneous with the consummation of the IPO, the net proceeds from the consummation of the Private Placement not held in Trust were deposited into the Company’s operating bank account (see Note 8). As of January 14, 2021, the Company had approximately $1.2 million in its operating bank account, and working capital of approximately $1.2 million. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). To date, there were no amounts outstanding under any Working Capital Loans.

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing.

Risks and Uncertainties

Management continuing to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that it could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-24

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the IPO and that will be charged to stockholders’ equity upon the completion of the IPO.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Net Loss Per Common Stock

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 375,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 5 and Note 8). As a result of the underwriter’s election to fully exercise their over-allotment option on January 14, 2021, the 375,000 Founder Shares are no longer subject to forfeiture (see Note 8). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period presented.

F-25

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. The deferred tax assets were deemed to be de minimus as of December 31, 2020.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income tax examinations by major taxing authorities since inception. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. The provision for income taxes was deemed to be de minimus for the period from November 12, 2020 (inception) through December 31, 2020.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Initial Public Offering

On January 14, 2021, the Company sold 11,500,000 at a purchase price of $10.00 per Unit, which includes the full exercise by the underwriters of the over-allotment option to purchase an additional 1,500,000 Units (see Note 8). Each Unit consists of one share of common stock, and one-half warrant to purchase one share of common stock (“Public Warrant”). Each Public Warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of this offering and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation. (see Note 7).

Note 4 — Private Placement

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 417,200 Placement Units, at a price of $10.00 per Placement Unit, for an aggregate purchase price of $4,172,000, in a private placement. A portion of the proceeds from the private placement was added to the proceeds from the IPO held in the Trust Account (see Note 8).

F-26

Each Placement Unit was identical to the Units sold in the IPO, except for the placement warrants (“Placement Warrants”) (see Note 7). If the Company does not complete its initial business combination within 15 months (or up to 21 months) from the closing of this IPO, the proceeds from the sale of the Placement Units held in the trust account will be used to fund the redemption of its public shares (subject to the requirements of applicable law) and the Placement Warrants will expire worthless.

Note 5 — Related Party Transactions

Founder Shares

On November 12, 2020, the Company issued 2,156,250 shares of common stock to the Sponsor for $25,000 in cash, or approximately $0.012 per share, in connection with formation. On December 7, 2020, the Sponsor forfeited 161,719 founder shares to the Company and Ladenburg Thalmann & Co. Inc., the representative of the underwriters, and certain of its employees (“Ladenburg”) purchased from the Company an aggregate of 161,719 representative shares at an average purchase price of approximately $0.012 per share, for an aggregate purchase price of $1,875.

On January 3, 2021, the Company effected a stock dividend of 1/3 of a share of common stock for every share of common stock outstanding, resulting in an aggregate of 2,875,000 founder shares outstanding (including up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part). As a result of the underwriters’ election to fully exercise of their over-allotment option on January 14, 2021, the 375,000 shares were no longer subject to forfeiture (see Note 7).

On January 4, 2021, the Sponsor forfeited 28,750 founder shares to the Company and Ladenburg and certain of its employees purchased from the Company an aggregate of 28,750 representative shares at an average purchase price of approximately $0.008 per share, for an aggregate purchase price of $230. As a result, the Sponsor currently own 2,630,625 shares (see Note 7). All shares of common stock and associated amounts have been retroactively restated as disclosed in Note 7.

The Sponsor has agreed not to transfer, assign or sell 50% of its founder shares until the earlier to occur of (A) six months after the completion of the Company’s initial business combination or (B) the date the last sale price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination, and the remaining 50% of the founder shares until six months after the completion of the Company’s initial business combination, or earlier, if, in either case, subsequent to the Company’s initial business combination, the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Representative Shares

On December 7, 2020, the Sponsor forfeited 161,719 founder shares to the Company and Ladenburg and certain of its employees purchased from the Company an aggregate of 161,719 representative shares at an average purchase price of approximately $0.012 per share, for an aggregate purchase price of $1,875. On January 4, 2021, the Sponsor forfeited 28,750 founder shares to the Company and Ladenburg and certain of its employees purchased from the Company an aggregate of 28,750 representative shares at an average purchase price of approximately $0.008 per share, for an aggregate purchase price of $230. Following the 1/3 common stock dividend effected January 3, 2020 (as described herein), Ladenburg and certain of its employees now hold an aggregate of 244,375 representative shares (of which up to 31,875 were subject to forfeiture). As a result of the underwriters’ election to fully exercise of their over-allotment option, the 31,875 shares were no longer subject to forfeiture (see Note 8). All shares of common stock and associated amounts have been retroactively restated as disclosed in Note 8.

Ladenburg and certain of its employees have entered into a subscription agreement with the Company, pursuant to which they have agreed to (i) waive their redemption rights with respect to their representative shares, as applicable, and public shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their representative shares, as applicable, (iii) waive their rights to liquidating distributions from the trust account with respect to their representative shares if the Company fails to complete the initial business combination within the Combination Period.

F-27

Promissory Note — Related Party

On November 19, 2020, Company issued an unsecured promissory note to the Sponsor for an aggregate of up to $250,000 to cover expenses related to the IPO. This loan is non-interest bearing and payable on the earlier of March 31, 2021 or the completion of the IPO. As of December 31, 2020, the Company has drawn down $150,000 under the promissory note. On January 14, 2021, the Company paid the balance on the note from the proceeds of the IPO (see Note 8).

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into units at a price of $10.00 per unit at the option of the lender, upon consummation of the Company’s Initial Business Combination. The units would be identical to the Placement Units. At January 14, 2021, no Working Capital Loans were outstanding.

Administrative Service Fee

The Company has agreed to pay an affiliate of the Company’s Sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and secretarial and administrative support. Upon completion of the Company’s Business Combination or its liquidation, the Company will cease paying these monthly fees. As of December 31, 2020, the Company has recorded $7,742 in service fee expense.

Note 6 — Commitments and Contingencies

Underwriting Agreement

The underwriter had a 45-day option from the date of the IPO to purchase up to an aggregate of 1,500,000 additional Units at the public offering price less the underwriting commissions to cover over-allotments, if any. On January 14, 2021, the underwriter fully exercised its over-allotment option (see Note 8).

The underwriter was entitled to a cash underwriting fee of 1.33% of the gross proceeds of the IPO and, upon consummation of the IPO on January 14, 2021, was paid an aggregate of $1,529,500.

The underwriters are entitled to deferred underwriting fee of 3.67% of the gross proceeds of the IPO, or $4,220,500 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Registration Rights

The holders of the founder shares, representative shares, placement units, and units that may be issued upon conversion of working capital loans will have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-28

Note 7 — Stockholders’ Equity

Preferred Stock — The Company is authorized to issue a total of 1,000,000 preferred shares at par value of $0.0001 each. At December 31, 2021, there were no shares of preferred stock issued or outstanding.

Common Stock — The Company is authorized to issue a total of 50,000,000 share of common stock at par value of $0.0001 each. At November 20, 2020, the Company issued 2,156,250 common shares to its initial stockholders for $25,000, or approximately $0.012 per share. On December 7, 2020, the Sponsor forfeited 161,719 founder shares to the Company and Ladenburg and certain of its employees purchased from the Company an aggregate of 161,719 representative shares at an average purchase price of approximately $0.012 per share, for an aggregate purchase price of $1,875.

On January 3, 2021, the Company effected a stock dividend of 1/3 of a share of common stock for every share of common stock outstanding, resulting in an aggregate of 2,875,000 founder shares outstanding (including up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part). On January 4, 2021, the Sponsor forfeited 28,750 founder shares to the Company and Ladenburg and certain of its employees purchased from the Company an aggregate of 28,750 representative shares at an average purchase price of approximately $0.008 per share, for an aggregate purchase price of $230. As a result, the Sponsor currently own 2,630,625 shares and Ladenburg and certain of its employees currently own 244,375 representative shares (including up to 343,125 and 31,875 shares, respectively, that were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part). As a result of the underwriters’ election to fully exercise of their over-allotment option on January 14, 2021, the 375,000 shares were no longer subject to forfeiture (see Note 8). All shares of common stock and associated amounts have been retroactively restated.

The Company’s initial stockholder has agreed not to transfer, assign or sell 50% of its founder shares until the earlier to occur of (A) six months after the completion of the Company’s initial business combination or (B) the date the last sale price of the Company’s common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Company’s initial business combination, and not to transfer, assign or sell the remaining 50% of the founder shares until six months after the completion of the Company’s initial business combination, or earlier, if, in either case, subsequent to the Company’s initial business combination, the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial stockholders with respect to any founder shares.

Warrants — Each whole warrant entitles the holder to purchase one share of the Company’s common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any founder shares held by the Company’s Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of 12 months from the closing of this offering or 30 days after the completion of its initial business combination, and will expire five years after the completion of the Company’s initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus is current. No warrant will be exercisable and the Company will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of common stock underlying such unit.

F-29

Once the warrants become exercisable, the Company may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company send the notice of redemption to the warrant holders.

The Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the IPO, except that the Placement Warrants and the common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 3, 2021, the Company effected a stock dividend of 1/3 of a share of common stock for every share of common stock outstanding, resulting in an aggregate of 2,875,000 founder shares outstanding (including up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part). On January 4, 2021, the Sponsor forfeited 28,750 founder shares to the Company and Ladenburg and certain of its employees purchased from the Company an aggregate of 28,750 representative shares at an average purchase price of approximately $0.008 per share, for an aggregate purchase price of $230. As a result, the Sponsor currently own 2,630,625 shares and Ladenburg and certain of its employees currently own 244,375 representative shares (including up to 343,125 and 31,875 shares, respectively, that were subject to forfeiture to the extent that the underwriters’ over-allotment was not exercised in full or in part). As a result of the underwriters’ election to fully exercise of their over-allotment option on January 14, 2021, the 375,000 shares were no longer subject to forfeiture All shares of common stock and associated amounts have been retroactively restated.

On January 14, 2021, the Company the Company consummated the IPO of 11,500,000 units (the “Units”), which included the full exercise by the underwriters of the over-allotment option to purchase an additional 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000. Simultaneously with the closing of the IPO, the Company consummated the sale of 417,200 units (the “Placement Units”), at a price of $10.00 per unit, for an aggregate purchase price of $4,172,000, in a private placement. Transaction costs of the IPO amounted to $6,038,360 consisting of $1,529,500 of underwriting fee, $4,220,500 of deferred underwriting fee, and $288,360 of other offering costs.

On January 14, 2021, the Company paid the $150,000 balance on the promissory note from the proceeds of the IPO.

F-30

SAB Biotherapeutics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$10,750,762	$12,610,383
Accounts receivable, net	10,213,217	20,569,497
Prepaid expenses	943,574	1,275,134
Total current assets	21,907,553	34,455,014

Operating lease right-of-use assets	2,590,682	3,053,022
Financing lease right-of-use assets	4,064,568	4,184,427
Equipment, net	22,568,477	14,845,470
Total assets	$51,131,280	$56,537,933

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,122,602	$7,382,361
Notes payable - current portion	24,143	538,731
Operating lease liabilities, current portion	1,035,211	924,265
Finance lease liabilities, current portion	180,243	194,717
Due to related party	-	16,778
Deferred grant income	100,000	100,000
Accrued expenses and other current liabilities	5,009,099	1,904,878
Total current liabilities	10,471,298	11,061,730

Operating lease liabilities, noncurrent	1,753,527	2,372,777
Finance lease liabilities, noncurrent	3,803,432	3,923,554
Notes payable, noncurrent	25,013	172,037
Total liabilities	16,053,270	17,530,098

Commitments and contingencies (Note 14)

Stockholders’ equity
Series A Preferred stock; $0.0001 par value; 6,615,000 shares designated, issued and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $6,615,000 at September 30, 2021 and December 31, 2020	662	662
Series A-1 Preferred stock; $0.0001 par value; 2,525,800 shares designated, issued, and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $4,752,040 at September 30, 2021 and December 31, 2020	253	253
Series A-2 Preferred stock; $0.0001 par value; 4,039,963 shares designated, issued, and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $12,119,889 at September 30, 2021 and December 31, 2020	404	404
Series A-2A Preferred stock; $0.0001 par value; 3,333,333 shares designated, issued, and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $9,999,999 at September 30, 2021 and December 31, 2020	333	333
Series B Preferred stock; $0.0001 par value; 8,571,429 shares designated at September 30, 2021 and December 31, 2020; 4,090,540 shares issued and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $14,316,890 at September 30, 2021 and December 31, 2020	409	409
Common stock; $0.0001 par value; 110,000,000 shares designated at September 30, 2021 and December 31, 2020; 35,216,000 shares issued and outstanding at September 30, 2021 and December 31, 2020	3,522	3,522
Additional paid-in capital	52,649,882	50,986,672
Accumulated deficit	(17,577,455)	(11,984,420)
Total stockholders’ equity	35,078,010	39,007,835

Total liabilities and stockholders’ equity	$51,131,280	$56,537,933

See accompanying notes to the condensed consolidated financial statements.

F-31

SAB Biotherapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Revenue
Grant revenue	$49,817,825	$29,482,614
Total revenue	49,817,825	29,482,614
Operating expenses
Research and development	46,535,671	12,601,333
General and administrative	9,331,125	4,907,306
Total operating expenses	55,866,796	17,508,639
(Loss) income from operations	(6,048,971)	11,973,975

Other income	669,549	3,630
Interest expense	(228,184)	(325,789)
Interest income	14,571	21,283
Net (loss) income	$(5,593,035)	$11,673,099

Earnings (loss) per common share attributable to the Corporation’s shareholders
Basic (loss) earnings per common share	$(0.16)	$0.22
Diluted (loss) earnings per common share	$(0.16)	$0.20

Weighted-average common shares outstanding - basic	35,216,000	35,216,000
Weighted-average common shares outstanding - diluted	35,216,000	58,496,676

See accompanying notes to the condensed consolidated financial statements.

F-32

SAB Biotherapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Changes In Redeemable Preferred Stock and Stockholders’ Equity

(Unaudited)

	Stockholders’ Equity
	Series A Preferred Stock			Series A-1 Preferred Stock				Series A-2 Preferred Stock				Series A-2A Preferred Stock				Series B Preferred Stock				Common Stock				Additional Paid-In		Accumulated		Total Stockholders’
	Shares		Amount		Shares		Amount		Shares		Amount		Shares		Amount		Shares		Amount		Shares		Amount		Capital		Deficit		Equity
Balance at December 31, 2020		6,615,000		$662		2,525,800		$253		4,039,963		$404		3,333,333		$333		4,090,540		$409		35,216,000		$3,522		$50,986,672		$(11,984,420)		$39,007,835
Stock-based compensation		-		-		-		-				-		-		--		-		-		-		-		1,663,210		-		1,663,210
Net loss		-		-		-		-				-		-		--		-		-		-		-		-		(5,593,035)		(5,593,035)
Balance at September 30, 2021		6,615,000		$662		2,525,800		$253		4,039,963		$404		3,333,333		$333		4,090,540		$409		35,216,000		$3,522		$52,649,882		$(17,577,455)		$35,078,010

	Redeemable Preferred Stock
	Series A-2A Redeemable Preferred Stock		Series A Preferred Stock		Series A-1 Preferred Stock		Series A-2 Preferred Stock		Series A-2A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance at December 31, 2019	3,333,333	$9,999,999	6,615,000	$662	2,525,800	$253	4,039,963	$404	-	$-	1,236,786	$124	35,216,000	$3,522	$29,791,662	$(32,102,193)	$(2,305,566)
Issuance of preferred stock in private offerings, net of issuance costs of $87,949	-	-	-	-	-	-	-	-	-	-	2,853,754	285	-	-	9,899,920	-	9,900,205
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,040,776	-	1,040,776
Termination of redemption feature	(3,333,333)	(9,999,999)	-	-	-	-	-	-	3,333,333	333	-	-	-	-	9,999,666	-	9,999,999
Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	11,673,099	11,673,099
Balance at September 30, 2020	-	$-	6,615,000	$662	2,525,800	$253	4,039,963	$404	3,333,333	$333	4,090,540	$409	35,216,000	$3,522	$50,732,024	$20,429,094	$30,308,513

See accompanying notes to the condensed consolidated financial statements.

F-33

SAB Biotherapeutics, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(5,593,035)	$11,673,099
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Gain on extinguishment of PPP Loan	(661,612)	-
Depreciation and amortization	868,630	223,888
Amortization of right-of-use assets	123,777	123,777
Stock-based compensation expense	1,663,210	1,040,776
Gain on sale of equipment	(5,488)	(2,252)
Changes in operating assets and liabilities
Accounts receivable	10,356,280	(8,009,864)
Prepaid expenses	331,559	56,414
Right-of-use assets - operating lease	(45,964)	171,908
Due to related party	(2,727)	4,914
Accounts payable	(3,273,848)	(193,554)
Accrued expenses and other current liabilities	3,104,260	384,272
Net cash provided by operating activities	6,865,042	5,473,378

Cash flows from investing activities:
Purchases of equipment	(8,581,735)	(7,371,717)
Net cash used in investing activities	(8,581,735)	(7,371,717)

Cash flows from financing activities:
Proceeds from sale of preferred stock, net of debt issuance costs	-	9,900,205
Proceeds from PPP Loan	-	661,612
Payments of notes payable	-	(1,373,846)
Principal payments on finance leases	(142,928)	(129,495)
Net cash (used in) provided by financing activities	(142,928)	9,058,476
Net (decrease) increase in cash and cash equivalents	(1,859,621)	7,160,137

Cash and cash equivalents
Beginning of period	12,610,383	6,345,969
End of period	$10,750,762	$13,506,106

Supplemental disclosures
Cash paid for interest	$228,184	$329,369
Supplemental information on non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$260,682	$993,622

See accompanying notes to the condensed consolidated financial statements.

F-34

SAb Biotherapeutics, Inc. and subsidiaries

Notes to CONDENSED consolidated financial statements (UNAUDITED)

(1) Nature of Business and Basis of Presentation

Nature of Business

SAB Biotherapeutics, Inc. (“SAB” or the “Corporation”) is a clinical-stage biopharmaceutical company focused on the development and commercialization of a portfolio of products from its proprietary immunotherapy platform to produce fully targeted human polyclonal antibodies, without using human plasma or serum. SAB’s novel DiversitAb™ platform enables the rapid production of large amounts of targeted human polyclonal antibodies, leveraging transchromosomic cattle (Tc Bovine™) that have been genetically designed to produce human antibodies (immunoglobulin G) rather than bovine in response to an antigen. Animal antibodies have been made in rabbits, sheep and horses. However, SAB’s platform is the first to produce fully human antibodies in large animals.

The COVID-19 pandemic continues to evolve, and the extent to which it may impact the Corporation’s business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States (“U.S.”) and other countries, business closures or business disruptions, and the effectiveness of actions taken in the U.S. and other countries to contain and treat the disease. The Corporation is following, and will continue to follow, recommendations from the U.S. Centers for Disease Control and Prevention, as well as federal, state, and local governments. To date, the Corporation has not experienced material business disruptions, but it cannot be certain of the future impact of the COVID-19 pandemic on its business and condensed consolidated financial statements.

Basis of Presentation

The condensed consolidated financial statements included in this report are unaudited and have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial reporting and U.S. Securities and Exchange Commission (“SEC”) regulations. The condensed consolidated balance sheet data as of December 31, 2020 was derived from audited financial statements but does not include all disclosures required by U.S. GAAP. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. In the opinion of management, these condensed consolidated financial statements include all adjustments, which are of a normal recurring nature, necessary for a fair statement of the Corporation’s financial position as of September 30, 2021, and its results of operations, statement of changes in redeemable preferred stock and stockholders’ equity and cash flows for the nine months ended September 30, 2021 and 2020. The condensed consolidated financial statements for the nine months ended September 30, 2021 should be read in conjunction with the audited consolidated financial statements as of, and for the years ended, December 31, 2020 and 2019, included in the proxy statement/prospectus filed with the SEC on September 24, 2021. The results of operations for any interim period are not necessarily indicative of results for the full year.

(2) Summary of Significant Accounting Policies

The Corporation’s significant accounting policies are disclosed in the audited consolidated financial statements as of, and for the years ended, December 31, 2020 and 2019, included in the proxy statement/prospectus filed with the SEC on September 24, 2021. Since the date of such audited consolidated financial statements, there have been no changes to the Corporation’s significant accounting policies, except as disclosed in Note 3, New Accounting Standards, below.

F-35

(3) New accounting standards

Recently-adopted standards

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC Topic 740, Income Taxes (“ASC 740”) and by clarifying and amending existing ASC 740 guidance. The guidance was effective for fiscal years, and interim periods within those years, beginning after December 15, 2020. Early adoption was permitted. The Corporation adopted the guidance as of January 1, 2021. The adoption did not have a material impact on the Corporation’s condensed consolidated financial statements.

Standards issued not yet adopted

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by removing major separation models required under current GAAP. The guidance removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for such exception and simplifies the diluted earnings per share calculation in certain areas. The guidance is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted in annual reporting periods ending after December 15, 2020. The Corporation is currently evaluating its adoption of the guidance and the impact that the guidance may have on its consolidated financial statements. The Corporation believes that the adoption of the guidance will not have a material impact on its consolidated financial statements.

(4) Merger

On June 21, 2021, the Corporation entered into an Agreement and Plan of Merger, as amended August 12, 2021 (as it may be amended or restated from time to time, the “Business Combination Agreement”) with Big Cypress Acquisition Corp. (“BCYP”) and Big Cypress Merger Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of BCYP providing for, among other things, and subject to the terms and conditions therein, a business combination between the Corporation and BCYP pursuant to the proposed merger of Merger Sub with and into the Corporation, with the Corporation continuing as the surviving entity (the “Merger”). The Merger and the other transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.”

At the effective time of the Merger, and in accordance with the terms and subject to the conditions of the Business Combination Agreement:

●	Each outstanding share of the Corporation’s Common Stock and the Corporation’s Preferred Stock will be automatically cancelled, extinguished and converted into a number of shares of New SAB Biotherapeutics Common Stock, based on the Corporation’s Equity Value and a conversion rate of $10.10;

●	The holders of shares of the Corporation’s Common Stock and Preferred Stock will be entitled to receive their pro rata share of New SAB Biotherapeutics Common Stock being issued into escrow (the “Earnout Escrow Account”) at the closing (the “Earnout Shares”), which will be released if certain conditions are met within a five-year period following the closing of the Business Combination (the “Earnout Period”), pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement and the Earnout Escrow Agreement; and

●	Each outstanding vested and unvested option to purchase shares of the Corporation’s Common Stock will be canceled in exchange for a comparable option to purchase shares of New SAB Biotherapeutics Common Stock based on the equity value of SAB Biotherapeutics and based on a conversion rate of $10.10. In addition, the holders of such options shall also receive restricted stock units (the “Earnout RSUs”) which final number will be determined prior to closing based on the pro rata percentage that the Corporation’s options represent compared to the fully diluted share capital of SAB Biotherapeutics prior to closing. Each Earnout RSU will be settled in shares of New SAB Biotherapeutics Common Stock, subject to the same milestones applicable to the Earnout Shares.

The total maximum number of Earnout Shares and shares underlying the Earnout RSUs will be equal to 12,000,000 additional shares of New SAB Biotherapeutics Common Stock in the aggregate.

F-36

For purposes herein and the Business Combination Agreement, the Corporation’s equity value is deemed to be an agreed upon amount equal to $300 million.

Please refer to Note 15, Subsequent Events, for additional information on the Merger.

(5) Revenue

The Corporation received approximately 100% and 92% of its total revenue through grants from government organizations for the nine months ended September 30, 2021 and 2020, respectively, and approximately 0% and 8% of its total revenue through a grant from a non-government organization for the nine months ended September 30, 2021 and 2020, respectively. To date, no receivables have been written off.

For the nine months ended September 30, 2021 and 2020, the Corporation worked on the following grants:

Government grants

The total revenue for government grants was approximately $49.8 million and $27.1 million, respectively, for the nine months ended September 30, 2021 and 2020, respectively.

National Institute of Health – National Institute of Allergy and Infectious Disease (“NIH-NIAID”) (Federal Award #1R44AI117976-01A1) – this grant was for $1.4 million and started in September 2019 through August 2021. For the nine months ended September 30, 2021 and 2020, there was approximately $457,000 and $219,000, respectively, in grant income recognized from this grant. The Corporation applied for an extension on the grant funding, which is pending approval. If approved, there is approximately $243,000 in funding remaining for this grant.

NIH-NIAID (Federal Award #1R41AI131823-02) – this grant was for approximately $1.5 million and started in April 2019 through March 2021. The grant was subsequently amended to extend the date through March 2022. For the nine months ended September 30, 2021 and 2020, approximately $41,000 and $86,000, respectively, in grant income was recognized from this grant. Approximately $853,000 in funding remains for this grant.

NIH-NIAID through Geneva Foundation (Federal Award #1R01AI132313-01, Subaward #S-10511-01) – this grant was for approximately $2.7 million and started in August 2017 through July 2021. For the nine months ended September 30, 2021 and 2020, there was approximately $72,000 and $248,000, respectively, in grant income recognized from this grant. The Corporation applied for an extension on the grant funding, which is pending approval. If approved, there is approximately $1.5 million in funding remains for this grant.

Department of Defense, Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense Enabling Biotechnologies (“JPEO”) through Advanced Technology International – this grant was for a potential of $25 million, awarded in stages starting in August 2019 and with potential stages running through February 2023. Additional contract modifications were added to this contract in 2020 for work on a COVID therapeutic, bringing the contract total to $143 million. In September 2021, an additional modification for $60.5 million was added to this contract for advanced clinical development through licensure and commercial manufacturing, bringing the contract total to $204 million. For the nine months ended September 30, 2021 and 2020, approximately $49.2 million and $26.5 million, respectively, in grant income was recognized from this grant. Approximately $100.1 million in funding remains for this grant.

Other grants (non-government)

The Corporation recorded no revenue for other grants (non-government) for the nine months ended September 30, 2021. The total revenue for other grants (non-government) was $2.4 million for the nine months ended September 30, 2020.

CSL Behring – there were three contracts for a combined $2.4 million that were started and completed in 2020. These contracts were related to research and development for a COVID-19 therapeutic ($2 million) and two other targets ($400,000). For the nine months ended September 30, 2020, there was approximately $2.4 million in grant income recognized from this grant.

F-37

(6) Earnings (loss) per share

Since the Corporation reported a net loss for the nine months ended September 30, 2021, it was required by ASC 260 to use basic weighted-average common shares outstanding when calculating diluted net loss per share for the nine months ended September 30, 2021, as the potential common shares are antidilutive. In addition, since the Corporation reported a loss from operations for the nine months ended September 30, 2021, the shares of preferred stock were not deemed to be participating securities for the nine months ended September 30, 2021, pursuant to ASC 260. The Corporation’s participating securities contractually entitle the holders of such shares to participate in dividends but do not contractually require the holders of such shares to participate in losses of the Corporation.

Net loss attributable to the Corporation’s shareholders	$5,593,035
Weighted-average common shares outstanding - basic and diluted	35,216,000
Loss per common share - basic and diluted	$(0.16)

Options to purchase 10,062,381 shares of common stock and 20,604,636 shares of preferred stock were outstanding for the nine months ended September 30, 2021 but were not included in the computation of diluted net loss per share because their impact was antidilutive.

The following table sets forth the allocation of net income attributable to the Corporation’s shareholders for the nine months ended September 30, 2020 under the two-class method:

Net income attributable to the Corporation’s shareholders	$11,673,099
Net income attributable to the Corporation’s shareholders applicable to preferred stock	4,080,661
Net income attributable to the Corporation’s shareholders applicable to common stock	$7,592,438

The following table reconciles the weighted-average common shares outstanding used in the calculation of basic earnings per share (“EPS”) to the weighted-average common shares outstanding used in the calculation of diluted EPS for the nine months ended September 30, 2020:

Determination of shares:
Weighted-average common shares outstanding – basic	35,216,000
Assumed conversion of preferred stock	18,927,326
Dilutive effect of equity awards	4,353,350
Weighted-average common shares outstanding – diluted	58,496,676

The following table presents the calculation of basic and diluted EPS for the Corporation’s common stock for the nine months ended September 30, 2020:

Calculation of basic EPS attributable to the Corporation’s shareholders
Net income attributable to the Corporation’s shareholders applicable to common stock	$7,592,438
Weighted-average common shares outstanding – basic	35,216,000
Basic EPS	$0.22

Calculation of diluted EPS attributable to the Corporation’s shareholders
Net income attributable to the Corporation’s shareholders	$11,673,099
Weighted-average common shares outstanding – diluted	58,496,676
Diluted EPS	$0.20

F-38

(7) Equipment

As of September 30, 2021 and December 31, 2020, equipment was as follows:

	September 30, 2021	December 31, 2020
Laboratory equipment	$6,997,964	$5,205,346
Animal facility	6,267,498	3,371,125
Animal facility equipment	1,197,366	1,003,629
Construction-in-progress	4,922,079	6,729,673
Leasehold improvements	5,605,847	185,971
Vehicles	135,593	96,693
Office furniture and equipment	46,202	20,219
	25,172,549	16,612,656

Less: accumulated depreciation and amortization	2,604,072	1,767,186

	$22,568,477	$14,845,470

Depreciation and amortization expense for the nine months ended September 30, 2021 and 2020 was $868,630 and $223,888, respectively.

The Corporation has several ongoing construction projects related to the expansion of its operating capacity. As of September 30, 2021 and December 31, 2020, the Corporation’s construction-in-progress was as follows:

	September 30, 2021	December 31, 2020
200L commercial facility	$-	$4,148,113
200L commercial facility, equipment	1,658,189	486,381
New animal barn (#6)	-	1,551,167
New animal barn (#7)	2,093,263	-
New office space (at Headquarters)	-	477,907
New laboratory space (at Headquarters)	922,077	-
New laboratory space, equipment	60,448	-
Software	137,811	-
Other	50,291	66,105
Total construction-in-progress	$4,922,079	$6,729,673

Construction on the 200L commercial facility was completed in September 2021. As of September 30, 2021, validation of the 200L commercial facility equipment was still in progress and expected delivery and installation of the equipment is expected to be complete by December 31, 2021. Construction of the first new animal barn (#6) was completed in July 2021, and the second new animal barn (#7) is expected to be complete by December 31, 2021. Construction of the new office space (at Headquarters) was completed in August 2021. The new laboratory space (at Headquarters) is expected to be complete by December 31, 2021. Expected delivery, installation, and validation of equipment for the new laboratory space (at Headquarters) is expected to be complete in the first quarter of 2022. The installation and programming of the new ERP software (SAP) is expected to be complete in the third quarter of 2022.

F-39

(8) Leases

The Corporation’s leases are disclosed in the audited consolidated financial statements as of, and for the years ended, December 31, 2020 and 2019, included in the proxy statement/prospectus filed with the SEC on September 24, 2021.

The Corporation’s weighted-average remaining lease term and weighted-average discount rate for operating and finance leases as of September 30, 2021 were as follows:

	Operating	Finance
Weighted-average remaining lease term	2.66 years	16.98 years
Weighted-average discount rate	4.74%	7.70%

The table below reconciles the undiscounted future minimum lease payments under non-cancelable leases with terms of more than one year to the total lease liabilities recognized on the condensed consolidated balance sheet as of September 30, 2021:

	Operating	Finance
2021 (remaining three months)	$285,481	$128,861
2022	1,138,368	449,159
2023	1,067,594	406,339
2024	467,968	401,496
2025	-	401,496
Thereafter	-	5,185,990
Undiscounted future minimum lease payments	2,959,411	6,973,341
Less: Amount representing interest
Payments	(170,673)	(2,989,666)
Total lease liabilities	2,788,738	3,983,675
Less current portion	(1,035,211)	(180,243)
Noncurrent lease liabilities	$1,753,527	$3,803,432

Operating lease expense was approximately $789,000 and $491,000, respectively, for the nine months ended September 30, 2021 and 2020. Operating lease costs are included within research and development expenses on the condensed consolidated statements of operations.

Finance lease costs for the nine months ended September 30, 2021 and 2020 included approximately $124,000, for each period, in right-of-use asset amortization and approximately $228,000 and $232,000, respectively, of interest expense. Finance lease costs are included within research and development expenses on the condensed consolidated statements of operations.

Cash payments under operating and finance leases were approximately $836,000 and $372,000, respectively, for the nine months ended September 30, 2021. Cash payments under operating and finance leases were approximately $338,000 and $362,000, respectively, for the nine months ended September 30, 2020.

(9) Accrued Expenses and Other Current Liabilities

As of September 30, 2021 and December 31, 2020, accrued expenses and other current liabilities consisted of the following:

	September 30, 2021	December 31, 2020
Accrued vacation	$673,541	$438,936
Accrued payroll	208,105	314,451
Accrued construction-in-progress	87,926	637,776
Accrued supplies	1,261,696	301,989
Accrued contract manufacturing	1,709,964	-
Accrued clinical trial expense	338,802	-
Accrued outside lab services	85,764	-
Accrued professional services	470,476	120,744
Accrued animal care expense	128,028	-
Other accrued expenses	44,797	90,982

	$5,009,099	$1,904,878

F-40

(10) Debt

As of September 30, 2021 and December 31, 2020, debt was as follows:

	September 30, 2021	December 31, 2020
Tractor loan	$49,156	$49,156
PPP loan	-	661,612
Total debt	49,156	710,768

Less: current portion of debt	24,143	538,731

Long-term debt, net	$25,013	$172,037

In March 2021, the U.S. Small Business Administration (“SBA”) approved the forgiveness of the Paycheck Protection Program (“PPP”) Loan, plus accrued interest. The Corporation recorded a gain on extinguishment of PPP Loan of $661,612 for the forgiveness of the PPP Loan within other income on the condensed consolidated statement of operations for the nine months ended September 30, 2021.

Please refer to the audited consolidated financial statements as of, and for the years ended, December 31, 2020 and 2019, included in the proxy statement/prospectus filed with the SEC on September 24, 2021 for additional information on the Corporation’s debt.

(11) Stock Option Plan

On August 5, 2014, the Corporation approved a stock option grant plan (the “Plan”) for employees, directors, and non-employee consultants, which provides for the issuance of options to purchase common stock. The total shares authorized under the plan was originally 8,000,000; however, during 2019, the Plan was amended to increase the total shares authorized under the plan to 16,000,000.

Vesting of the stock options is based upon years of service (employment). As of September 30, 2021 and December 31, 2020, 7,896,284 and 6,882,575 stock options, respectively, were vested and exercisable. None of the vested stock options were exercised as of September 30, 2021 and December 31, 2020. As of September 30, 2021, the aggregate intrinsic value of stock options outstanding was $41,291,069, of which $7,209,646 was unvested and $34,081,423 was vested and exercisable.

The Corporation uses the Black Scholes model to estimate the fair value of the stock options granted. For stock options granted for the nine months ended September 30, 2021 and 2020, the Corporation utilized the following weighted-average assumptions: A risk free interest rate of 0.14% and 0.13%, respectively; expected term of 6.25 years (both years); expected dividend yield of 0% (both years); and a volatility factor of 99.7% and 106.1%, respectively. There were 651,527 in stock options forfeitures for the nine months ended September 30, 2021. There were no stock option expirations for the nine months ended September 30, 2021, and no stock option forfeitures or stock option expirations for the nine months ended September 30, 2020.

The expected term of the stock options was estimated using the “simplified” method, as defined by the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107, Share-Based Payment. The volatility assumption was determined by examining the historical volatilities for industry peer companies, as the Corporation does not have sufficient trading history for its common stock. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the options. The dividend assumption is based on the Corporation’s history and expectation of dividend payouts. The Corporation has never paid dividends on its common stock and does not anticipate paying dividends on its common stock in the foreseeable future. Therefore, the Corporation has assumed no dividend yield for purposes of estimating the fair value of the options.

F-41

Stock option activity for employees and non-employees under the Plan for the nine months ended September 30, 2021 was as follows:

		Weighted Average	Weighted Average
	Options	Fair Value	Exercise Price

Balance, December 31, 2020	8,815,992	$0.62	$0.60
Granted	1,897,916	$2.43	$1.78
Forfeited	(651,527)	$1.09	$1.04
Balance, September 30, 2021	10,062,381	$0.93	$0.79
Unvested at September 30, 2021	2,166,097	$1.94	$1.51
Vested and exercisable at September 30, 2021	7,896,284	$0.54	$0.52

Total unrecognized compensation cost related to non-vested stock options as of September 30, 2021 was approximately $4.2 million and is expected to be recognized within future operating results over a weighted-average period of 2.34 years. As of September 30, 2021, the weighted-average contractual term of the options outstanding was approximately 5.68 years. As of September 30, 2021, the weighted-average contractual term of the vested options was approximately 4.74. For the nine months ended September 30, 2021 and 2020, 837,319 shares and 791,367 shares, respectively, vested.

Stock-based compensation expense for the nine months ended September 30, 2021 and 2020 was as follows:

	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020

Research and development	$726,245	$491,092
General and administrative	936,965	549,684

Total	$1,663,210	$1,040,776

(12) Income Taxes

The tax provision for interim periods is determined using the estimated annual effective consolidated tax rate, based on the current estimate of full-year earnings before taxes, adjusted for the impact of discrete quarterly items.

The provision for income taxes was $0 for each of the nine months ended September 30, 2021 and 2020, and the effective tax rate for each of the nine months ended September 30, 2021 and 2020 was 0%. The Corporation continues to maintain a full valuation allowance on its net deferred tax assets. The Corporation has not recognized any reserves for uncertain tax positions.

Please refer to the audited consolidated financial statements as of, and for the years ended, December 31, 2020 and 2019, included in the proxy statement/prospectus filed with the SEC on September 24, 2021 for additional information on the Corporation’s income taxes.

(13) Related Party Transactions

The Corporation’s related party transactions are disclosed in the audited consolidated financial statements as of, and for the years ended, December 31, 2020 and 2019, included in the proxy statement/prospectus filed with the SEC on September 24, 2021. Since the date of such audited consolidated financial statements, there have been no significant changes to the Corporation’s related party transactions.

For the nine months ended September 30, 2021 and 2020, the Corporation paid consulting fees to a board member, Christine Hamilton, who is also an owner, of $19,000 and $19,000, respectively.

F-42

For the nine months ended September 30, 2020, the Corporation paid Network Plus, LLC (owner is the spouse of an employee) approximately $19,000 for IT assistance and computer setups. The spouse became an employee of the Corporation in July 2020, and there was no further activity with this vendor.

For the nine months ended September 30, 2021 and 2020, the Corporation made lease payments to Dakota Ag Properties of approximately $301,000 (for each period). Dakota Ag Investments (part of Dakota Ag Properties) is a shareholder and owner of the Corporation.

For the nine months ended September 30, 2021 and 2020, the Corporation made lease payments and lab supply payments to Sanford Health (which is a shareholder of the Corporation) totaling approximately $589,000 and $435,000, respectively.

For the nine months ended September 30, 2020, the Corporation made payments of approximately $1.4 million to Christiansen Land and Cattle, Ltd. (“CLC”), who are owners, members of the board of directors, and employees of the Corporation, in accordance with the loan agreement the Corporation had entered into with CLC. In July 2020, the note payable was paid in full.

(14) Commitments and Contingencies

The Corporation is not involved in any legal proceedings, investigations and claims which are expected to have a material adverse effect on its financial condition, results of operations or liquidity.

In April 2021, the Corporation entered into agreements that included other commitments of $4.5 million.

A description of the joint development agreement that the Corporation entered into in June 2019 is disclosed in the audited consolidated financial statements as of, and for the years ended, December 31, 2020 and 2019, included in the proxy statement/prospectus filed with the SEC on September 24, 2021. As of September 30, 2021, as a result of the Corporation’s work around SARS-2 and the JPEO contract (please refer to Note 5, Revenue, for additional information), this project remains on hold.

(15) Subsequent Events

In the preparation of the Corporation’s condensed consolidated financial statements, the Corporation completed an evaluation of the impact of subsequent events through December 3, 2021, which represents the date these condensed consolidated financial statements were available for issuance.

On October 22, 2021 (the “Closing Date”), the Corporation consummated the Business Combination, pursuant to the terms of the agreement and plan of merger, dated as of June 21, 2021 and as amended on August 12, 2021 by the first amendment to the Business Combination Agreement with BCYP and Merger Sub.

Pursuant to the Business Combination Agreement, on the Closing Date, (i) Merger Sub merged with and into the Corporation, with the Corporation as the surviving company in the Merger, and, after giving effect to such Merger, the Corporation was renamed SAB Sciences, Inc. and became a wholly-owned subsidiary of BCYP and (ii) BCYP changed its name to “SAB Biotherapeutics, Inc.” (“New SAB”).

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Effective Time”), (i) each share of the Corporation’s Common Stock and the Corporation’s Preferred Stock outstanding as of immediately prior to the Effective Time was exchanged for shares of common stock, par value $0.0001 per share, of New SAB based on the agreed upon Corporation’s equity value of $300 million (the “Equity Value”) and a conversion rate of $10.10; (ii) each outstanding vested and unvested option to purchase shares of the Corporation’s Common Stock was exchanged for a comparable option to purchase New SAB Common Stock, based on the Equity Value and a conversion rate of $10.10; and (iii) holders of vested options to purchase shares of the Corporation’s common stock received, in the aggregate, 1,507,124 restricted stock units (the “Earnout RSUs”) related to shares of New SAB Common Stock. Additionally, holders of the Corporation’s Common Stock and the Corporation’s Preferred Stock are entitled to receive their pro rata share of the shares of New SAB Common Stock that were issued into escrow at the Closing (the “Earnout Shares”) which will be released if certain conditions are met within the five-year period following the Closing (the “Earnout Period”). The total number of Earnout Shares and shares underlying the Earnout RSUs equaled 12,000,000 shares of New SAB Common Stock, in the aggregate.

No fraction of a share of New SAB Common Stock was issued at the Closing, and each person who was otherwise entitled to a fraction of a share of New SAB Common Stock (after aggregating all fractional shares of New SAB Common Stock that otherwise would be received by such holder) received the number of shares of New SAB Common Stock rounded in the aggregate to the nearest whole share of New SAB Common Stock.

F-43

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

SAB Biotherapeutics, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SAB Biotherapeutics, Inc. and Subsidiaries (“Company”) as of December 31, 2020, and the related consolidated statements of operations, changes in redeemable preferred stock and stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Mayer Hoffman McCann P.C.

We have served as the Company’s auditor since 2019.

San Diego, California

June 17, 2021

F-44

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

SAB Biotherapeutics, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of SAB Biotherapeutics, Inc. and Subsidiaries (“Company”) as of December 31, 2019, and the related consolidated statements of operations, changes in redeemable preferred stock and stockholders’ equity (deficit), and cash flows the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audit.

We conducted our audit in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Mayer Hoffman McCann P.C.

We have served as the Company’s auditor since 2019.

San Diego, California

June 17, 2021

F-45

SAB Biotherapeutics, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$12,610,383	$6,345,969
Accounts receivable, net	20,569,497	2,818,735
Prepaid expenses	1,275,134	124,004
Total current assets	34,455,014	9,288,708

Operating lease right-of-use assets	3,053,022	1,861,726
Financing lease right-of-use assets	4,184,427	4,349,463
Equipment, net	14,845,470	2,503,658
Total assets	$56,537,933	$18,003,555

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$7,382,361	$2,170,768
Notes payable - current portion	538,731	28,214
Note payable - related party	-	1,364,644
Operating lease liabilities, current portion	924,265	371,263
Finance lease liabilities, current portion	194,717	182,343
Due to related party	16,778	6,250
Deferred grant income	100,000	-
Accrued expenses and other current liabilities	1,904,878	494,554
Total current liabilities	11,061,730	4,618,036

Operating lease liabilities, noncurrent	2,372,777	1,519,366
Finance lease liabilities, noncurrent	3,923,554	4,118,272
Notes payable, noncurrent	172,037	53,448
Total liabilities	17,530,098	10,309,122

Commitments and contingencies (Note 16)

Redeemable preferred stock
Series A-2A Redeemable preferred stock; $0.0001 par value; 3,333,333 shares designated, issued, and outstanding at December 31, 2019; liquidation preference of $9,999,999 at December 31, 2019	-	9,999,999

Stockholders’ equity (deficit)
Series A Preferred stock; $0.0001 par value; 6,615,000 shares designated, issued, and outstanding at December 31, 2020 and 2019; liquidation preference of $6,615,000 at December 31, 2020 and 2019	662	662
Series A-1 Preferred stock; $0.0001 par value; 2,525,800 shares designated, issued, and outstanding at December 31, 2020 and 2019; liquidation preference of $4,752,040 at December 31, 2020 and 2019	253	253
Series A-2 Preferred stock; $0.0001 par value; 4,039,963 shares designated, issued, and outstanding at December 31, 2020 and 2019; liquidation preference of $12,119,889 at December 31, 2020 and 2019	404	404
Series A-2A Preferred stock; $0.0001 par value; 3,333,333 shares designated, issued, and outstanding at December 31, 2020; liquidation preference of $9,999,999 at December 31, 2020	333	-
Series B Preferred stock; $0.0001 par value; 8,571,429 shares designated at December 31, 2020 and 2019; 4,090,540 and 1,236,786 shares issued and outstanding at December 31, 2020 and 2019, respectively; liquidation preference of $14,316,890 and $4,328,751 at December 31, 2020 and 2019, respectively	409	124
Common stock; $0.0001 par value; 110,000,000 shares designated at December 31, 2020 and 2019; 35,216,000 shares issued and outstanding at December 31, 2020 and 2019	3,522	3,522
Additional paid-in capital	50,986,672	29,791,662
Accumulated deficit	(11,984,420)	(32,102,193)
Total stockholders’ equity (deficit)	39,007,835	(2,305,566)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$56,537,933	$18,003,555

See accompanying notes to the consolidated financial statements

F-46

SAB Biotherapeutics, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31, 2020	Year Ended December 31, 2019

Revenue
Grant revenue	$55,237,759	$3,441,807
Total revenue	55,237,759	3,441,807
Operating expenses
Research and development	27,908,659	8,019,705
General and administrative	6,772,303	4,095,642
Total operating expenses	34,680,962	12,115,347
Income (loss) from operations	20,556,797	(8,673,540)

Other income	3,996	2,594
Interest expense	(469,151)	(428,476)
Interest income	26,131	113,133
Net income (loss)	$20,117,773	$(8,986,289)

Earnings (loss) per common share attributable to the Corporation’s shareholders
Basic earnings (loss) per common share	$0.37	$(0.26)
Diluted earnings (loss) per common share	$0.35	$(0.26)

Weighted-average common shares outstanding - basic	35,216,000	35,216,000
Weighted-average common shares outstanding - diluted	58,051,614	35,216,000

See accompanying notes to the consolidated financial statements.

F-47

SAB Biotherapeutics, Inc. and Subsidiaries

Consolidated Statements of Changes In Redeemable Preferred Stock and Stockholders’ Equity (Deficit)

For the years ended December 31, 2020 and 2019

	Redeemable Preferred Stock		Stockholders’ Equity (Deficit)
	Series A-2A Redeemable Preferred Stock		Series A Preferred Stock		Series A-1 Preferred Stock		Series A-2 Preferred Stock		Series A-2A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2018	3,333,333	$9,999,999	6,615,000	$662	2,525,800	$253	4,039,963	$404	-	$-	-	$-	35,216,000	$3,522	$25,115,498	$(23,115,904)	$2,004,435
Issuance of preferred stock in private offerings, net of issuance cost of $23,852	-	-	-	-	-	-	-	-	-	-	1,236,786	124	-	-	4,304,776	-	4,304,900
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	371,388	-	371,388

Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(8,986,289)	(8,986,289)
Balance at December 31, 2019	3,333,333	$9,999,999	6,615,000	$662	2,525,800	$253	4,039,963	$404	-	$-	1,236,786	$124	35,216,000	$3,522	$29,791,662	$(32,102,193)	$(2,305,566)
Issuance of preferred stock in private offerings, net of issuance cost of $87,949	-	-	-	-	-	-	-	-	-	-	2,853,754	285	-	-	9,899,921	-	9,900,206
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	1,295,423	-	1,295,423
Termination of redemption feature	(3,333,333)	(9,999,999)	-	-	-	-	-	-	3,333,333	333	-	-	-	-	9,999,666	-	9,999,999

Net income	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	20,117,773	20,117,773
Balance at December 31, 2020	-	$-	6,615,000	$662	2,525,800	$253	4,039,963	$404	3,333,333	$333	4,090,540	$409	35,216,000	$3,522	$50,986,672	$(11,984,420)	$39,007,835

See accompanying notes to the consolidated financial statements.

F-48

SAB Biotherapeutics, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year ended December 31,	Year ended December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$20,117,773	$(8,986,289)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	383,142	197,210
Amortization of right-of-use assets	165,036	126,197
Stock-based compensation expense	1,295,423	371,388
Gain (loss) on sale of equipment	(2,252)	421
Changes in operating assets and liabilities
Accounts receivable	(17,750,762)	(2,562,909)
Prepaid expenses	(1,151,130)	(45,512)
Right-of-use assets - operating lease	215,122	(10,848)
Deferred income	100,000	-
Due to related party	10,528	(6,353)
Accounts payable	5,211,593	1,555,046
Accrued interest	-	3,580
Accrued expense and other current liabilities	1,410,324	143,628
Net cash provided by (used in) operating activities	10,004,795	(9,214,440)

Cash flows from investing activities:
Proceeds from the sale of equipment	9,000	-
Purchases of equipment	(12,731,702)	(608,748)
Net cash used in investing activities	(12,722,702)	(608,748)

Cash flows from financing activities:
Proceeds from sale of preferred stock, net of debt issuance costs	9,900,206	4,304,900
Proceeds from Paycheck Protection Program SBA Loan	661,612	-
Payments on related party notes payable	(1,364,644)	(405,112)
Payments of notes payable	(32,506)	(74,876)
Principal payments on finance lease	(182,347)	(143,284)
Net cash provided by financing activities	8,982,321	3,681,628
Net increase (decrease) in cash and cash equivalents	6,264,414	(6,141,560)

Cash and cash equivalents
Beginning of year	6,345,969	12,487,529
End of year	$12,610,383	$6,345,969

Supplemental disclosures
Cash paid for interest	$469,151	$428,476
Supplemental information on non-cash investing and finance activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$1,773,135	$1,979,801
Right-of-use assets obtained in exchange for financing lease liabilities	$-	$198,512

See accompanying notes to the consolidated financial statements.

F-49

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

(1) Nature of Business

SAB Biotherapeutics, Inc. (“SAB” or the “Corporation”) is a clinical-stage biopharmaceutical company focused on the development and commercialization of a portfolio of products from its proprietary immunotherapy platform to produce fully targeted human polyclonal antibodies, without using human plasma or serum. SAB’s novel DiversitAb™ platform enables the production of large amounts of targeted human polyclonal antibodies, leveraging transchromosomic cattle (Tc Bovine™) that have been genetically designed to produce human antibodies (immunoglobulin G) in response to an antigen. Animal antibodies have been made in rabbits, sheep and horses.

The COVID-19 pandemic continues to evolve, and the extent to which it may impact the Corporation’s business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. The Corporation is following, and will continue to follow, recommendations from the United States Centers for Disease Control and Prevention, as well as federal, state, and local governments. To date, the Corporation has not experienced material business disruptions, but it cannot be certain of the future impact of the COVID-19 pandemic on its business and consolidated financial statements.

(2) Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in preparation of the accompanying consolidated financial statements is set forth below.

Basis of presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Corporation’s financial position for the years presented.

Principles of consolidation

The accompanying consolidated financial statements include the results of the Corporation and its wholly owned subsidiaries, SAB Capra, LLC and Aurochs, LLC. Intercompany balances and transactions have been eliminated in consolidation.

Significant risks and uncertainties

The Corporation’s operations are subject to a number of factors that can affect its operating results and financial condition. Such factors include, but are not limited to, the results of research and development efforts, clinical trial activities of the Corporation’s product candidates, the Corporation’s ability to obtain regulatory approval to market its product candidates, competition from products manufactured and sold or being developed by other companies, and the Corporation’s ability to raise capital.

The Corporation currently has no commercially approved products and there can be no assurance that the Corporation’s research and development will be successfully commercialized. Developing and commercializing a product requires significant time and capital and is subject to regulatory review and approval as well as competition from other biotechnology and pharmaceutical companies. The Corporation operates in an environment of rapid change and is dependent upon the continued services of its employees and obtaining and protecting intellectual property.

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SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

Funding from government grants is not guaranteed to cover all costs, and additional funding may be needed to cover operational costs as we move forward to with our efforts to develop a commercially approved product.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and the disclosure of contingent assets and liabilities in the financial statements. The Corporation has used significant estimates in its determination of stock-based compensation assumptions, determination of the fair value of the Corporation’s common stock, determination of the incremental borrowing rate (“IBR”) used in the calculation of the Corporation’s right of use assets and lease liabilities, and the valuation allowance on deferred tax assets. Actual amounts realized may differ from these estimates.

Cash and cash equivalents

Cash equivalents include short-term, highly liquid instruments, consisting of money market accounts and short-term investments with original maturities at the date of purchase of 90 days or less.

Accounts receivable

Accounts receivable are carried at original invoice amount, less an allowance for doubtful accounts. The Corporation estimates an allowance for doubtful accounts for potential credit losses that are expected to be incurred, based on management’s assessment of the collectability of specific accounts, the aging of the accounts receivable, historical information and other currently available evidence. Receivables are written off when deemed uncollectible. To date, no receivables have been written off. The allowance for doubtful accounts was $0 as of December 31, 2020 and 2019.

Concentration of credit risk

The Corporation maintains its cash and cash equivalent balances in the form of business checking accounts and money market accounts, the balances of which, at times, may exceed federally insured limits. Exposure to credit risk is reduced by placing such deposits in high credit quality federally insured financial institutions.

The Corporation received approximately 96% and 85% of its total revenue through grants from government organizations during the years ended December 31, 2020 and 2019, respectively, and 4% and 12% of its total revenue through a grant from a non-government organization during the years ended December 31, 2020 and 2019, respectively.

Lease liabilities and right-of-use assets

The Corporation is party to certain contractual arrangements for equipment, lab space, and an animal facility, which meet the definition of leases under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 842, Leases (“ASC 842”). In accordance with ASC 842, the Corporation has, as of January 1, 2018 (the date of adoption), recorded right-of-use assets and related lease liabilities for the present value of the lease payments over the lease terms. The Corporation utilized the practical expedient regarding lease and non-lease components and has combined such items into a single combined component. The Corporation’s IBR was used in the calculation of its right of use assets and lease liabilities.

F-51

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

Research and development expenses

Expenses incurred in connection with research and development activities are expensed as incurred. These include licensing fees to use certain technology in the Corporation’s research and development projects, fees paid to consultants and various entities that perform certain research and testing on behalf of the Corporation, and expenses related to salaries, benefits, and stock-based compensation granted to employees in research and development functions.

During 2020 and 2019, the Corporation had contracts with multiple contract research organizations (“CRO”) to complete studies as part of research grant agreements. In the case of SAB-185, the CRO has been contracted and paid by the US government. For SAB-176, PPD Development, LP acting as the CRO oversaw the Phase 1 safety study. The terms of that agreement are subject to confidentiality, and the status of the agreement is that it is current, in good standing and approximately 90% of the contract has been paid through June 17, 2021. SAB has also contracted with hVIVO Services Limited to conduct the Phase 2a influenza study on SAB-176. The terms of that agreement are subject to confidentiality, and the status of the agreement is that it is current, in good standing and approximately 35% of the contract has been paid through June 17, 2021.

Equipment

The Corporation records equipment at cost less depreciation. Depreciation is calculated using straight-line methods over the following estimated useful lives:

Animal facility equipment	7 years
Laboratory equipment	7 years
Leasehold improvements	Shorter of asset life or lease term
Office furniture & equipment	5 years
Vehicles	5 years

Repairs and maintenance expenses are expensed as incurred.

Impairment of long-lived assets

The Corporation reviews the recoverability of long-lived assets, including the related useful lives, whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If necessary, the Corporation compares the estimated undiscounted future net cash flows to the related asset’s carrying value to determine whether there has been an impairment. If an asset is considered impaired, the asset is written down to fair value, which is based either on discounted cash flows or appraised values in the period the impairment becomes known. The Corporation believes that long-lived assets are recoverable, and no impairment was deemed necessary, during the years ended December 31, 2020 and 2019.

Stock-based compensation

FASB ASC Topic 718, Compensation—Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee and non-employee services are acquired. The Corporation recognizes compensation cost relating to stock-based payment transactions using a fair-value measurement method, which requires all stock-based payments to employees, directors, and non-employee consultants, including grants of stock options, to be recognized in operating results as compensation expense based on fair value over the requisite service period of the awards. The Corporation determines the fair value of stock-based awards using the Black-Scholes option-pricing model, which uses both historical and current market data to estimate fair value. The method incorporates various assumptions, such as the value of the underlying common stock, the risk-free interest rate, expected volatility, expected dividend yield and expected life of the options. For awards with performance-based vesting criteria, the Corporation estimates the probability of achievement of the performance criteria and recognizes compensation expense related to those awards expected to vest. No awards may have a term in excess of ten years. Forfeitures are recorded when they occur.

Income taxes

Deferred income taxes reflect future tax effects of temporary differences between the tax and financial reporting basis of the Corporation’s assets and liabilities measured using enacted tax laws and statutory tax rates applicable to the periods when the temporary differences will affect taxable income. When necessary, deferred tax assets are reduced by a valuation allowance, to reflect realizable value, and all deferred tax balances are reported as long-term on the consolidated balance sheet. Accruals are maintained for uncertain tax positions, as necessary.

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SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

The Corporation uses a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. The Corporation has elected to treat interest and penalties related to income taxes, to the extent they arise, as a component of income taxes.

Revenue recognition

The Corporation’s revenue is primarily generated through grants from government and other (non-government) organizations.

Grant revenue is recognized during the period that the research and development services occur, as qualifying expenses are incurred or conditions of the grants are met. The Corporation concluded that payments received under these grants represent conditional, nonreciprocal contributions, as described in ASC 958, Not-for-Profit Entities, and that the grants are not within the scope of ASC 606, Revenue from Contracts with Customers, as the organizations providing the grants do not meet the definition of a customer. Expenses for grants are tracked by using a project code specific to the grant, and the employees also track hours worked by using the project code.

Comprehensive income (loss)

The Corporation had no items of comprehensive income (loss) other than its net income (loss).

Litigation

From time to time, the Corporation is involved in legal proceedings, investigations and claims generally incidental to its normal business activities. In accordance with U.S. GAAP, the Corporation accrues for loss contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. Legal costs in connection with loss contingencies are expensed as incurred.

Earnings per share

In accordance with ASC 260, Earnings per Share (“ASC 260”), basic net income (loss) per share attributable to common stockholders is computed by dividing net income (loss) attributable to common stockholders by the weighted-average number of common stock outstanding during the period. Diluted net income (loss) per share attributable to common stockholders is computed by dividing the diluted net income (loss) attributable to common stockholders by the weighted-average number of common stock outstanding for the period including potential dilutive common shares such as stock options.

In 2019, the Corporation issued shares of preferred stock, which it determined qualified as participating securities, as defined in ASC 260. Under ASC 260, securities are considered participating securities if the securities may participate in undistributed earnings with common stock, whether that participation is conditioned upon the occurrence of a specified event or not. In accordance with ASC 260, a company is required to use the two-class method when computing net income (loss) per share when a company has securities that qualify as participating securities. The two-class method is an earnings allocation formula that determines net income (loss) per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to share in the earnings as if all income (loss) for the period had been distributed. Participating securities are included in the computation of basic net income (loss) per share using the two-class method. Under the two-class method, basic net income (loss) per share is computed by dividing net income (loss) attributable to the shareholders of the Corporation attributable to common stockholders by the weighted-average common shares outstanding during the period. Diluted net income (loss) per share for the Corporation’s common stock is computed using the more dilutive of the two-class method or the if-converted method.

F-53

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

Segment reporting

In accordance with ASC 280, Segment Reporting, the Corporation’s business activities are organized into one reportable segment, as only the Corporation’s operating results in their entirety are regularly reviewed by the Corporation’s chief operating decision maker to make decisions about resources to be allocated and to assess performance.

Fair value measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The following fair value hierarchy classifies the inputs to valuation techniques that would be used to measure fair value into one of three levels:

Level 1: Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs that reflect the reporting entity’s own assumptions.

As of December 31, 2020 and 2019, the Corporation does not have any assets and liabilities that are recorded at fair value on a recurring basis.

The Corporation believes that the carrying amounts of its cash and cash equivalents, accounts receivable, and debt approximate their fair values due to their near-term maturities.

Common stock valuations

The Corporation is required to periodically estimate the fair value of its common stock with the assistance of an independent third-party valuation expert when issuing stock options and computing its estimated stock-based compensation expense. The assumptions underlying these valuations represented management’s best estimates, which involved inherent uncertainties and the application of significant levels of management judgment.

In order to determine the fair value of its common stock, the Corporation considered, among other items, previous transactions involving the sale of the Corporation’s securities, the Corporation’s business, financial condition and results of operations, economic and industry trends, the market performance of comparable publicly traded companies, and the lack of marketability of the Corporation’s common stock.

Reclassification

The prior period amount of $3.4 million related to grant revenue was reclassified from other income to grant revenue on the consolidated statements of operations, as the services performed under the grants were consistent with the Corporation’s ongoing major or central operations during the year ended December 31, 2020, and the reclassification conforms the prior period presentation to the current period presentation. The reclassification had no effect on the prior period net loss or total stockholder’s deficit.

F-54

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

(3) New accounting standards

Recently-adopted standards

In July 2019, the FASB issued Accounting Standards Update (“ASU”) 2019-07, Codification Updates to SEC Sections—Amendments to SEC Paragraphs Pursuant to SEC Final Rule Releases No. 33-10532, Disclosure Update and Simplification, and Nos. 33-10231 and 33-10442, Investment Company Reporting Modernization, and Miscellaneous Updates (SEC Update), which clarifies or improves a variety of ASC disclosure and presentation requirements by aligning them with the regulations of the United States Securities and Exchange Commission (“SEC”), thereby eliminating redundancies and making the codification easier to apply. The guidance was effective upon issuance. The adoption did not have a material impact on the Corporation’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements on fair value measurements by removing, modifying, or adding certain disclosures. The guidance was effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption was permitted. The Corporation adopted the guidance as of January 1, 2020. The adoption did not have a material impact on the Corporation’s consolidated financial statements.

In June 2018, the FASB issued ASU 2018-08, Not-for-Profit Entities (Topic 958): Clarifying the Scope and the Accounting Guidance for Contributions Received and Contributions Made, which clarifies and improves the scope and the accounting guidance for contributions received and contributions made. The guidance should assist entities in: (1) evaluating whether transactions should be accounted for as contributions (nonreciprocal transactions) within the scope of ASC 958 or as exchange (reciprocal) transactions subject to other guidance; and (2) determining whether a contribution is conditional. Distinguishing between contributions and exchange transactions determines which guidance is applied. For resource recipients, ASU 2018-08 was effective for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Early adoption was permitted. The Corporation adopted the guidance as of January 1, 2019. The adoption did not have a material impact on the Corporation’s consolidated financial statements.

F-55

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of accounting for share-based payment arrangements to include share-based payment transactions for acquiring goods and services from nonemployees. The guidance was effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption was permitted. The Corporation adopted the guidance as of January 1, 2019, on a prospective basis. The adoption did not have a material impact on the Corporation’s consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost and replaces the existing incurred loss impairment model with an expected loss model. It also eliminates the concept of other-than-temporary impairment and requires credit losses related to available-for-sale debt securities to be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. These changes may result in earlier recognition of credit losses. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, which narrowed the scope and changed the effective date for non-public entities for ASU 2016-13. The FASB subsequently issued supplemental guidance, including ASU No. 2019-05, Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief (‘‘ASU 2019-05’’). ASU 2019-05 provides an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost. For public entities that are SEC filers, excluding entities eligible to be smaller reporting companies, ASU 2016-13 was effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. For all other entities, ASU 2016-13 is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption was permitted. The Corporation adopted the guidance as of January 1, 2020. The adoption did not have a material impact on the Corporation’s consolidated financial statements.

Standards issued not yet adopted

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by removing major separation models required under current GAAP. The guidance removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for such exception and simplifies the diluted earnings per share calculation in certain areas. The guidance is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted in annual reporting periods ending after December 15, 2020. The Corporation is currently evaluating its adoption of the guidance and the impact that the guidance may have on its consolidated financial statements. The Corporation believes that the adoption of the guidance will not have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC Topic 740, Income Taxes (“ASC 740”) and by clarifying and amending existing ASC 740 guidance. The guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2020. Early adoption is permitted. The Corporation is currently evaluating its adoption of the guidance and the impact that the guidance may have on its consolidated financial statements. The Corporation believes that the adoption of the guidance will not have a material impact on its consolidated financial statements.

(4) Revenue

During the years ended December 31, 2020 and 2019, the Corporation worked on the following grants:

F-56

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

Government grants

The total revenue for government grants was approximately $52,800,000 and $2,900,000 respectively, for the years ended December 31, 2020 and 2019.

National Institute of Health – National Institute of Allergy and Infectious Disease (“NIH-NIAID”) (Federal Award #1R44AI117976-01A1) – this grant was for $1.4 million and started in September 2019 through August 2021. For 2020 and 2019, there was approximately $228,000 and $343,000, respectively, in grant income recognized from this grant. Approximately $850,000 in funding remains for this grant for 2021.

NIH-NIAID (Federal Award #1R41AI131823-02) – this grant was for approximately $1.5 million and started in April 2019 through March 2021. For 2020 and 2019, approximately $99,000 and $97,000 respectively, in grant income was recognized from this grant. Approximately $1.1 million in funding remains for this grant for 2021.

NIH-NIAID through Geneva Foundation (Federal Award #1R01AI132313-01, Subaward #S-10511-01) – this grant was for approximately $2.7 million and started in August 2017 through July 2021. For 2020 and 2019, there was approximately $351,000 and $261,000, respectively, in grant income recognized from this grant. Approximately $1.6 million in funding remains for this grant for 2021.

Department of Defense, Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense Enabling Biotechnologies (“JPEO”) through Advanced Technology International – this grant was for a potential of $25 million, awarded in stages starting in August 2019 and with potential stages running through February 2023. Additional contract modifications were added to this contract in 2020 for work on a COVID therapeutic, bringing the contract total to $143 million. For 2020 and 2019, approximately $52.1 million and $2.2 million, respectively, in grant income recognized from this grant. Approximately $88.8 million in funding remains for this grant for 2021.

The grants for the JPEO contract are cost reimbursement agreements, with reimbursement of our direct research and development expense (labor and consumables) with an overhead charge (based on actual, reviewed quarterly) and a fixed fee (9%). However, a portion of the funding ($12 million in 2020) from this contract was for capacity building, including funding for equipment and facilities. A majority of this was for a 200L purification suite and two production barns, which are in locations that are currently leased by the corporation. While the government and SAB have agreed to negotiate in good faith to afford government access to this equipment, the corporation is allowed to use this equipment for any project. As a majority of the value is in leasehold improvements (and therefore cannot be returned to the government), the corporation is treating the assets as company owned, and recognized the proceeds from the reimbursement as revenue. Therefore, revenue significantly exceeded research and development, as there is no research and development cost to offset this $12 million in revenue.

Other grants (non-government)

The total revenue for other grants (non-government) was approximately $2.4 million and $500,000 respectively, for the years ended December 31, 2020 and 2019.

CSL Behring – there were three contracts for a combined $2.4 million that were started and completed in 2020. These contracts were related to research and development for a COVID-19 therapeutic ($2 million) and two other targets ($400,000).

Battelle Memorial Institute – this contract was for approximately $2.0 million, starting in April 2018 through January 2019. For 2019, there was $400,000 in income recognized from this contract, and the work for this contract was completed as of December 31, 2019.

Henry Jackson Foundation – this contract was for $250,000, starting in September 2018 through May 31, 2019. For 2019, there was $51,000 in income recognized from this contract, and the work for this contract was completed as of December 31, 2019.

F-57

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

(5) Earnings per share

The following table sets forth the allocation of net income attributable to the Corporation’s shareholders for the year ended December 31, 2020 under the two-class method:

Net income attributable to the Corporation’s shareholders	$20,117,773
Net income attributable to the Corporation’s shareholders applicable to preferred stock	7,134,840
Net income attributable to the Corporation’s shareholders applicable to common stock	$12,982,933

The following table reconciles the weighted-average common shares outstanding used in the calculation of basic earnings per share (“EPS”) to the weighted-average common shares outstanding used in the calculation of diluted EPS for the year ended December 31, 2020:

Determination of shares:
Weighted-average common shares outstanding - basic	35,216,000
Assumed conversion of preferred stock	19,353,143
Dilutive effect of equity awards	3,482,471
Weighted-average common shares outstanding - diluted	58,051,614

The following table presents the calculation of basic and diluted EPS for the Corporation’s common stock for the year ended December 31, 2020:

Calculation of basic EPS attributable to the Corporation’s shareholders
Net income attributable to the Corporation’s shareholders applicable to common stock	$12,982,933
Weighted-average common shares outstanding – basic	35,216,000
Basic EPS	$0.37

Calculation of diluted EPS attributable to the Corporation’s shareholders
Net income attributable to the Corporation’s shareholders	$20,117,773
Weighted-average common shares outstanding - diluted	58,051,614
Diluted EPS	$0.35

Since the Corporation reported a net loss for 2019, it was required by ASC 260 to use basic weighted-average common shares outstanding when calculating diluted net loss per share for the year ended December 31, 2019, as the potential common shares are antidilutive. In addition, since the Corporation reported a loss from operations for the year ended December 31, 2019, the shares of preferred stock were not deemed to be participating securities for the year ended December 31, 2019, pursuant to ASC 260. The Corporation’s participating securities contractually entitle the holders of such shares to participate in dividends but do not contractually require the holders of such shares to participate in losses of the Corporation.

In 2019, the Corporation issued shares of preferred stock, which it determined qualified as participating securities, as defined in ASC 260. Under ASC 260, securities are considered participating securities if the securities may participate in undistributed earnings with common stock, whether that participation is conditioned upon the occurrence of a specified event or not. In accordance with ASC 260, a company is required to use the two-class method when computing net income (loss) per share when a company has securities that qualify as participating securities. The two-class method is an earnings allocation formula that determines net income (loss) per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to share in the earnings as if all income (loss) for the period had been distributed. Participating securities are included in the computation of basic net income (loss) per share using the two-class method. Under the two-class method, basic net income (loss) per share is computed by dividing net income (loss) attributable to the shareholders of the Corporation attributable to common stockholders by the weighted-average common shares outstanding during the period. Diluted net income (loss) per share for the Corporation’s common stock is computed using the more dilutive of the two-class method or the if-converted method.

Options to purchase 6,748,250 shares and 17,750,882 shares of preferred stock were outstanding during the year ended December 31, 2019 but were not included in the computation of diluted net loss per share because their impact was antidilutive.

Net loss attributable to the Corporation’s shareholders	$8,986,289
Weighted-average common shares outstanding - basic and diluted	35,216,000
Loss per common share - basic and diluted	$(0.26)

F-58

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

(6) Equipment

As of December 31, 2020 and 2019, the Corporation’s equipment was as follows:

	2020	2019
Laboratory equipment	$5,205,346	$1,740,088
Animal facility	3,371,125	1,459,459
Animal facility equipment	1,003,629	540,000
Construction-in-progress	6,729,673	83,966
Leasehold improvements	185,971	34,285
Vehicles	96,693	22,710
Office furniture and equipment	20,219	11,347

Less: accumulated depreciation and amortization	1,767,186	1,388,197

Property, plant and equipment net	$14,845,470	$2,503,658

Depreciation and amortization expense for the years ended December 31, 2020 and 2019 was $383,142 and $197,210, respectively.

All tangible personal property with a useful life of at least three years and a unit acquisition cost of $5,000 or more will be capitalized and depreciated over its useful life using the straight-line method of depreciation. The Corporation will expense the full acquisition cost of tangible personal property below these thresholds in the year of purchase. The basis of accounting for depreciable fixed assets is acquisition cost and any additional expenditures required to make the asset ready for use. The carrying amount at the balance sheet date of long-lived assets under construction-in-progress includes assets purchased, constructed, or being developed internally that are not yet in service. Depreciation commences when the assets are placed in service.

The Corporation has several ongoing construction projects related to the expansion of its operating capacity. As of December 31, 2020 and December 31, 2019, the Corporation’s construction-in-progress was as follows:

	2020	2019
200L commercial facility	$4,148,113	$-
200L commercial facility equipment	486,381	-
New animal barn (#6)	1,551,167	-
New office space (at Headquarters)	477,907	-
Other	66,105	83,966
Total construction-in-progress	$6,729,673	$83,966

The 200L commercial facility and 200L commercial facility equipment are expected to be complete by the end of the third quarter of 2021. Construction of the new animal barn (#6) is expected to be completed in July 2021. Construction of the new office space (at Headquarters) is expected to be complete by the end of August 2021.

(7) Leases

The Corporation has an operating lease for lab space from Sanford Health (a related party), under a lease that started in June 2014 and ran through June 2019, at which time the lease was amended to run through August 2024. This lease can be terminated with 30 days advance written notice. The lease is for $58,496 per month. The operating lease does not include an option to extend beyond the life of the current term. The lease does not provide an implicit rate, and, therefore, the Corporation used an IBR of 4.77% as the discount rate when measuring the operating lease liability. The Corporation estimated the incremental borrowing rate based upon comparing interest rates available in the market for similar borrowings and the credit quality of the Corporation.

The Corporation entered into a lease for office, laboratory, and warehouse space in November 2020. This lease has a 3-year term, with options to extend for 3 additional periods of 3 years each. The options were not included in the right of use calculation as it is unclear as to whether or not the location will meet the Corporation’s requirements beyond the next three years. The lease cost is $28,716 per month. The Corporation used an IBR of 4.69% as the discount rate when measuring the operating lease liability. The Corporation estimated the incremental borrowing rate based upon comparing interest rates available in the market for similar borrowings and the credit quality of the Corporation.

F-59

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

The Corporation entered into a lease for barn space for the housing of goats in April 2020. This lease has a 2-year term, with automatic renewals for a one-year period after the initial term expires until either party terminates. The options were not included in the right of use calculation, as the goat project is mostly funded by government grants, and those grants do not currently extend beyond the initial lease term. The lease cost is $665 per month for the first year, then $678 per month for the second year. The Corporation used an IBR of 4.08% as the discount rate when measuring the operating lease liability. The Corporation estimated the incremental borrowing rate based upon comparing interest rates available in the market for similar borrowings and the credit quality of the Corporation.

The Corporation has the following finance leases:

●	In December 2018, the Corporation entered into a finance lease with Dakota Ag Properties for a new animal facility which includes the surrounding land. The facility and the land have been accounted for as separate lease components. The lease is based upon payback of $4,000,000 in construction costs, with a 20-year term at an interest rate of 8%. The monthly payment for this lease is $33,458. The Corporation has the option to purchase the asset at any time during the term of the lease for the balance of the unamortized lease payments.
●	In December 2018, the Corporation entered into an equipment lease for a 12,000-gallon propane tank that is located on the Corporation’s animal facility. The lease is for five years with an annual payment of $8,199. The Corporation has the option to purchase the asset at any time during the term of the lease for the balance of the unamortized lease payments.
●	In July 2018, the Corporation entered into a lease agreement with a bank, for a ruby cell analyzer. The lease agreement is for a five-year term. The monthly payment for this lease is $807. The Corporation has the option to purchase the asset at the end of the lease for $1.
●	In March 2019, the Corporation entered into two lease agreements for laboratory equipment. The leases are each for a 3-year term and a combined monthly payment of $5,956. Both leases have a $1 purchase option at the end of the lease term.

The lease agreements do not require material variable lease payments, residual value guarantees or restrictive covenants.

The amortizable lives of the operating lease assets are limited by their expected lease terms. The amortizable lives of the finance lease assets are limited by their expected lives, as the Corporation intends to exercise the purchase options at the end of the leases. The following is the estimated useful lives of the finance lease assets:

Animal Facility	40 years
Equipment	3 – 7 years
Land	Indefinite

The Corporation’s weighted-average remaining lease term and weighted-average discount rate for operating and finance leases as of December 31, 2020 are:

	Operating	Finance
Weighted-average remaining lease term	3.43 years	17.61 years
Weighted-average discount rate	4.75%	7.96%

The table below reconciles the undiscounted future minimum lease payments under non-cancelable leases with terms of more than one year to the total lease liabilities recognized on the consolidated balance sheet as of December 31, 2020:

	Operating	Finance
2021	$1,053,891	$490,848
2022	1,048,573	444,928
2023	989,107	406,339
2024	467,968	401,496
2025	-	401,496
Thereafter	-	5,185,990
Undiscounted future minimum lease payments	3,559,539	7,331,097
Less: Amount representing interest
payments	(262,497)	(3,212,826)
Total lease liabilities	3,297,042	4,118,271
Less current portion	(924,265)	(194,717)
Noncurrent lease liabilities	$2,372,777	$3,923,554

F-60

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

Operating lease expense was approximately $710,000 and $373,000, respectively, for the years ended December 31, 2020 and 2019. Operating lease costs are included within research and development expenses on the consolidated statements of operations.

Finance lease costs for the years ended December 31, 2020 and 2019 included approximately $163,000 and $140,000, respectively, in right-of-use asset amortization and approximately $445,000 and $316,000, respectively, of interest expense. Finance lease costs are included within research and development expenses on the consolidated statements of operations.

Cash payments under operating and finance leases were approximately $564,000 and $491,000, respectively, for the year ended December 31, 2020. Cash payments under operating and finance leases were approximately $327,000 and $491,000, respectively, for the year ended December 31, 2019.

(8) Accrued Expenses and Other Current Liabilities

As of December 31, 2020 and 2019, accrued expenses and other current liabilities consisted of the following:

	2020	2019
Accrued vacation	$438,936	$248,722
Accrued payroll	314,451	143,210
Accrued construction-in-progress	637,776	-
Accrued lab supplies	301,989	18,837
Accrued project consulting	120,744	5,352
Other accrued expenses	90,982	78,433
	$1,904,878	$494,554

(9) Debt

Note payable, related party

On February 24, 2016, the Corporation entered into a loan agreement with Christiansen Land and Cattle, Ltd. (“CLC”), a related party, for a $3.0 million revolving line of credit secured by a blanket security interest in the assets of the Corporation.

The Corporation borrowed $2.5 million from the line of credit in 2016, and $350,000 in 2017. The line of credit bears a fixed rate per annum of 6% compounded annually. The initial agreement was based upon repayment following a significant capital event – closing of equity or debt financing with total proceeds to the Corporation of $15 million or more or one year from the agreement date, whichever occurred first. The agreement was amended in August 2018 to extend the repayment timeframe to August 31, 2019. The first payment to repay this loan was made on August 31, 2018 ($1.0 million payment). Additional voluntary payments were being made at the rate of $30,000 per month. In August 2019, the agreement was amended to extend the maturity date to the earlier of August 31, 2020 or the occurrence of a significant capital event, as defined above. The note payable balance as of December 31, 2019 was $1,364,644, which included accrued interest of $3,580. In July 2020, the note payable was paid in full.

F-61

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

Notes payable

On November 15, 2017, the Corporation entered into a loan agreement with a bank, for the financing of an ultrasound machine for $18,997. The agreement was for a four-year term, with monthly payments of $440. The note payable had a balance as of December 31, 2019 of $9,203 and was paid off in full in September 2020.

In December 2017, the Corporation entered into two loan agreements with a financial institution. One agreement was for the purchase of a tractor for $116,661 at a 3.6% interest rate, and a second agreement for the purchase of a trailer, truck, scale, and chute for $47,721 at a 5.9% interest rate. The loan for the tractor included annual payments of $25,913 for the next five years starting in December 2018. The loan for the trailer, truck, scale, and chute included monthly payments of $920 for five years starting in January 2018 through December 2022. During 2019, the trailer, truck, scale, and chute loan was paid in full. The tractor loan balance as of December 31, 2020 and 2019 was $49,156 and $72,459, respectively.

On March 27, 2020, President Trump signed into law the “Coronavirus Aid, Relief and Economic Security Act (“CARES Act”). In April 2020, the Corporation entered into a loan agreement (the “PPP Loan”) with First Premier Bank under the Paycheck Protection Program (the “PPP”), which is part of the CARES Act administered by the United States Small Business Administration (“SBA”). As part of the application for these funds, the Corporation, in good faith, certified that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Corporation. The certification further requires the Corporation to take into account its current business activity and its ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. Under the PPP, the Corporation received proceeds of approximately $661,612. In accordance with the requirements of the PPP, the Corporation utilized the proceeds from the PPP Loan primarily for payroll costs. The PPP Loan has a 1.00% interest rate per annum, matures in April 2022 and is subject to the terms and conditions applicable to loans administered by the SBA under the PPP. Under the terms of PPP, all or certain amounts of the PPP Loan may be forgiven if they are used for qualifying expenses, as described in the CARES Act. The Corporation recorded the entire amount of the PPP Loan as debt. Under the terms of the PPP Loan, monthly payments of principal and interest were due to commence November 1, 2020, however, the SBA is deferring loan payments for borrowers who apply for loan forgiveness until the SBA remits the borrower’s loan forgiveness amount to the lender. No payments were made in 2020., and an application for forgiveness of the loan was completed.

The future loan payments are as follows:

Note Payable
2021	$538,731
2022	172,037
Total	$710,768

Please refer to Note 17, Subsequent Events, for additional information.

(10) Preferred Stock

In August 2019, the Corporation’s Certificate of Incorporation was amended to authorize the Corporation to issue 50,000,000 shares of preferred stock, of which 6,615,000 shares are designated as Series A preferred stock, 2,525,800 shares are designated as series A-1 preferred stock, 4,039,963 shares are designated as series A-2 preferred stock, 3,333,333 shares are designated as series A-2A preferred stock, and 8,571,429 shares are designated as series B preferred stock. The carrying value of Series A preferred stock is $1 per share, Series A-1 $1.88 per share, Series A-2 & A-2A $3.00 per share, and Series B $3.50 per share.

F-62

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

The preferred stock is entitled to receive noncumulative dividends in preference to any dividend on the common stock when, as, and if declared by the Corporation’s board of directors. The holders of the preferred stock also are entitled to participate pro rata in any dividends paid on the common stock on an as-if-converted basis.

Each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock that it could be converted into. As long as there are 8,000,000 shares of preferred stock outstanding, the vote or written consent of the holder of the majority of the outstanding preferred stock (all series voting as a single class) is required to approve any amendment of the certificate of incorporation that changes voting, preferences or privileges or restrictions of the preferred stock.

In the event of liquidation or winding up of the Corporation, the preferred stockholders also are entitled to receive in preference to the holders of the common stock the greater of: a) a per share amount equal to their respective original purchase price plus any declared but unpaid dividends (the “Liquidation Preference”); or b) the amount to be paid on the common stock on an as-if-converted basis. The remaining assets would be distributed to the common stockholders.

The holders of preferred stock have the right to convert the preferred stock into common stock, at any time, utilizing the then- effective conversion rate. The effective conversion rate as of December 31, 2020 and 2019 was 1:1. All preferred shares are automatically converted into common shares utilizing the then effective preferred conversion rate upon: a) the closing of the Corporation’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, covering the sale of the Corporation’s common stock if gross proceeds are at least $20,000,000 and the Corporation’s shares have been listed on a stock exchange, as defined; or b) the election of the holders of a majority of the outstanding shares of preferred stock.

With any change of control of the Corporation or financing, the preferred stockholders must approve through majority vote any such change in control or financing event approved by the board of directors or the majority of the common stockholders. The preferred stock contains certain anti-dilution provisions, as defined.

In addition to the rights described above, series A-2A preferred stock was redeemable at a price equal to $5 per preferred share at the option of the investor at any time during the redemption period, which was scheduled to commence in August 2022 and end in August 2023. As a result of the redemption feature, the Corporation classified the series A-2A preferred stock as mezzanine equity as of December 31, 2019. However, the redemption feature was terminated during 2020, and the series A-2A preferred stock was reclassified from mezzanine equity to permanent equity.

In 2019, 1,236,786 shares of series B preferred stock were sold in a private offering with gross proceeds of $4,328,752. In 2020, 2,853,754 shares of series B preferred stock were sold in a private offering with gross proceeds of $9,988,155. The debt issuance costs associated with the offering of the preferred stock were $87,949 in 2020 and $23,852 in 2019. The series B preferred stock bears all of the same rights described above, with the exception of the additional rights for the series A-2A preferred stock.

(11) Stock Option Plan

On August 5, 2014, the Corporation approved a stock option grant plan (the “Plan”) for employees, directors, and non-employee consultants, which provides for the issuance of options to purchase common stock. The total shares authorized under the plan was originally 8,000,000; however, during 2019, the Plan was amended to increase the total shares authorized under the plan to 16,000,000.

Vesting of the stock options is based upon years of service (employment). As of December 31, 2020 and 2019, 6,882,575 and 6,021,528 stock options, respectively, were vested and exercisable. None of the vested stock options were exercised as of December 31, 2020 and 2019. As of December 31, 2020, the aggregate intrinsic value of stock options outstanding was $11,256,034, of which $1,315,588 was unvested and $9,940,446 was vested and exercisable.

F-63

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

The Corporation uses the Black Scholes model to estimate the fair value of the stock options granted. For stock options granted during the years ended December 31, 2020 and 2019, the Corporation utilized the following weighted-average assumptions: A risk free interest rate of 0.13% and 1.58%, respectively; expected term of 6.25 years (both years); expected dividend yield of 0% (both years); and a volatility factor of 106.1% and 102.9%, respectively. There were no forfeitures or expirations during the years ended December 31, 2020 and 2019.

The expected term of the stock options was estimated using the “simplified” method, as defined by the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107, Share-Based Payment. The volatility assumption was determined by examining the historical volatilities for industry peer companies, as the Corporation does not have sufficient trading history for its common stock. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the options. The dividend assumption is based on the Corporation’s history and expectation of dividend payouts. The Corporation has never paid dividends on its common stock and does not anticipate paying dividends on its common stock in the foreseeable future. Therefore, the Corporation has assumed no dividend yield for purposes of estimating the fair value of the options.

Stock option activity for employees and non-employees under the Plan for the years ended December 31, 2020 and 2019 was as follows:

		Weighted Average	Weighted Average
	Options	Fair Value	Exercise Price

Balance, December 31, 2018	6,516,250	$0.35	$0.38
Granted	232,000	$1.01	$1.04
Balance, December 31, 2019	6,748,250	$0.38	$0.41
Granted	2,067,742	$1.60	$1.25
Balance, December 31, 2020	8,815,992	$0.62	$0.60
Unvested at December 31, 2020	1,933,417	$1.44	$1.20
Vested and exercisable at December 31, 2020	6,882,575	$0.39	$0.44

Total unrecognized compensation cost related to non-vested stock options as of December 31, 2020 was approximately $2,592,025 and is expected to be recognized within future operating results over a weighted-average period of 2.37 years. As of December 31, 2020, the weighted-average contractual term of the options outstanding was approximately 5.94 years. As of December 31, 2020, the weighted-average contractual term of the vested options was approximately 4.99 years. During the years ended December 31, 2020 and 2019, 861,047 shares and 636,530 shares, respectively, vested.

Stock-based compensation expense for the years ended December 31, 2020 and 2019 was as follows:

	2020	2019

Research and development	$635,824	$150,773
General and administrative	659,599	220,615

Total	$1,295,423	$371,388

F-64

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

(12) Income Taxes

Net deferred tax assets as of December 31, 2020 and 2019 consisted of the following:

	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$2,659,082	$6,438,409
Stock-based compensation	600,592	328,553
Vacation accrual	84,553	45,128
Lease Liability	727,587	467,139
Total deferred tax assets	4,071,814	7,279,229

Less valuation allowance	(2,320,958)	(6,563,244)
Total deferred tax assets after valuation allowance	$1,750,856	$715,985

Deferred tax liabilities:
Operating lease Right of Use Asset	641,135	390,962
Depreciation and amortization	1,109,721	325,023
Total deferred tax liabilities	1,750,856	715,985

Net deferred tax asset/(liability)	$-	$-

The reconciliation between the Corporation’s effective tax rate and the statutory tax rate of 21% includes the following significant items: changes in the valuation allowance and permanent items including meals and entertainment. The rate reconciliation was as follows:

	2020		2019
Rate reconciliation:
Net income before tax	$20,117,773		$(8,986,289)

Federal income tax at statutory rate	4,224,732	21.00%	(1,887,121)	21.00%
Permanent items	918	-0.01%	2,144	-0.02%
Valuation allowance	(4,225,651)	-21.00%	1,884,977	-20.98%
Other	1	0.00%	-	0.00%
	$-	0.00%	$-	0.00%

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical losses and the uncertainty of future taxable income over the periods which the Corporation will realize the benefits of its net deferred tax assets, management believes it is more likely than not that the Corporation will not fully realize the benefits on the balance of its net deferred tax asset and, accordingly, the Corporation has established a valuation allowance on it net deferred tax assets. The valuation allowance decreased by approximately $4,226,000 and increased by $1,885,000, respectively, for the years ended December 31, 2020 and December 31, 2019.

F-65

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

As of December 31, 2020, the Corporation had approximately $12,662,000 of federal net operating losses, which were generated after December 31, 2017 and can be carried forward indefinitely under the Tax Cuts and Jobs Act and may generally be used to offset up to 80% of future taxable income.

The Corporation has not completed a study to determine whether any ownership change per the provisions of Section 382 of the Internal Revenue Code of 1986, as amended, as well as similar state provisions, has occurred. Utilization of the Corporation’s net operating loss carryforwards may be subject to substantial annual limitation due to ownership changes that may have occurred or that could occur in the future. These ownership changes may limit the amount of the net operating loss carryover that can be utilized annually to offset future taxable income. In general, an “ownership change”, as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

U.S. GAAP provides that the tax effects from uncertain tax positions can be recognized in the consolidated financial statements only if the position is more likely than not of being sustained on audit, based on the technical merits of the position. As of December 31, 2020 and December 31, 2019, there were no uncertain tax provisions. There was no interest or penalties related to income taxes for the years ended December 31, 2020 and 2019, and there was no accrued interest or penalties associated with uncertain tax positions as of December 31, 2020 and December 31, 2019.

The Corporation files tax returns as prescribed by the laws of the jurisdictions in which it operates. In the normal course of business, the Corporation is subject to examination by federal and state jurisdictions, where applicable. The Corporation’s tax years are still open under the statute from 2017 to present. However, to the extent allowed by law, the taxing authorities may have the right to examine the period from 2015 through 2020 where net operating losses were generated and carried forward and make adjustments to the amount of the net operating loss carryforward amount. The Corporation is not currently under examination by federal or state jurisdictions.

As discussed in Note 9, Debt, on March 27, 2020, the CARES Act was enacted in response to the COVID-19 pandemic. It was determined the CARES Act did not materially impact the Corporation’s tax provision as of December 31, 2020.

(13) Related Party Transactions

The Corporation paid consulting fees to a board member, Christine Hamilton, who is also an owner, of $25,000 and $33,527, respectively, for the years ended December 31, 2020 and 2019. As of December 31, 2020 and 2019, there was $6,250 (both years) in accrued board member fees for this related party.

On an as needed basis, the Corporation engages Network Plus, LLC (owner is the spouse of an employee) for IT assistance and computer setups. There was approximately $20,000 and $40,000 in expenses, respectively, with this vendor in 2020 and 2019. The spouse became an employee of the Corporation in July 2020, so there will be no further activity with this vendor going forward.

As discussed in Note 7, Leases, the Corporation has a finance lease for the animal facility with Dakota Ag Properties. Dakota Ag Investments (part of Dakota Ag Properties) is a shareholder and owner of the Corporation.

As discussed in Note 7, Leases, the Corporation leases laboratory space from Sanford Health (which is a shareholder of the Corporation). Since the Corporation operates out of a building it shares with Sanford Health, the Corporation utilizes Sanford Health’s food services, medical services (shots and exams), and research services, as needed. Not including the lease payments, the combined expense of these services was approximately $152,000 and $190,000, respectively, for the years ended December 31, 2020 and 2019. The Corporation had approximately $10,000 in related party payables with Sanford Health as of December 31, 2020. There were no related party payables as of December 31, 2019.

F-66

SAb Biotherapeutics, Inc. and subsidiaries

Notes to consolidated financial statements

TK Concept was engaged by the Corporation for business consulting in 2019. The owner is a member of the board of directors. There was approximately $42,500 in expense with this vendor in 2019. There were no consulting expenses in 2020.

As discussed in Note 9, Debt, on February 24, 2016, the Corporation entered into a loan agreement with CLC for a $3.0 million revolving line of credit secured by a blanket security interest in the assets of the Corporation. The principal owners of CLC are owners, members of the board of directors, and employees of the Corporation. In July 2020, the note payable was paid in full. Please refer to Note 9, Debt, for additional information.

(14) Employee Benefit Plan

The Corporation sponsors a defined contribution retirement plan. All the Corporation’s employees are eligible to be enrolled in the employer-sponsored contributory retirement savings plan, which include features under Section 401(k) of the Internal Revenue Code of 1986, as amended, and provides for Corporation matching contributions. The Corporation’s contributions to the plan are determined by its Board of Directors, subject to certain minimum requirements specified in the plan. For the years ended December 31, 2020 and December 31, 2019 the Corporation made matching contributions of 100% on 3% of the employee contributions, with an additional 50% match on the next 2% of employee contributions, resulting in approximately $188,000 and $139,000, respectively, of matching contributions paid by the Corporation.

(15) Commitments and Contingencies

The Corporation is not involved in any legal proceedings, investigations and claims which are expected to have a material adverse effect on its financial condition, results of operations or liquidity.

(16) Joint Development Agreement

In June 2019, the Corporation entered into a joint development agreement with the University of South Dakota Research Park, Inc. (“USDRP”) for the construction of a multi-tenant office building and a manufacturing building. Pursuant to the agreement, the Corporation also entered into a lease agreement for 41,195 square feet of leasable area located in the building. The lease will commence upon completion of the building for an initial term of 12 years at a monthly payment of approximately $118,000. Aurochs, LLC, a wholly owned subsidiary, was founded to manage the construction funds for this project. All pre-construction costs up to a budgeted $2.7 million were paid directly by the Corporation and reimbursed by USDRP. As of December 31, 2019, the Corporation had approximately $1.14 million in pre-construction costs recorded as a receivable from USDRP, with approximately $1.14 million in related payables for these pre-construction costs. As of December 31, 2020, USDRP has spent approximately $2.12 million in design costs for this facility, with approximately $580,000 of the $2.7 million budget remaining. There were no receivables or payables for this project as of December 31, 2020. USDRP and the Corporation intend to secure outside funding for all expenses incurred after the pre-construction phase. If funding cannot be secured to finance the construction of this facility, the Corporation will not be required to refund any of the design costs incurred to date. Due to the work around SARS-2 and the JPEO contract (please refer to Note 4, Revenue, for additional information), this project is on hold until 2021.

(17) Subsequent Events

In the preparation of the Corporation’s consolidated financial statements, the Corporation completed an evaluation of the impact of subsequent events through June 17, 2021, which represents the date these consolidated financial statements were available for issuance.

In February 2021, the Corporation submitted a forgiveness application related to its PPP Loan. In March 2021, the SBA approved the forgiveness of the PPP Loan, plus accrued interest.

In April 2021, the Corporation entered into agreements that included other commitments of $4.5 million.

F-67

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee		$19,759.53
Accountants’ fees and expenses		*
Legal fees and expenses		*
Miscellaneous fees and expenses		*
Total expenses	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Class A Common Stock covered by this prospectus will be borne by the selling securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

II-1

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 15. Recent Sales of Unregistered Securities.

The following list sets forth information regarding all unregistered securities sold by us since January 1, 2018:

●	On November 12, 2020, BCYP issued 2,156,250 shares of BCYP common stock to the Sponsor for $25,000 in cash, or approximately $0.012 per share, in connection with formation.

●	On December 7, 2020, the Sponsor forfeited 161,719 shares of BCYP common stock to BCYP and Ladenburg and certain of its employees purchased an aggregate of 161,719 shares of BCYP common stock from BCYP at an average purchase price of approximately $0.012 per share, for an aggregate purchase price of $1,875.

●	On January 4, 2021, the Sponsor forfeited 28,750 shares of BCYP common stock to BCYP and Ladenburg and certain of its employees purchased from an aggregate of 28,750 shares of BCYP common stock at an average purchase price of approximately $0.008 per share, for an aggregate purchase price of $230. Following the 1/3 common stock dividend effected January 3, 2021 (as described herein), Ladenburg and certain of its employees then held an aggregate of 244,375 shares of BCYP common stock.

●	Simultaneously with the closing of the BCYP IPO, the Sponsor purchased an aggregate of 417,200 BCYP units, at a price of $10.00 per BCYP unit, for an aggregate purchase price of $4,172,000, in a private placement. A portion of the proceeds from the private placement was added to the proceeds from the BCYP IPO held in the Trust.

●	In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the Effective Time, (i) each share of common stock and preferred stock of OLD SAB outstanding as of immediately prior to the Effective Time was exchanged for shares of Common Stock based on Equity Value and a conversion rate of $10.10; (ii) each outstanding vested and unvested option to purchase shares of OLD SAB common stock was exchanged for a comparable option to purchase Common Stock, based on the Equity Value and a conversion rate of $10.10; and (iii) holders of vested options to purchase shares of OLD SAB common stock received, in the aggregate, 1,507,124 Earnout RSUs related to shares of Common Stock. Additionally, holders of OLD SAB common stock and preferred stock are entitled to receive their pro rata share of an aggregate of 12,000,000 Earnout Shares, which will be released if certain conditions are met within Earnout Period.

●	On the Closing Date, BCYP issued 247,525 shares of common stock to Chardan, as fees for their service as Merger and Acquisition Advisor and Capital Markets Advisor.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. We believe each of these transactions was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act (and Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

II-2

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits listed below are filed as part of this registration statement

		Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date
1.1	Underwriting Agreement dated January 11, 2021 between the Company and Ladenburg Thalmann & Co. Inc., as representatives of the underwriters.	8-K	001-39871	1.1	January 12, 2021

2.1+	Agreement and Plan of Merger, dated as of June 21, 2021, by and among Big Cypress Acquisition Corp., Big Cypress Merger Sub Inc, SAB Biotherapeutics, Inc., and Shareholder Representative Services LLC as the Stockholders’ Representative	8-K	001-39871	2.1+	October 28, 2021

2.2+	First Amendment to Agreement and Plan of Merger, dated August 12, 2021, by and among Big Cypress Acquisition Corp. and SAB Biotherapeutics, Inc.	8-K	001-39871	2.2+	October 28, 2021

3.1	Amended and Restated Certificate of Incorporation.	8-K	001-39871	3.1*	October 28, 2021

3.2	Amended and Restated Bylaws.	8-K	001-39871	3.2*	October 28, 2021

4.1	Specimen Unit Certificate of BCYP.	S-4	333-258869	4.1	September 22, 2021

4.2	Specimen Common Stock Certificate of BCYP.	S-4	333-258869	4.2	September 22, 2021

4.3	Specimen Warrant Certificate of BCYP (incorporated by reference to Exhibit 4.3 of BCYP’s Form S-1/A.	S-4	333-258869	4.3	September 22, 2021

4.4	Form of Warrant Agreement between BCYP and Continental Stock Transfer & Trust Company.	S-4	333-258869	4.4	September 22, 2021

5.1*	Opinion of Dentons US LLP.	S-4

10.1	Amended and Restated Registration Rights Agreement.	8-K	001-39871	10.1*	October 28, 2021

10.2¥	Employment Agreement, dated March 1, 2021, by and between SAB Biotherapeutics, Inc. and Eddie J. Sullivan.	8-K	001-39871	10.2*¥	October 28, 2021

10.3¥	Employment Agreement, dated March 1, 2021, by and between SAB Biotherapeutics, Inc. and Thomas Luke.	8-K	001-39871	10.3*¥	October 28, 2021

10.4¥	Employment Agreement, dated March 1, 2021, by and between SAB Biotherapeutics, Inc. and Charles H. Randall, Jr.	8-K	001-39871	10.4*¥	October 28, 2021

10.5¥	Employment Agreement, dated September 15, 2021, by and between SAB Biotherapeutics, Inc. and Russell Beyer.	8-K	001-39871	10.5*¥	October 28, 2021

10.6	Form of Indemnification Agreement.	8-K	001-39871	10.6*	October 28, 2021

10.7¥	SAB Biotherapeutics, Inc. 2021 Omnibus Equity Incentive Plan.	8-K	001-39871	10.7¥	October 28, 2021

10.8¥	SAB Biotherapeutics, Inc. 2021 Employee Stock Purchase Plan.	8-K	001-39871	10.8¥	October 28, 2021

10.9	Form of Securities Subscription Agreement, dated November 12, 2020, between the BCYP and Big Cypress Holdings LLC.	S-4	333-258869	10.3	September 22, 2021

10.10	Securities Purchase Agreement, dated December 7, 2020, between BCYP and Ladenburg Thalmann & Co. Inc. and certain of its employees.	S-4	333-258869	10.4	September 22, 2021

10.11	Placement Unit Subscription Agreement dated January 11, 2021 between the Company and Big Cypress Holdings LLC.	S-4	333-258869	10.5	September 22, 2021

10.12	BCYP Stockholders Support Agreement.	S-4	333-258869	10.7	September 22, 2021

10.13	SAB Stockholders Support Agreement.	S-4	333-258869	10.8	September 22, 2021

16.1	Letter to SEC from Marcum LLP	8-K	001-39871	16.1	October 28, 2021

23.1*	Consent of Marcum LLP.

23.2*	Consent of Dentons US LLP (included in Exhibit 5.1).

23.3*	Consent of Mayer Hoffman McCann P.C.

24.1*	Power of Attorney (included on a signature page of the initial filing of this Registration Statement)

*	Filed herewith.
+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

(b) Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

	(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

		(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Sioux Falls, State of South Dakota, on this 3rd day of December, 2021.

SAB BIOTHERAPEUTICS, INC.

By:	/s/ Eddie Sullivan
Eddie Sullivan
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eddie J. Sullivan and Russell Beyer and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eddie J. Sullivan, Ph.D.	President and Chief Executive Officer and Director	December 3, 2021
Eddie J. Sullivan, Ph.D.	(Principal Executive Officer)

/s/ Russell Beyer	Chief Financial Officer (Principal Financial Officer	December 3, 2021
Russell Beyer	and Principal Accounting Officer)

/s/ Samuel J. Reich	Director and Executive Chairman	December 3, 2021
Samuel J. Reich

/s/ David Link	Director	December 3, 2021
David Link

/s/ Christine Hamilton, MBA	Director	December 3, 2021
Christine Hamilton, MBA

/s/ William Polvino, MD, PhD	Director	December 3, 2021
William Polvino, MD, PhD

/s/ Jeffrey G. Spragens	Director	December 3, 2021
Jeffrey G. Spragens

/s/ Mervyn Turner, PhD	Director	December 3, 2021
Mervyn Turner, PhD

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